Exhibit 10.39

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

FOUNDING SPONSORSHIP AGREEMENT

BY AND BETWEEN

LA CLIPPERS LLC

AND

ASPIRATION PARTNERS, INC.

September 13, 2021

i

ii

Index of Exhibits:

Exhibit A –	Pre-Opening Advertising/Sponsorship Rights and Benefits

Exhibit B –	Post-Opening Advertising/Sponsorship Rights and Benefits

Exhibit C –	Master Services Agreement

iii

FOUNDING SPONSORSHIP AGREEMENT

THIS FOUNDING SPONSORSHIP AGREEMENT (this “Agreement”) is entered into as of September __, 2021 (the “Execution Date”), by and between LA Clippers LLC, a Delaware limited liability company (“Team Owner”), on behalf of itself and as marketing and servicing agent for, and on behalf of, Murphy’s Bowl LLC, a Delaware limited liability company that is an Affiliate of Team Owner (“Arena Owner”; each of Team Owner and Arena Owner are sometimes individually referred to herein as a “Team Party” and are collectively referred to herein as the “Team Parties”), and Aspiration Partners, Inc., a Delaware corporation (“Sponsor”). Sponsor and the Team Parties are collectively referred to herein as the “Parties”.

RECITALS

A. Team Owner is the owner and operator of the National Basketball Association (“NBA”) franchise known as the Los Angeles Clippers (the “Team”).

B. Arena Owner owns property in Inglewood, California where it intends to construct, operate and own a new multi-purpose entertainment and sports center (the “Arena”), with a currently anticipated completion date in August, 2024.

C. Prior to completion of the Arena, Arena Owner and Team Owner expect to enter into an agreement pursuant to which Arena Owner grants a license to Team Owner to use the Arena, including for the Team to play its home games at the Arena, upon completion of the Arena.

D. Pursuant to a letter agreement entered into between Arena Owner and Team Owner in anticipation of the arena use agreement described above, Arena Owner is granting to Team Owner the right to market and sell the advertising, sponsorship, promotional and hospitality rights associated with the Arena granted herein.

E. The Parties desire to set forth the terms and conditions upon which Sponsor will obtain from Team Owner, and Team Owner will grant to Sponsor, (i) certain advertising, sponsorship, promotional and hospitality rights held by Team Owner and associated with the Arena, and (ii) certain advertising, sponsorship, promotional and hospitality rights held by Team Owner and associated with the Team.

AGREEMENT

NOW THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

The following capitalized terms shall have the meanings set forth below when used in this Agreement.

“[***] Contract Year [***] Allocation” means $[***], which for purposes of this Agreement represents the value allocated to the [***] for the [***] Contract Year, which the Parties’ acknowledge and agree has been determined based on the [***] Allocation (including the annual average value basis over the Initial Period that is a part thereof).

“[***] Contract Year [***] Allocation” means the value allocated to the [***] for the [***] Contract Year pursuant to either (i) the good faith agreement of the Parties pursuant to Section 2.2(a) or (ii) an Initial Renewal Binding Determination pursuant to Section 2.2(c), as applicable.

“[***] Contract Year [***] Allocation” means the value allocated to the [***] for the [***] Contract Year pursuant to either (i) the good faith agreement of the Parties pursuant to Section 2.3(a) or (ii) a Second Renewal Binding Determination pursuant to Section 2.3(c), as applicable.

“AAA” is defined in Section 15.18(a).

“Additional Teams” means any professional, collegiate or amateur sports team (other than the Team), including any esports team, that plays all or a substantial portion of its home games at the Arena in any year or season during the Term.

“Advertising Copy” means any words, slogans, logos, designs, visual and audio content or comparable creative effort with respect to the advertising, marketing and promotion of Sponsor’s products and services in the Categories and Sponsor’s general corporate identity; including the use of Sponsor Marks, Arena Marks, Team Marks and Official Designations in connection with the foregoing in accordance with this Agreement.

“Affiliate” means, when used with reference to a specified Person, any Person who directly or indirectly controls, is controlled by or is under common control with the specified Person. For purposes of this definition, a Person “controls” another Person if it possesses, directly or indirectly, the power to direct (or cause the direction of) the management and policies of such Person (for example, through the ownership of voting securities or other equity interest, through representation on its board of directors or other governing body, or by contract) and “control”, “controlled”, “controlled by” and “under common control with” have meanings correlative thereto. Notwithstanding the foregoing two sentences, in no event shall any entity that is owned or affiliated with any equityholder of a Team Party but unrelated to the Team Parties be deemed an Affiliate of the Team Parties for purposes of this Agreement.

“Agreement” is defined in the Preamble.

“Arena” is defined in Recital B.

“Arena Campus Areas” means, collectively, (a) the Parking Facilities, (b) the Plaza and (c) all other areas immediately surrounding the Arena which are owned, operated or controlled by a Team Party (including, to the extent applicable, the Team offices and practice facility in the immediate surrounding area of the Arena). For the avoidance of doubt, the Arena Campus Areas shall not include The Forum.

“Arena Campus Event” means each sports, recreational, entertainment, cultural, civic and other event held at the Arena Campus Areas.

“Arena Event” means each ticketed sports, recreational, entertainment, cultural, civic and other event held at the Arena, including each Team home game, Additional Team home game and Other Event.

“Arena Gameday Takeover” is defined in Exhibit B.

“Arena Lender” means any one or more lenders (including their agents and trustees) that provide public or private financing, in the form of a loan, a private placement or public offering of debt securities or otherwise, to a Team Party or its Affiliate(s) (or for which Team Party or its Affiliate is otherwise responsible) with respect to construction and operation of, or the future improvements to or renovation of, the Arena (including any refinancing thereof).

“Arena Marks” means all Marks associated with the Arena and owned or controlled by Arena Owner.

“Arena Opening Date” means the date on which all of the following have occurred: (i) a certificate of occupancy, which may be a temporary certificate of occupancy pending issuance of the final certificate of occupancy, for the Arena has been obtained, (ii) all required NBA Entity approvals for use of the Arena as a venue for the hosting of NBA basketball games, and for the relocation of the Team to the Arena, have been obtained, and (iii) the Arena is open for its first public Arena Event.

“Arena Owner” is defined in the Preamble.

“Arena Suite License Agreement” is defined in Section 3.6.

“Arena Suite” is defined in Section 3.6.

“Arena Website” means the official website of the Arena.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by law to close. Any reference to days not specified as Business Days herein shall be deemed to mean calendar days.

“Carbon Footprint Reduction” is defined in the definition of Categories.

“Categories” means (i) financial services, including consumer (i.e., targeted at individuals) and business banking products (i.e., checking and savings products) (including online, wireless, and other similar digital banking tools and services (e.g., mobile applications and website) for consumers and businesses, including debit cards, online checking account services, online savings account services (e.g., in the case of third parties, Ally Bank online saving account) and online cash management account services, ATM machines and/or reverse ATM machines and lending services), securities sales and trading, securities clearing, exchanges, asset management services, investment management services, brokerage services, hedge funds, mutual funds, underwriting services and investment banking, providing 401(k) or worker’s compensation programs, credit cards, charge cards, affinity cards, gift checks/certificates/cards, travelers’ checks, stored value cards, pre-paid cards, digital wallets (e.g., in the case of third parties, Apple Pay and Google Pay) and/or peer-to-peer money movement applications (e.g., in the case of a third party, Venmo mobile application) for consumers and businesses, and investing and retirement services (including online, wireless and other similar digital retirement planning tools and services) for consumers (collectively, “Financial Services”), and (ii) comprehensive, broad-based carbon reduction services (i.e., providing analysis and consultation regarding, and facilitating and implementing, the reduction of carbon footprint in the aggregate) for consumers and businesses, including through the sale of carbon credits (“Carbon Footprint Reduction”). Notwithstanding the foregoing sentence, and for the avoidance of doubt, the Categories shall not include (a) insurance products and/or services, (b) cryptocurrency and/or blockchain technology, (c) lending services directed towards small and medium sized businesses, mortgage and/or home equity lending products and/or services, auto lending products and/or services, or education lending products and/or services, and in each of the foregoing cases the use of stored value cards with respect to loans in connection therewith, (c) mobile payment methods that are limited to a specific retailer (e.g., in the case of third parties, the Starbucks mobile app), (d) money orders and/or wire transfers, (e) devices that have other uses and are incidentally used to implement payment method services at points of sale, such as mobile phones and tablets, (f) employee payroll solutions, human resources solutions or talent management solutions (e.g., in the case of third parties, ADP, Workday and Ultimate Software), (g) payment processing and/or credit card processing solutions (e.g., in the case of third parties, Square, Stripe, Shift4 Payments, Visa and American Express), (h) coupons available online (including via mobile or website) and/or online deal-finding tools (including via mobile or website) (e.g., in the case of third parties, Groupon), (i) any products and/or services that are designed to reduce, or otherwise directly or indirectly contribute to reducing, the carbon footprint of consumers and/or businesses (including recycling products and/or services, waste management products and/or services, solar panel and other clean or renewable energy products and/or services, electricity provider products and/or services, including with respect to establishing, maintaining or contributing toward a microgrid and/or energy efficiency (e.g., in the case of third parties, Southern California Edison and Schneider Electric), electric vehicles, battery and/or battery storage products and/or services, and/or engineering, designing, developing and/or manufacturing sustainable products (and providing services related thereto)), (j) financial management and compliance services (including software, online, wireless and other similar digital tools and services (e.g., mobile applications and websites) used to provide such services), including (1) tax preparation services and the use of stored value cards with respect to tax refunds in connection therewith (e.g., in the case of third parties, H&R Block and KPMG), (2) bookkeeping and accounting services (e.g., in the case of third parties, QuickBooks), (3) financial management services (including services to provide customized budgets, track spending and/or monitor consumer subscriptions) and (4) credit score and/or credit check services, (k) software, online, wireless, and other similar digital marketplaces and lead generation portals that provide insight into, and other tools to compare, financial products (e.g., in the case of third parties, NerdWallet), (l) financial management and compliance services, (m) software, online, wireless, and other similar digital marketplaces and lead generation portals that provide insight into, and other tools to compare, financial products (e.g., in the case of third parties, NerdWallet), (n) customer relationship management tools and services (e.g., in the case of third parties, Salesforce, Oracle), including technology solutions for automating or otherwise managing marketing and/or communication processes between a user and known recipients (e.g., in the case of third parties, Constant Contact) and/or (o) corporate and transactional legal services (e.g., corporate entity formation documents, obtaining legal licenses).

“Claims” is defined in Section 11.1.

“Complex” The entire entertainment district owned, controlled and/or operated by the Team Parties in Inglewood, California.

“Contract Year” means each twelve (12) month period of the Term commencing on July 1 of the applicable calendar year and ending on June 30 of the immediately following calendar year; provided, however, that the first Contract Year shall commence on the Execution Date and end on the June 30 immediately following the Execution Date and the last Contract Year shall end on the later (x) of June 30, [***] and (y) the day after the last Team home game for the [***] NBA season.

“CPI Adjustment” is defined in Exhibit A.

“Event” means each Arena Campus Event and Arena Event.

“Execution Date” is defined in the Preamble.

“Financial Services” is defined in the definition of Categories.

“Force Majeure Event” is defined in Section 10.1.

“Forum” means the entertainment venue located at 3900 W Manchester Blvd. in Inglewood, California (currently known as The Forum).

“Historical Use” means use of the Arena Marks licensed, and materials regarding the Arena developed and/or created hereunder, for informational, archival and historical reference purposes, including (i) for providing commentary regarding the sponsorship of the Arena by Sponsor, (ii) retrospective or commemorative events taking place at the Arena and (iii) the preparation, publication, sale or distribution of any such materials (including any such literary, photographic, video, digital or other works) that discuss or otherwise depict the Arena and its history.

“Homepage Takeover” is defined on Exhibit B.

“Initial Naming Rights Sponsor” means the Person to which the Team Parties have granted naming rights with respect to the Arena as of the Execution Date, but only as long as such Person remains the initial naming rights sponsor of the Arena. For the avoidance of doubt, any Person that replaces the Initial Naming Rights Sponsor as the naming rights sponsor of the Arena shall not be deemed to be the Initial Naming Rights Sponsor.

“Initial Period” is defined in Section 2.1.

“Initial Renewal Binding Determination” is defined in Section 2.2(c).

“Initial Renewal Period” is defined in Section 2.2(a).

“Instagram & Facebook Story Takeover” is defined on Exhibit B.

[***] means an amount equal to a total sum of $[***] during the Initial Period, which for purposes of this Agreement represents the value allocated to the [***] during the Initial Period, which the Parties’ acknowledge and agree has been determined based on an annual average value basis of $[***] over the Initial Period.

“[***] Period” is defined in Section 2.1.

“League Circumstance” is defined in Section 15.16(c).

“Make Goods” means make good rights or benefits that are substantially equivalent in value to the rights or benefits that are otherwise required to be, but for the reasons set forth in the applicable provisions of this Agreement are not, provided by the Team Parties to Sponsor hereunder.

“Marks” means designs, logos, service marks, corporate or trade names, trademarks or other identification marks.

“Master Services Agreement” means that certain Sustainability Master Services Agreement by and among Aspiration Sustainability Impact Services, LLC, a Delaware limited liability company and wholly owned direct subsidiary of Sponsor, and the Team Parties, of even date herewith attached hereto as Exhibit C.

“NBA” is defined in Recital A.

“NBA Content” is defined in Section 9.1(b).

“NBA Entities” means the NBA, NBAP, NBA Media Ventures, LLC, NBA Development League Holdings, LLC, NBA Store, LLC, Planet Insurance Ltd., NBA China, L.P., NBA 2K League LLC, and any other entity formed generally by the NBA teams after the Execution Date, and any subsidiary or Affiliate of any of the foregoing.

“NBA Imagery and Products” is defined in Section 9.4(b).

“NBA Rules and Regulations” means the Constitution and By-Laws of the NBA, the governing documents of the NBA Entities, all present rules, regulations, memoranda, resolutions, policies and directives of the NBA Entities, the NBA Board of Governors or the NBA Commissioner, and any other agreements and arrangements to which any Team Party is subject or by which its assets are bound with or in favor of any of the NBA Entities, and any agreements or arrangements to which the NBA teams generally or any of the NBA Entities are bound in each of the foregoing cases, as they presently exist or as they may, from time to time, be entered into, created, adopted or amended, including (i) any new media or Internet related rules, regulations or agreements and (ii) any rules limiting the non-U.S. territories (if any) where Team rights can be exploited and actions can be taken.

“NBAP” is defined in Section 9.1(b).

“Negotiation Period” is defined in Section 2.2(a).

“Notice of Arbitration” is defined in Section 15.18(a).

“Official Designations” is defined in Section 3.2(b).

“Other Events” is defined in Section 4.2(a).

“Parking Facilities” means the parking facilities used in connection with the Arena that are owned, controlled and/or operated by a Team Party, which, as of the Execution Date, are contemplated to be the West Parking Garage(s) to be located at the intersection of Prairie Avenue and Century Boulevard, the South/VIP Garage to be located at the intersection of Prairie Avenue and 102nd Street and the East Parking Garage to be located on Century Boulevard between Doty Avenue and Yukon Avenue.

“Parties” is defined in the Preamble.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated association, corporation or other entity or any governmental authority or agency.

“Plaza” means the public pedestrian plaza adjacent to the Arena (including any retail or dining establishments developed thereon) that is owned, controlled and/or operated by a Team Party.

“Receiving Party” is defined in Section 15.7.

“Required Purchase Amount” is defined in Section 7.2(j).

“Rights Fees” is defined in Section 6.1.

“Rules” is defined in Section 15.18(a).

“Sales Center” is defined on Exhibit A.

“Second Renewal Binding Determination” is defined in Section 2.3(c).

“Second Renewal Period” is defined in Section 2.3(a).

“Signs” is defined in Section 3.3(a).

“Sponsor” is defined in the Preamble.

“Sponsor Default” is defined in Section 14.1(a).

“Sponsor Events” is defined on Exhibit B.

“Sponsor Indemnitees” is defined in Section 11.1.

“Sponsor Marks” means all Marks associated with Sponsor and owned or controlled by Sponsor.

“Sponsor Video Days” is defined on Exhibit B.

“STAPLES Center” means the entertainment venue located at 1111 S Figueroa Street in Los Angeles, California (currently known as STAPLES Center).

“STAPLES Center Gameday Takeover” is defined on Exhibit A.

“STAPLES Center Suite License Agreement” is defined in Section 3.6.

“STAPLES Center Suite” is defined in Section 3.6.

“Suite License Agreement” is defined in Section 3.6.

“Suites” is defined in Section 3.6.

“Team” is defined in Recital A.

“Team Marks” means all Marks associated with the Team and owned or controlled by Team Owner or an NBA Entity.

“Team Opening Date” is defined in Section 7.1(g).

“Team Owner” is defined in the Preamble.

“Team Parties” and “Team Party” are defined in the Preamble.

“Team Party Default” is defined in Section 14.2(a).

“Team Party Indemnitees” is defined in Section 11.2.

“Team Website” means the official website of the Team (currently, www.clippers.com).

“Term” is defined in Section 5.1.

“Territory” means (i) global with respect to rights associated with the Arena and the Arena Campus Areas and (ii) the Team’s local marketing territory pursuant to NBA Rules and Regulations with respect to rights associated with the Team.

“Third Renewal Binding Determination” is defined in Section 2.4(c).

“Third Renewal Period” is defined in Section 2.4(a).

“Work Stoppage” is defined in Section 8.1.

ARTICLE II

[***]

Section 2.1 Initial Period. Subject to NBA Rules and Regulations, solely to the extent that this Agreement has not been earlier terminated, Sponsor will be the exclusive sponsor of the [***] commencing on July 1, [***] and ending on June 30, [***] (the “Initial Period”), unless extended in accordance with this Article II (the Initial Period, as it may be extended pursuant to Sections 2.2, 2.3 and 2.4, the “[***] Period”).

Section 2.2 Initial Renewal.

(a) So long as this Agreement has not previously been terminated in accordance with its terms, if, as of January 1, [***], the Team Parties believe in good faith that the [***] Contract Year [***] Allocation is lower than the fair market value of the [***] (as determined on an average annual basis over the Initial Renewal Period (as defined below)), then the Parties shall, upon written notice provided by Team Owner to Sponsor, enter into a three (3) month exclusive negotiation period (a “Negotiation Period”) for an extension of the [***] Period such that the expiration date of the [***] Period would be extended from June 30, [***] to June 30, [***]; provided, that a condition of any such extension of the [***] Period shall be Sponsor agreeing to increase the Rights Fees payable hereunder for the period effective commencing with the first day of the [***] Contract Year (i.e., the Contract Year commencing on July 1, [***]) and ending on the last day of the [***] Contract Year (i.e., the Contract Year commencing on July 1, [***]) (the “Initial Renewal Period”) to reflect the fair market value of the [***] (as determined on an average annual basis over the Initial Renewal Period), as mutually agreed to by the Parties in good faith.

(b) During the Negotiation Period, Team Owner shall also provide to Sponsor a proposal for Make Goods which, in the Team Owner’s good faith determination, have an aggregate value for the [***] Contract Year that is at least equal to the [***] Contract Year [***] Allocation for the [***] related rights and benefits hereunder, and the Parties shall attempt in good faith to agree upon such Make Goods. If the Parties, despite such good faith efforts, do not agree upon such Make Goods within thirty (30) days of Team Owner’s initial proposal of such Make Goods, then the Parties agree that designated senior executives for Team Owner and Sponsor shall negotiate in good faith for resolution of the disagreement for the remainder of the Negotiation Period (but, for the avoidance of doubt, for a period of not less than thirty (30) days) and try to reach a mutually agreeable resolution.

(c) If the Parties have not entered into a binding agreement to extend the [***] Period by the conclusion of such Negotiation Period, then either Party may submit the dispute to arbitration pursuant to Section 15.18, whereby the arbitrator, in accordance therewith, shall determine the fair market value of the [***] (as determined on an average annual basis over the Initial Renewal Period), the value allocated to the [***] for each Contract Year during the Initial Renewal Period (including, for the avoidance of doubt, the [***] Contract Year [***] Allocation), and any corresponding increase in the Rights Fees required to reflect the foregoing, and the Parties agree that, if, and only if, the arbitrator determines that fair market value of the [***] (as determined on an average annual basis over the Initial Renewal Period) represents an amount that is greater than the [***] Contract Year [***] Allocation, such determination (and the corresponding increases in Rights Fees) shall represent a binding determination of the fair market value of the [***] (as determined on an average annual basis over the Initial Renewal Period) (an “Initial Renewal Binding Determination”).

(d) If there is an Initial Renewal Binding Determination, Sponsor shall, at its option, elect to either (1) extend the [***] Period for the Initial Renewal Period and agree to increase the Rights Fees payable by Sponsor hereunder for the Initial Renewal Period to reflect the fair market value of the [***] (including the value allocated to the [***] for each Contract Year during the Initial Renewal Period) as represented by the Initial Renewal Binding Determination (e.g., by way of example only, if the fair market of the [***] (as determined on an average annual basis over the Initial Renewal Period) pursuant to the Initial Renewal Binding Determination is $[***] and the value allocated to the [***] for the [***] Contract Year is $[***] and increases by $[***] per each subsequent Contract Year during the Initial Renewal Period, then (A) the Rights Fees payable by Sponsor during the Initial Renewal Period would be increased as follows: (i) by $[***] for the [***] Contract Year, (ii) by $[***] for the [***] Contract Year, (iii) by $[***] for the [***] Contract Year, (iv) by $[***] for the [***] Contract Year and (v) by $[***] for the [***] Contract Year and (B) the [***] Contract Year [***] Allocation shall be $[***]) or (2) allow the [***] Period to expire, effective as of June 30, [***], in which case the Rights Fees payable by Sponsor hereunder will remain as set forth in Section 6.1(a) for the Initial Renewal Period, and Sponsor shall receive the Make Goods agreed to pursuant to Section 2.2(b) (subject to Section 2.2(e)), which such Make Goods shall, subject to Section 2.2(e), be provided by the Team Parties to Sponsor each Contract Year for the duration of the Term. Sponsor must provide written notice to Team Owner of its election within ten (10) Business Days after an Initial Renewal Binding Determination and upon Sponsor’s delivery of such written notice to Team Owner, Sponsor’s decision shall be deemed to be automatically binding on the Parties; provided, that if Sponsor fails to provide such written notice to Team Owner within such ten (10) Business Day period, Sponsor shall be deemed to have elected to extend the [***] Period for the Initial Renewal Period in accordance with clause (1) of the immediately foregoing sentence and the foregoing election shall be automatically binding on the Parties.

(e) If Sponsor elects to allow the [***] Period to expire in accordance with Section 2.2(d), beginning on the date on which Sponsor delivers written notice of its election to allow the [***] Period to expire, Team Owner may begin negotiations, and, subject to NBA Rules and Regulations, shall be free to enter into a binding agreement, with third parties for the right to be the exclusive sponsor of the [***], with such sponsorship commencing (and which such sponsorship shall not be publicly disclosed by the Team Parties or such third party sponsor or any of their respective representatives) no earlier than July 1, [***] (unless this Agreement is terminated earlier in accordance with its terms) and, notwithstanding the foregoing sentence, unless this Agreement is otherwise terminated in accordance with its terms, the Term shall continue in full force and, pursuant to Section 2.2(b), Team Owner shall offer Sponsor Make Goods with an aggregate value for the [***] Contract Year that is at least equal to the [***] Contract Year [***] Allocation for the [***] related rights and benefits hereunder that Sponsor cannot and will not receive as a result thereof. For the avoidance of doubt, the rights and benefits set forth in Article III and Exhibit B (as may be modified pursuant to Section 3.1) that are not specific to the [***] will remain in effect and will not be considered part of the Make Goods for the [***] related rights and benefits, but such Make Goods provided hereunder shall be provided by the Team Parties to Sponsor each Contract Year for the duration of the Term. If the Parties, despite the good faith efforts described in Section 2.2(b), do not agree upon such Make Goods during the Negotiation Period, either Party may submit the dispute regarding such Make Goods to binding arbitration pursuant to Section 15.18, whereby the arbitrator, in accordance therewith, shall determine whether the aggregate value of the Make Goods for the [***] Contract Year being offered by Team Owner to Sponsor pursuant to Section 2.2(b) and this Section 2.2(e) is at least equal to the [***] Contract Year [***] Allocation. If the arbitrator determines that the aggregate value of the Make Goods for the [***] Contract Year being offered by Team Owner to Sponsor pursuant to this Section 2.2(e) is at least equal to the [***] Contract Year [***] Allocation, Team Owner shall not be deemed in breach of this Agreement due to the failure to provide Sponsor with sufficient Make Goods in replacement of the [***] related benefits set forth herein due to the [***] Period expiring so long as Team Owner otherwise complies with this Section 2.2. If the arbitrator determines that the aggregate value of the Make Goods for the [***] Contract Year being offered by Team Owner to Sponsor pursuant to Section 2.2(b) and this Section 2.2(e) is less than the [***] Contract Year [***] Allocation, Team Owner shall be required to offer additional Make Goods to Sponsor to the extent necessary for Team Owner to have provided to Sponsor Make Goods with an aggregate value for the [***] Contract Year equal to the [***] Contract Year [***] Allocation and such revised offer of Make Goods by Team Owner to Sponsor shall be subject to the provisions of this Section 2.2(e).

Section 2.3 Second Renewal.

(a) If, and only if, the Parties agree to extend the [***] Period in accordance with Section 2.2 such that the expiration date of the [***] Period is extended for the Initial Renewal Period, and so long as this Agreement has not previously been terminated in accordance with its terms, if, as of January 1, [***], the Team Parties believe in good faith that the [***] Contract Year [***] Allocation is lower than the fair market value of the [***] (as determined on an average annual basis over the Second Renewal Period (as defined below)), then the Parties shall, upon written notice provided by Team Owner to Sponsor, enter into a Negotiation Period for an extension of the [***] Period such that the expiration date of the [***] Period would be extended from June 30, [***] to June 30, [***]; provided, that a condition of any such extension of the [***] Period shall be Sponsor agreeing to increase the Rights Fees payable hereunder for the period effective commencing with the first day of the [***] Contract Year (i.e., the Contract Year commencing on July 1, [***]) and ending on the last day of the [***] Contract Year (i.e., the Contract Year commencing on July 1, [***]) (the “Second Renewal Period”) to reflect the fair market value of the [***] (as determined on an average annual basis over the Second Renewal Period), as mutually agreed to by the Parties in good faith.

(b) During the Negotiation Period, Team Owner shall also provide to Sponsor proposals for Make Goods which, in the Team Owner’s good faith determination, (i) have an aggregate value for the [***] Contract Year that is at least equal to the [***] Contract Year [***] Allocation for the [***] related rights and benefits hereunder, and (ii) have an aggregate value for the [***] Contract Year that is at least equal to the [***] Contract Year [***] Allocation for the [***] related rights and benefits hereunder, and the Parties shall attempt in good faith to agree upon such Make Goods proposals. If the Parties, despite such good faith efforts, do not agree upon such Make Goods proposals within thirty (30) days of Team Owner’s initial proposals of such Make Goods, then the Parties agree that designated senior executives for Team Owner and Sponsor shall negotiate in good faith for resolution of the disagreement for the remainder of the Negotiation Period (but, for the avoidance of doubt, for a period of not less than thirty (30) days) and try to reach mutually agreeable resolutions.

(c) If the Parties have not entered into a binding agreement to extend the [***] Period by the conclusion of such Negotiation Period, then either Party may submit the dispute to arbitration pursuant to Section 15.18, whereby the arbitrator, in accordance therewith, shall determine the fair market value of the [***] (as determined on an average annual basis over the Second Renewal Period), the value allocated to the [***] for each Contract Year during the Second Renewal Period (including, for the avoidance of doubt, the [***] Contract Year [***] Allocation) and any corresponding increase in the Rights Fees required to reflect the foregoing, and the Parties agree that, if, and only if, the arbitrator determines that fair market value of the [***] (as determined on an average annual basis over the Second Renewal Period) represents an amount that is greater than the [***] Contract Year [***] Allocation, such determination (and the corresponding increases in Rights Fees) shall represent a binding determination of the fair market value of the [***] (as determined on an average annual basis over the Second Renewal Period) (a “Second Renewal Binding Determination”).

(d) If there is a Second Renewal Binding Determination, Sponsor shall, at its option, elect to either (1) extend the [***] Period for the Second Renewal Period and agree to increase the Rights Fees payable by Sponsor hereunder for the Second Renewal Period to reflect the fair market value of the [***] (including the value allocated to the [***] for each Contract year during the Second Renewal Period) as represented by the Second Renewal Binding Determination (e.g., by way of example only, if the fair market of the [***] (as determined on an average annual basis over the Second Renewal Period) pursuant to the Second Renewal Binding Determination is $[***], the value allocated to the [***] for the [***] Contract Year is $[***] and increases by $[***] per each subsequent Contract Year during the Second Renewal Period, and the [***] Contract Year [***] Allocation is $[***], then (A) the Rights Fees payable during the Second Renewal Period would be increased as follows: (i) by $[***] for the [***] Contract Year,

(ii) by $[***] for the [***] Contract Year, (iii) by $[***] for the [***] Contract Year, (iv) by $[***] for the [***] Contract Year and (v) by $[***] for the [***] Contract Year and (B) the [***] Contract Year [***] Allocation shall be $[***]) or (2) allow the [***] Period to expire, effective as of June 30, [***], and elect for the Rights Fees payable by Sponsor hereunder to revert to as set forth in Section 6.1(a) for the remainder of the Term, and Sponsor shall receive the Make Goods agreed to pursuant to Section 2.3(b)(i) (subject to Section 2.3(e)) (provided, that, for the avoidance of doubt, such Make Goods shall not be required to comply with Section 2.3(b)(ii)), which such Make Goods shall remain for the duration of the Term or (3) allow the [***] Period to expire, effective as of June 30, [***], and elect for the Rights Fees payable by Sponsor hereunder for each remaining Contract Year during the Term to be equal to the Rights Fees paid by Sponsor during the [***] Contract Year, and Sponsor shall receive the Make Goods agreed to pursuant to Section 2.3(b)(ii) (subject to Section 2.3(e)), which such Make Goods shall remain for the duration of the Term. Sponsor must provide written notice to Team Owner of its election within ten (10) Business Days after a Second Renewal Binding Determination and upon Sponsor’s delivery of such written notice to Team Owner, Sponsor’s decision shall be deemed to be automatically binding on the Parties; provided, that if Sponsor fails to provide such written notice to Team Owner within such ten (10) Business Day period, Sponsor shall be deemed to have elected to extend the [***] Period for the Second Renewal Period in accordance with clause (1) of the immediately foregoing sentence and the foregoing election shall be automatically binding on the Parties.

(e) If Sponsor elects to allow the [***] Period to expire in accordance with Section 2.3(d), beginning on the date on which Sponsor delivers written notice of its election to allow the [***] Period to expire, Team Owner may begin negotiations, and, subject to NBA Rules and Regulations, shall be free to enter into a binding agreement, with third parties for the right to be the exclusive sponsor of the [***], with such sponsorship commencing (and which such sponsorship shall not be publicly disclosed by the Team Parties or such third party sponsor or any of their respective representatives) no earlier than July 1, [***] (unless this Agreement is terminated earlier in accordance with its terms) and, notwithstanding the foregoing sentence, unless this Agreement is otherwise terminated in accordance with its terms, the Term shall continue in full force and, pursuant to Section 2.3(b), (i) if Sponsor has elected the option in accordance with clause (2) of Section 2.3(d), Team Owner shall offer Sponsor Make Goods with an aggregate value for the [***] Contract Year that is at least equal to the [***] Contract Year [***] Allocation for the [***] related rights and benefits hereunder that Sponsor cannot and will not receive as a result thereof, and (ii) if Sponsor has elected the option in accordance with clause (3) of Section 2.3(d), Team Owner shall offer Sponsor Make Goods with an aggregate value for the [***] Contract Year that is at least equal to the [***] Contract Year [***] Allocation for the [***] related rights and benefits hereunder that Sponsor cannot and will not receive as a result thereof. For the avoidance of doubt, the rights and benefits set forth in Article III and Exhibit B (as may be modified pursuant to Section 3.1) that are not specific to the [***] will remain in effect and will not be considered part of the Make Goods for the [***] related rights and benefits, but the Make Goods provided hereunder (whether in the case of clause (i) or clause (ii) of the immediately foregoing sentence) shall remain for the duration of the Term. If the Parties, despite the good faith efforts described in Section 2.3(b), do not agree upon the Make Goods described in either Section 2.3(b)(i) or Section 2.3(b)(ii) during the Negotiation Period, in either case, either Party may submit the dispute regarding such Make Goods to binding arbitration pursuant to Section 15.18, whereby the arbitrator, in accordance therewith, shall determine whether the aggregate value of the Make Goods for the [***] Contract Year being offered by Team Owner to Sponsor pursuant to Section 2.3(b) and this Section 2.3(e) is at least equal to, in respect of Make Goods being offered by the Team Parties pursuant to clause (2) of Section 2.3(d), the [***] Contract Year [***] Allocation or, in respect of Make Goods being offered by the Team Parties pursuant to clause (3) of Section 2.3(d), the [***] Contract Year [***] Allocation, as applicable. If the arbitrator determines that the aggregate value of the Make Goods for the [***] Contract Year being offered by Team Owner to Sponsor pursuant to Section 2.3(b) and this Section 2.3(e) is at least equal to, in respect of Make Goods being offered by the Team Parties pursuant to clause (2) of Section 2.3(d), the [***] Contract Year [***] Allocation or, in respect of Make Goods being offered by the Team Parties pursuant to clause (3) of Section 2.3(d), the [***] Contract Year [***] Allocation, as applicable, Team Owner shall not be deemed in breach of this Agreement due to the failure to provide Sponsor with sufficient Make Goods in replacement of the [***] related benefits set forth herein due to the [***] Period expiring so long as Team Owner otherwise complies with this Section 2.3. If the arbitrator determines that the aggregate value of the Make Goods for the [***] Contract Year being offered by Team Owner to Sponsor pursuant to Section 2.3(b) and this Section 2.3(e) is less than, in respect of Make Goods being offered by the Team Parties pursuant to clause (2) of Section 2.3(d), the [***] Contract Year [***] Allocation or, in respect of Make Goods being offered by the Team Parties pursuant to clause (3) of Section 2.3(d), the [***] Contract Year [***] Allocation, as applicable, Team Owner shall be required to offer additional Make Goods to Sponsor to the extent necessary for Team Owner to have provided to Sponsor Make Goods with an aggregate value for the [***] Contract Year equal to, in respect of Make Goods being offered by the Team Parties pursuant to clause (2) of Section 2.3(d), the [***] Contract Year [***] Allocation or, in respect of Make Goods being offered by the Team Parties pursuant to clause (3) of Section 2.3(d), the [***] Contract Year [***] Allocation, as applicable, and such revised offer of Make Goods by Team Owner to Sponsor shall be subject to the provisions of this Section 2.3(e).

Section 2.4 Third Renewal.

(a) If, and only if, the Parties agree to extend the [***] Period in accordance with Section 2.2 and Section 2.3 such that the expiration date of the [***] Period is extended for the Initial Renewal Period and then for the Second Renewal Period, respectively, and so long as this Agreement has not previously been terminated in accordance with its terms, if, as of January 1, [***], the Team Parties believe in good faith that the [***] Contract Year [***] Allocation is lower than the fair market value of the [***] (as determined on an average annual basis over the Third Renewal Period (as defined below)), then the Parties shall, upon written notice provided by Team Owner to Sponsor, enter into a Negotiation Period for an extension of the [***] Period such that the expiration date of the [***] Period would be extended from June 30, [***] to June 30, [***]; provided, that a condition of any such extension of the [***] Period shall be Sponsor agreeing to increase the Rights Fees payable hereunder for the period effective commencing with the first day of the [***] Contract Year (i.e., the Contract Year commencing on July 1, [***]) and ending on the last day of the [***] Contract Year (i.e., the Contract Year commencing on July 1, [***]) (the “Third Renewal Period”) to reflect the fair market value of the [***] (as determined on an average annual basis over the Third Renewal Period), as mutually agreed to by the Parties in good faith.

(b) During the Negotiation Period, Team Owner shall also provide to Sponsor proposals for Make Goods which, in the Team Owner’s good faith determination, (i) have an aggregate value for the [***] Contract Year that is at least equal to the [***] Contract Year [***] Allocation for the [***] related rights and benefits hereunder, and (ii) have an aggregate value for the [***] Contract Year that is at least equal to the [***] Contract Year [***] Allocation for the [***] related rights and benefits hereunder, and the Parties shall attempt in good faith to agree upon such Make Goods proposals. If the Parties, despite such good faith efforts, do not agree upon such Make Goods proposals within thirty (30) days of Team Owner’s initial proposal of such Make Goods, then the Parties agree that designated senior executives for Team Owner and Sponsor shall negotiate in good faith for resolution of the disagreement for the remainder of the Negotiation Period (but, for the avoidance of doubt, for a period of not less than thirty (30) days) and try to reach mutually agreeable resolutions.

(c) If the Parties have not entered into a binding agreement to extend the [***] Period by the conclusion of such Negotiation Period, then either Party may submit the dispute to arbitration pursuant to Section 15.18, whereby the arbitrator, in accordance therewith, shall determine the fair market value of the [***] (as determined on an average annual basis over the Third Renewal Period), the value allocated to the [***] for each Contract Year during the Third Renewal Period and any corresponding increase in the Rights Fees required to reflect the foregoing, and the Parties agree that, if, and only if, the arbitrator determines that fair market value of the [***] (as determined on an average annual basis over the Third Renewal Period) represents an amount that is greater than the [***] Contract Year [***] Allocation, such determination (and the corresponding increases in Rights Fees) shall represent a binding determination of the fair market value of the [***] (as determined on an average annual basis over the Third Renewal Period)) (a “Third Renewal Binding Determination”).

(d) If there is a Third Renewal Binding Determination, Sponsor shall, at its option, elect to either (1) extend the [***] Period for the Third Renewal Period and agree to increase the Rights Fees payable by Sponsor hereunder for the Third Renewal Period to reflect the fair market value of the [***] as represented by the Third Renewal Binding Determination (e.g., by way of example only, if the fair market of the [***] (as determined on an average annual basis over the Third Renewal Period) pursuant to the Third Renewal Binding Determination is $[***], the value allocated to the [***] for the [***] Contract Year is $[***] and increases by $[***] per Contract Year and the [***] Contract Year [***] Allocation is $[***], then the Rights Fees payable during the Third

Renewal Period, would be increased as follows: (i) by $[***] for the [***] Contract Year, (ii) by $[***] for the [***] Contract Year and (iii) by $[***] for the [***] Contract Year) or (2) allow the [***] Period to expire, effective as of June 30, [***], and elect for the Rights Fees payable by Sponsor hereunder to revert to as set forth in Section 6.1(a) for the remainder of the Term, and Sponsor shall receive the Make Goods agreed to pursuant to Section 2.4(b)(i) (subject to Section 2.4(e)) (provided, that, for the avoidance of doubt, such Make Goods shall not be required to comply with Section 2.4(b)(ii)), which such Make Goods shall remain for the duration of the Term or (3) allow the [***] Period to expire, effective as of June 30, [***], and elect for the Rights Fees payable by Sponsor hereunder for each remaining Contract Year during the Term to be equal to the Rights Fees paid by Sponsor during the [***] Contract Year, and Sponsor shall receive the Make Goods agreed to pursuant to Section 2.4(b)(ii) (subject to Section 2.4(e) below), which such Make Goods shall remain for the duration of the Term. Sponsor must provide written notice to Team Owner of its election within ten (10) Business Days after a Third Renewal Binding Determination and upon Sponsor’s delivery of such written notice to Team Owner, Sponsor’s decision shall be deemed to be automatically binding on the Parties; provided, that if Sponsor fails to provide such written notice to Team Owner within such ten (10) Business Day period, Sponsor shall be deemed to have elected to extend the [***] Period for the Third Renewal Period in accordance with clause (1) of the immediately foregoing sentence and the foregoing election shall be automatically binding on the Parties.

(e) If Sponsor elects to allow the [***] Period to expire in accordance with Section 2.4(d), beginning on the date on which Sponsor delivers written notice of its election to allow the [***] Period to expire, Team Owner may begin negotiations, and, subject to NBA Rules and Regulations, shall be free to enter into a binding agreement, with third parties for the right to be the exclusive sponsor of the [***], with such sponsorship commencing (and which such sponsorship shall not be publicly disclosed by the Team Parties or such third party sponsor or any of their respective representatives), no earlier than July 1, [***] (unless this Agreement is terminated earlier in accordance with its terms) and, notwithstanding the foregoing sentence, unless this Agreement is otherwise terminated in accordance with its terms, the Term shall continue in full force and, pursuant to Section 2.4(b), (i) if Sponsor has elected the option in accordance with clause (2) of Section 2.4(d), Team Owner shall offer Sponsor Make Goods with an aggregate value for the [***] Contract Year that is at least equal to the [***] Contract Year [***] Allocation for the [***] related rights and benefits hereunder that Sponsor cannot and will not receive as a result thereof, and (ii) if Sponsor has elected the option in accordance with clause (3) of Section 2.4(d), Team Owner shall offer Sponsor Make Goods with an aggregate value for the [***] Contract Year that is at least equal to the [***] Contract Year [***] Allocation for the [***] related rights and benefits hereunder that Sponsor cannot and will not receive as a result thereof. For the avoidance of doubt, the rights and benefits set forth in Article III and Exhibit B (as may be modified pursuant to Section 3.1) that are not specific to the [***] will remain in effect and will not be considered part of the Make Goods for the [***] related rights and benefits, but the Make Goods provided hereunder (whether in the case of clause (i) or clause (ii) of the immediately foregoing sentence) shall remain for the duration of the Term. If the Parties, despite the good faith efforts described in Section 2.4(b), do not agree upon the Make Goods described in either Section 2.4(b)(i) or Section 2.4(b)(ii) during the Negotiation Period, in either case, either Party may submit the dispute regarding such Make Goods to binding arbitration pursuant to Section 15.18, whereby the arbitrator, in accordance therewith, shall determine whether the aggregate value of the Make Goods for the [***] Contract Year being offered by Team Owner to Sponsor pursuant to Section 2.4(b) and this Section 2.4(e) is at least equal to, in respect of Make Goods being offered by the Team Parties pursuant to clause (2) of Section 2.4(d), the [***] Contract Year [***] Allocation or, in respect of Make Goods being offered by the Team Parties pursuant to clause (3) of Section 2.4(d), the [***] Contract Year [***] Allocation, as applicable. If the arbitrator determines that the aggregate value of the Make Goods for the [***] Contract Year being offered by Team Owner to Sponsor pursuant to Section 2.4(b) and this Section 2.4(e) is at least equal to, in respect of Make Goods being offered by the Team Parties pursuant to clause (2) of Section 2.4(d), the [***] Contract Year [***] Allocation or, in respect of Make Goods being offered by the Team Parties pursuant to clause (3) of Section 2.4(d), the [***] Contract Year [***] Allocation, as applicable, Team Owner shall not be deemed in breach of this Agreement due to the failure to provide Sponsor with sufficient Make Goods in replacement of the [***] related benefits set forth herein due to the [***] Period expiring so long as Team Owner otherwise complies with this Section 2.4. If the arbitrator determines that the aggregate value of the Make Goods for the [***] Contract Year being offered by Team Owner to Sponsor pursuant to Section 2.4(b) and this Section 2.4(e) is less than, in respect of Make Goods being offered by the Team Parties pursuant to clause (2) of Section 2.4(d), the [***] Contract Year [***] Allocation and, in respect of Make Goods being offered by the Team Parties pursuant to clause (3) of Section 2.4(d), the [***] Contract Year [***] Allocation, as applicable, Team Owner shall be required to offer additional Make Goods to Sponsor to the extent necessary for Team Owner to have provided to Sponsor Make Goods with an aggregate value for the [***] Contract Year equal to, in respect of Make Goods being offered by the Team Parties pursuant to clause (2) of Section 2.4(d), the [***] Contract Year [***] Allocation and, in respect of Make Goods being offered by the Team Parties pursuant to clause (2) of Section 2.4(d), the [***] Contract Year [***] Allocation, as applicable, and such revised offer of Make Goods by Team Owner to Sponsor shall be subject to the provisions of this Section 2.4(e).

ARTICLE III

SPONSORSHIP ELEMENTS

Section 3.1 Rights and Benefits. Subject to the terms and conditions set forth in this Agreement, in consideration for the payments of the Rights Fees, during the Term, Team Owner hereby grants and provides to Sponsor, and Sponsor shall receive, the rights and benefits set forth herein, including the rights and benefits set forth in Articles II and III and on Exhibit A attached hereto and Exhibit B attached hereto. From time to time during the Term, Sponsor may request that the rights and benefits set forth on Exhibit B be modified to reflect changes in the marketing needs of Sponsor with respect to Sponsor’s products and services in the Categories (e.g., more focus on digital than print) or changes in the Team or the NBA or otherwise to ensure that Sponsor remains a prominent sponsor with respect to the Team and the Arena. If Sponsor makes such a written request to the Team Parties, the Parties shall, taking into account the Rights Fees payable hereunder, discuss in good faith (and the Team Parties shall consider in good faith) such changes to such rights and benefits that are reasonably requested by Sponsor; provided that any such changes shall be subject to the prior written approval of the Team Parties.

Section 3.2 License of Team Marks, Arena Marks and Official Designations.

(a) Subject to the terms and conditions set forth in this Agreement (including Sections 3.2(b)-(e), 3.4 and 15.4), during the Term, Team Parties hereby grants to Sponsor the non-exclusive, non-transferable right and royalty-free and fully paid up license to use and sublicense the Team Marks, Arena Marks and the Official Designations in any and all materials and Advertising Copy in any and all media, now or hereafter developed, solely with respect to the advertising, marketing and promotion of Sponsor’s products and services in the Categories and Sponsor’s general corporate identity.

(b) For purposes of this Agreement, the “Official Designations” shall mean (i) the following exclusive designations, in each case with respect to Sponsor’s products and services in the Categories: the “Official Carbon Footprint Reduction Partner” of the Team and Arena, the “Official Investment Management Partner” of the Team and Arena, the “Official Credit Card Partner” of the Team and Arena and, solely during the [***] Period, the “Official Game [***]” of the Team, (ii) the following designations, in each case with respect to Sponsor’s products and services in the Categories, which designations shall be shared only with the Initial Naming Rights Sponsor: an “Official Personal Finance Partner”, an “Official Finance Partner”, an “Official Financial Services Partner”, an “Official Banking Services Partner”, and an “Official Debit Card Partner” of the Arena and the Team (provided, however, that for the avoidance of doubt, Sponsor shall have the exclusive right to a co-branded “Los Angeles Clippers” affinity card), (iii) the following designation, with respect to Sponsor’s products and services in the Categories, which designation shall be shared only with the Initial Naming Rights Sponsor and/or with Persons that are solely promoting products or services outside of the Category (e.g., MasterCard to promote its credit cards or Apple to promote Apple Pay): an “Official Payment Partner” of the Team and Arena, (iv) the following non-exclusive designations, in each case with respect to Sponsor’s products and services in the Categories: an “Official Sustainability Sponsor” of the Team and Arena (provided that, notwithstanding the foregoing, such designation shall be shared only with Persons that are solely promoting products or services outside of the Categories (e.g., Tesla to promote its electric cars)) and an “Official Sponsor” of the Team and Arena and (v) such other exclusive or non-exclusive designations related to the Categories as may be mutually agreed upon by Team Owner and Sponsor.

(c) No license or right is granted for the use of any Team Mark, Arena Mark or any Official Designation (i) for any purpose other than as set forth in Section 3.2(a) and subject to Article IX, (ii) with respect to Team Marks and Official Designations regarding the Team, in any geographic area outside the Territory or for any medium the distribution of which cannot be restricted to the Territory (except to the extent permitted by NBA Rules and Regulations); or (iii) with respect to Team Marks, Arena Marks and Official Designations, in any period after the Term. No license or right is granted hereunder for the use of any other intellectual property of the Team Parties, the Team, the Arena or the NBA Entities, except as may be agreed to in writing by Team Parties or the NBA Entities, as applicable, after the Execution Date. Subject to NBA Rules and Regulations, Team Owner agrees to use reasonable efforts to assist Sponsor (at no out-of-pocket cost to Team Owner), from time to time, in obtaining the necessary clearance, releases and waivers to enable Sponsor to use certain player likenesses, photographs, voices or other materials for the purposes set forth in Section 3.2(a).

(d) Sponsor shall not sublicense, assign or “pass-through” its rights to use any Team Marks, Arena Marks or Official Designations to any Person or authorize any Person to otherwise use any Team Marks, Arena Marks or Official Designations (or include or use in Advertising Copy any Person’s Marks) for promotional tie-ins or cross promotions or otherwise in any manner that suggests such Person sponsors or is affiliated with, or that such Person or its products or services are endorsed by, the Team or the Arena, unless such sublicense, assignment or “pass-through” has been approved by the applicable Team Party, in its sole discretion.

(e) The design, layout and visual and audio content used by Sponsor in any advertisements, marketing materials or promotions or other uses that include Team Marks and/or Arena Marks shall be submitted to the Team Parties for their prior written approval.

Section 3.3 Signs; No Ambush Marketing.

(a) Subject to the terms and conditions set forth herein (including Section 3.5(a)), during the Term commencing upon the Arena Opening Date, Team Owner grants to Sponsor the right to have its Advertising Copy displayed at the Arena on fixtures owned and controlled by the Team Parties (subject to Sponsor’s cooperation and inspection rights set forth herein) and designed for advertising space as described on Exhibit B attached hereto (such fixtures are referred to as the “Signs” and do not include the Advertising Copy). The Parties shall work together and cooperate in good faith in connection with the design, construction and build-out of the Signs, including the locations, sizes and other characteristics of the Signs (taking into account compatibility with the architecture and fixtures of the Arena and landscaping at the Complex) and prior to the Arena Opening Date, Sponsor shall be given an opportunity to access the Arena upon reasonable prior notice and without disruption to the construction thereof, to examine and inspect the Signs to verify that they conform to the terms and conditions set forth herein. The Team Parties shall use good faith efforts to have all of the Signs constructed, installed and fully operational by the Arena Opening Date. The Team Parties shall pay costs of production and mounting of the Signs.

(b) The Team Parties shall (i) maintain the Signs in good repair and condition (which shall include conducting repairs and maintenance to the Signs reasonably requested by Sponsor to satisfy such maintenance standard), (ii) pay for and supply all power and other utilities necessary in connection with operation of the Signs, (iii) secure the Signs from vandalism and theft and (iv) be solely responsible for obtaining all permits necessary for the installation, maintenance and use of the Signs. Subject to this Section 3.3 and Section 3.4, the Team Parties shall be responsible for commercially reasonable, customary costs associated with the initial fabrication, construction and installation of all Signs and associated collateral at the Arena (e.g., fixtures, restaurant menus, napkins, cups, etc.) and any operation and maintenance required for such Signs and associated collateral at the Arena, including any replacements, updates or refurbishments due to any damage, vandalism, theft, wear and tear and/or obsolescence (provided, that, for the avoidance of doubt, the Team Parties shall not be responsible for (1) any damage caused by Sponsor, its Affiliates or their respective employees, (2) any extraordinary costs for non-standard production (e.g., holographic displays) or (3) maintenance requests by Sponsor with respect to such Signs and associated collateral at the Arena). Notwithstanding that the Team Parties control the Signs, Sponsor shall (x) have the right at any time (and from time to time) to reasonably request that the Team Parties change, relocate or remove any of the Advertising Copy displayed on the Signs and (y) bear all reasonable out of pocket costs and expenses incurred by the Team Parties and its Affiliates in connection with such change, relocation and/or removal. The Team Parties shall execute any such change and/or removal in a reasonable amount of time (taking into account minimizing the disruption to the operation of the Arena).

(c) The Team Parties shall use good faith efforts to prevent third parties from, except as permitted pursuant to Sections 4.1 and 4.2 and subject to Section 4.3 and NBA Rules and Regulations, (x) engaging in the promotion, without the permission of the Team Parties, of any products or services in the Categories at the Arena or Arena Campus Areas or, to the extent the Team Parties have control or approval over the display of content thereon, any other location within the Territory (provided, however, (1) the Team Parties shall not be in breach of this clause (x) as a result of a third party engaging in the promotion, without the permission of the Team Parties, of any products or services in the Categories in any portion of the Territory outside of the Arena and Arena Campus Areas unless Sponsor provides written notice to the Team Parties of such third party’s actions and the Team Parties fail to use good faith efforts to stop such third parties’ impermissible promotion and (2) for the avoidance of doubt, the foregoing obligation of the Team Parties described in this clause (x) does not, subject to Section 4.1(a), restrict in any way a third party’s right to engage in (or impose any obligation on the part of the Team Parties to make efforts to stop) the promotion of products or services in the Category with respect to The Forum, STAPLES Center or their respective operators, licensees or tenants), (y) associating themselves with the Arena or the Arena Campus Areas in the promotion of any products or services in the Categories and (z) obstructing or obscuring any Signs at the Arena; provided, however, that the Team Parties shall not be in breach of the foregoing clause (z) due to the obstruction of Signs via “virtual” advertising (e.g., through the use of video insertion technology) in broadcasts of Arena Events.

Section 3.4 Advertising Copy.

(a) Sponsor shall be responsible, at its sole cost and expense, for creating and providing all Advertising Copy to be displayed on the Signs and in any other advertisements, marketing materials or promotions hereunder, which Advertising Copy shall be in four-color (where applicable), camera-ready, digital, electronic or such other format as may become available and be specified by the Team Owner from time to time; provided, however, that, for LED signs and similar and related emerging new technologies, Sponsor shall provide the Advertising Copy content, and the Team Owner shall convert such content into the LED format. Team Owner will use reasonable efforts to send Sponsor the converted content before it is made publicly available.

(b) The design, layout and visual and audio content of all Advertising Copy used by Sponsor to be displayed on the Signs and to be displayed in any other advertisements, marketing materials or promotions hereunder shall be subject to the prior written approval of the Team Owner, which shall not be unreasonably withheld, conditioned or delayed, and, to the extent required by NBA Rules and Regulations, the NBA. For the avoidance of doubt, except as permitted by Section 3.2(d), Advertising Copy shall not refer to products or services other than those of Sponsor in the Categories.

Section 3.5 Construction and Completion of the Arena.

(a) Sponsor acknowledges that the construction of the Arena has not been completed as of the Execution Date and, following completion thereof, the Arena shall remain subject to change during the Term and that the locations, sizes and other characteristics of the Signs and other Arena-related elements listed on Exhibit B attached hereto are subject to final architectural integration and technology selection in connection with such completion and subsequent changes. In the event that due to such architectural integration and technology selection any Arena-related elements set forth on Exhibit B attached hereto are not available on, or following, the Arena Opening Date or Team Opening Date, as applicable, the Team Parties shall offer Sponsor Make Goods therefor (it being acknowledged and agreed by the Parties that such Arena-related elements shall be deemed to have been made available to Sponsor if they are provided to Sponsor in at least substantially the same size and substantially the same location, or via new or enhanced technology that provides at least substantially the same exposure, including in terms of size and location (whether actual or virtual), as is set forth on Exhibit B attached hereto or otherwise in this Agreement) and the Parties shall attempt in good faith to agree upon such Make Goods. If the Parties, despite such good faith efforts, do not agree upon such Make Goods within thirty (30) days after Sponsor being offered such Make Goods (including if the Parties do not agree as to whether any Signs and other Arena-related elements set forth on Exhibit B attached hereto were made available hereunder), then the Parties agree that senior executives of each Party shall negotiate in good faith for resolution of the disagreement for a period of not less than two (2) weeks and if after such negotiations, do not reach resolution then either Party may submit the dispute to binding arbitration pursuant to Section 15.18, whereby the arbitrator, in accordance therewith, shall determine whether the aggregate value of the Make Goods for the applicable Contract Year being offered by Team Owner to Sponsor pursuant to this Section 3.5(a) is at least equal to the value of the rights or benefits Sponsor does not receive as a result of any Signs or other Arena-related elements set forth on Exhibit B attached hereto not being available in a Contract Year for the reasons set forth in this Section 3.5(a). If the arbitrator determines that the aggregate value of the Make Goods for the applicable Contract Year being offered by Team Owner to Sponsor pursuant to this Section 3.5(a) is at least equal to the rights and benefits Sponsor does not receive as a result of any Signs or other Arena-related elements set forth on Exhibit B attached hereto not being available in a Contract Year for the reasons set forth in this Section 3.5(a), Team Owner shall not be deemed in breach of this Agreement due to the failure to provide Sponsor with any of the Signs or other Arena-related elements set forth on Exhibit B attached hereto for the reasons set forth in this Section 3.5(a) so long as Team Owner otherwise complies with this Section 3.5(a). If the arbitrator determines that the aggregate value of the Make Goods for the applicable Contract Year is less than the value of the Signs or other Arena-related elements set forth on Exhibit B attached hereto that Sponsor does not receive in such Contract Year for the reasons set forth in this Section 3.5(a), Team Owner shall be required to offer additional Make Goods to Sponsor to the extent necessary for Team Owner to have provided to Sponsor Make Goods with an aggregate value equal to the value of the Signs or other Arena-related elements set forth on Exhibit B attached hereto that Sponsor does not receive in such Contract Year for the reasons set forth in this Section 3.5(a) and such revised offer of Make Goods by Team Owner to Sponsor shall be subject to the provisions of this Section 3.5(a).

(b) The Team Parties shall use good faith efforts to complete the Arena so that the Arena Opening Date shall occur by no later than the first (1st) regular season home game of the Team during the 2024-25 NBA season. If due to the Arena Opening Date occurring after the first (1st) regular season home game of the Team during the 2024-25 NBA season or during any subsequent NBA season, the Team fails to play an aggregate of at least thirty-six (36) regular season, play-in (i.e., tournament games after the end of the regular NBA season that determine certain NBA teams that will move forward into the first round of playoff games) and other in-season tournament and playoff games at the Arena during such NBA season after the Team Opening Date, then Team Owner shall offer Sponsor Make Goods for the game-related rights and benefits hereunder that Sponsor cannot and does not receive as a result thereof and the Parties shall attempt in good faith to agree upon such Make Goods. If the Parties, despite such good faith efforts, do not agree upon such Make Goods within thirty (30) days after Sponsor being offered such Make Goods by Team Owner, then the Parties agree that designated senior executives for Team Owner and Sponsor shall negotiate in good faith for resolution of the disagreement for a period of not less than thirty (30) days and if after such negotiations, do not reach resolution then either Party may submit the dispute to binding arbitration pursuant to Section 15.18, whereby the arbitrator, in accordance therewith, shall determine whether the aggregate value of the Make Goods for the applicable Contract Year being offered by Team Owner to Sponsor pursuant to this Section 3.5(b) is at least equal to the value of the game-related rights or benefits Sponsor does not receive due to the delay in the Arena Opening Date as set forth in this Section 3.5(b); provided, that, for the avoidance of doubt, if the Team plays any regular season, play-in and other in-season tournament and playoff games at a site other than the Arena during the applicable Contract Year and provides rights and benefits to Sponsor at such site, then the value thereof shall be taken into account by the arbitrator in making its determination of the game-related rights and benefits hereunder that Sponsor does not receive as a result of the Team failing to play an aggregate of at least thirty-six (36) regular season, play-in and other in-season tournament and playoff games at the Arena during such NBA season after the Team Opening Date. If the arbitrator determines that the aggregate value of the Make Goods for the applicable Contract Year being offered by Team Owner to Sponsor pursuant to this Section 3.5(b) is at least equal to the game-related rights and benefits Sponsor does not receive as a result of the Team failing to play an aggregate of at least thirty-six (36) regular season, play-in and other in-season tournament and playoff games at the Arena during such NBA season after the Team Opening Date, Team Owner shall not be deemed in breach of this Agreement due to the failure to provide Sponsor with any such game-related rights and benefits for the reasons set forth in this Section 3.5(b) so long as Team Owner otherwise complies with this Section 3.5(b). If the arbitrator determines that the aggregate value of the Make Goods for the applicable Contract Year is less than the value of the game-related rights and benefits Sponsor does not receive as a result of the Team failing to play an aggregate of at least thirty-six (36) regular season, play-in and other in-season tournament and playoff games at the Arena during such NBA season after the Team Opening Date, Team Owner shall be required to offer additional Make Goods to Sponsor to the extent necessary for Team Owner to have provided to Sponsor Make Goods with an aggregate value equal to the value of the game-related rights and benefits Sponsor does not receive as a result of the Team failing to play an aggregate of at least thirty-six (36) regular season, play-in and other in-season tournament and playoff games at the Arena during such NBA season after the Team Opening Date and such revised offer of Make Goods by Team Owner shall be subject to the provisions of this Section 3.5(b). For the avoidance of doubt, (1) so long as Team Owner complies with this Section 3.5(b), it shall not be deemed in breach of this Agreement due to the failure to provide Sponsor any of the rights and benefits set forth herein due to the Arena Opening Date not occurring by the first (1st) regular season home game of the Team during the 2024-25 NBA season or any subsequent NBA season and (2) if the Team plays an aggregate of at least thirty-six (36) regular season, play-in and other in-season tournament and playoff games at the Arena during the 2024-25 NBA season or any subsequent NBA season after the Team Opening Date, then Team Owner shall not be obligated to provide Sponsor any Make Goods with respect to any Arena Events for which rights and benefits hereunder are not provided due to the Arena Opening Date not occurring by the first (1st) regular season home game of the Team during such NBA season.

Section 3.6 Suite License Agreements. Prior to the first (1st) regular season home game of the Team at the STAPLES Center during the 2021-22 Contract Year, Sponsor and Team Owner shall enter into a suite license agreement (the “STAPLES Center Suite License Agreement”) pursuant to which Sponsor will be provided with a suite at the STAPLES Center (the “STAPLES Center Suite”) through the Arena Opening Date on the terms and conditions set forth therein (provided, however, that if a STAPLES Center Suite is not available, the Team Parties shall use best reasonable efforts to provide Make Goods). Prior to the Arena Opening Date, Sponsor and Team Owner shall enter into a suite license agreement (the “Arena Suite License Agreement” and together with the STAPLES Center Suite License Agreement, each a “Suite License

Agreement”) pursuant to which Sponsor will be provided with a suite located near center-court at the Arena (the “Arena Suite” and together with the STAPLES Center Suite, the “Suites”) from the Arena Opening Date (provided that any rights and obligations with respect to Team games shall begin as of the Team Opening Date) through the end of the Term on the terms and conditions set forth therein. Subject to NBA Rules and Regulations, (x) Sponsor shall have access to the STAPLES Center Suite for all Team pre-season, regular season, play-in and other in-season tournament and playoff home games and all other events in STAPLES Center, except for such other events for which the promoter or organizer thereof controls the use of the STAPLES Center Suite as a requirement for the hosting of such other events as set forth in the STAPLES Center Suite License Agreement as set forth in the STAPLES Center Suite License Agreement, and (y) Sponsor shall have access to the Arena Suite for all Team pre-season, regular season, play-in and other in-season tournament and playoff home games and all other events in the Arena, except for Other Events and any other events for which the promoter or organizer thereof controls the use of the Arena Suite as a requirement for the hosting of such other events as set forth in the Arena Suite License Agreement. The license fees for the Suites are included in the Rights Fees and, except as provided in a Suite License Agreement, Sponsor shall have no obligation to pay any additional license, rental, use or similar fee for the Suites, except for standing room only tickets to such Suites purchased by Sponsor and except that Sponsor shall be responsible for the cost of certain food and beverages consumed in the Suites. The Parties acknowledge that (i) the Suite License Agreements shall reflect the terms of this Section 3.6 and (ii) a material default by Sponsor under a Suite License Agreement that has not been cured within the notice and cure period provided for in such Suite License Agreement shall be a Sponsor Default, as applicable. For the avoidance of doubt, no third party shall have access to or use of the Arena Suite at any time, other than for Other Events, to the extent necessary pursuant to the requirements for the hosting of, or associated with the promotion or broadcast of, such Other Events in the Arena.

Section 3.7 Audit Rights. At any point during the Term after the Arena Opening Date (but no more than once every Contract Year), Sponsor shall have the right, upon reasonable written notice to Team Owner and at Sponsor’s expense (and without disrupting the operations of the Arena), to access the Arena to examine and inspect the Signs and other promotional elements located at the Arena that Sponsor is entitled to receive hereunder to verify that such promotional elements conform to the terms and conditions of this Agreement. In the event that Sponsor discovers that any such promotional element does not conform in all material respects with the terms and conditions of this Agreement, the Team Parties shall promptly, but in no event later than ten (10) Business Days after receipt of notice of such non-conformity, correct the non-conformity, or if such non-conformity requires a longer period of time to correct, demonstrate good-faith and diligent efforts to initiate such correction. However, if a dispute arises regarding the reasonableness of the amount of time used to correct any non-conformities, Sponsor shall have the right to initiate arbitration according to the terms of this Agreement. The Team Parties shall retain records regarding the promotional elements and make them available for inspection and audit by Sponsor and its authorized representatives during normal working hours with reasonable advance written notice, during the Term after the Arena Opening Date to verify that the Team Parties’ provision thereof to Sponsor complied in all material respects with the terms and conditions of this Agreement.

ARTICLE IV

EXCLUSIVITY

Section 4.1 Exclusivity.

(a) Subject to the other provisions of this Agreement (including this Section 4.1 and Sections 4.2 and 4.3) and NBA Rules and Regulations, during the Term, the Team Parties will not, and will not cause or authorize any third party to, with respect to the promotion or advertisement of any products and/or services in the Categories, (i) use the Team Marks or Arena Marks, (ii) exhibit or display signs or otherwise engage in any sponsorship, advertising or other promotional activities throughout the Arena or the Arena Campus Areas (including on the outdoor marquees of the Arena to the extent the Team Parties have control or approval over the display of content thereon) or in connection with the Team, including at official Team events, or (iii) advertise, market or promote in publications of the Arena or the Team (e.g., official programs, yearbooks, calendars, media guides and newsletters, etc.), on the Arena Website or the Team Website, or on radio, television, internet or other audio or video broadcast of Arena Events, in each case to the extent the Team Parties have control or approval over the content of such advertising, marketing or promotion (e.g., if the Team Parties do not have the contractual right to prevent Person from promoting or advertising its products and services in the Categories in commercial inventory within the audio or visual broadcast of Team games, then the exclusivity set forth herein shall not apply with respect to such commercial inventory).

(b) Notwithstanding anything to the contrary herein, the Team Parties are not prohibited by this Agreement from providing sponsorship, advertising or promotional benefits to (i) the Initial Naming Rights Sponsor to market, promote and advertise its products and services in and/or outside of the Financial Services Category, (ii) [***] to market, promote and advertise [***] pursuant to the Team Parties’ existing agreement related thereto, and (iii) Persons that provide products and/or services both in and outside of the Categories so long as, except as provided in the immediately preceding clauses (i) and (ii) above, the Team Parties ensure that all sponsorship, promotional and advertising benefits provided to a Person pursuant to this sentence only market, promote or advertise (x) the products and services of such Person that are not in the Categories or (y) the general corporate identity of such Person so long as such general corporate identity is primarily associated with such Person’s products and services that are not in the Categories (e.g., can promote Walmart’s general corporate identity and Walmart’s retail shopping stores but not Walmart’s products or services in the Categories). The Team Parties may renew or otherwise extend the currently existing agreement with [***], but the rights and benefits afforded to [***] under any such renewal or extension may not include any rights to market, promote or advertise the [***]. Furthermore, nothing herein shall prohibit the Team Parties or their Affiliates from (A) using or providing to customers, or allowing a third party’s vendors at the Arena and Arena Campus Areas to use or provide to customers, a Person’s products or services in the Categories, subject to the terms and conditions of the Master Services Agreement, (B) communicating to customers, or allowing a third party vender to communicate, that customers can use various payment methods to purchase tickets for Events, merchandise, concessions, retail products or services or the like (including cryptocurrency, credit cards, charge cards, affinity cards, gift checks/certificates/cards, travelers’ checks, stored value cards, pre-paid cards, digital wallets and/or peer-to-peer money movement applications) or utilize ATM machines and/or reverse ATM machines, even to the extent that such payment methods are otherwise included within the Categories, (C) licensing, selling or otherwise providing tickets or premium seating (including suites) for Events to Persons that provide products and services in the Categories, (D) acknowledging grants or donations to or from Persons that provide products and/or services in the Categories, (E) permitting a Person to promote, advertise or market its, products and services in the Categories on commercial spots within the audio or visual broadcast of Team games and ancillary Team programing but, except as otherwise permitted pursuant to clauses (i)-(ii) above, only to the extent in accordance with clause (c) above and not as an “Official” or “Preferred” sponsor of the Team, (F) permitting a Person to promote, advertise or market its, products and services in the Categories on camera visible signage during nationally broadcast Team home games at the Arena (pursuant to, and in accordance with, NBA Rules and Regulations) but not as an “Official” or “Preferred” sponsor of the Team and (G) providing Team or Arena branded stored value, pre-paid or gift cards, whether physical or digital, that can be used to purchase Team or Arena tickets, merchandise, concessions or the like; provided, however, that any such Team or Arena branded stored value, pre-paid or gift cards, to the extent provided for purchases made at the Arena, shall include Sponsor branding and/or Arena Marks and no third-party branding (including branding from any other Persons that provide products and/or services in the Categories) other than branding from the card association company associated with such card (e.g., pre-paid cards associated with MasterCard may have the MasterCard logo).

(c) Notwithstanding anything to the contrary herein, Sponsor acknowledges that the Team Parties do not control the sale or granting of sponsorships with respect to the STAPLES Center and thus agrees that third-party sponsors of the STAPLES Center may market, promote or advertise products or services (including their products or services in the Categories) pursuant to their sponsorship of the STAPLES Center and the Team Parties shall not be deemed in breach of this Agreement or be required to provide Sponsor any Make Goods in connection with the foregoing.

Section 4.2 Limitations on Rights, Benefits and Exclusivity. The rights and benefits provided by Article III and exclusivity provided by Section 4.1 shall be limited as set forth in this Section 4.2, in which case the Team Parties shall not be deemed in breach hereof and Sponsor shall have no remedy therefor.

(a) The obligations of the Team Parties with respect to the rights and benefits and exclusivities in and at the Arena and at the Arena Campus Areas shall be subject to exceptions during and in relation to the Olympics (and Olympic sanctioned qualifying events), the NBA All-Star Game and other special events organized and operated by the NBA (including NBA All-Star Week activities and events and in-season tournaments (other than any play-in tournaments) scheduled by the NBA) or any other sports league, an event organized and operated by a particular team in a professional sports league

(other than the Team or an Additional Team), collegiate or amateur sporting event(s), city or municipality events, the GRAMMY Awards and similar award shows or events, non-public events (such as political and private conventions, trade shows, charitable events, religious events and comparable events, where tickets and access to such events are not generally available to the public (e.g., access to such non-public events are controlled by the organizer)), concerts, family shows, circuses and other promoted events (collectively, “Other Events”), in all cases, to the extent such exceptions are requirements for the hosting of, or associated with the promotion or broadcast of, an Other Event in or at the Arena or at the Arena Campus Areas; provided, that the Team Parties shall use their good faith efforts (which shall not require the Team Parties to incur any unreimbursed actual out-of-pocket costs) to protect Sponsor’s exclusivity in an effort to limit the adverse impact of Other Events at the Arena and Arena Campus Areas on the exclusivities and other rights and benefits granted to Sponsor hereunder; provided, however, that Sponsor acknowledges that, if despite such good faith efforts, the Team Parties are required by the organizer or promoter of such Other Events for the hosting thereof, such Other Events may (x) require the advertising inventory in or at the Arena to be temporarily relocated, removed, unlit, not activated and/or obstructed based on the configuration, production or sponsorship requirements of such Other Events; provided, that all such advertising inventory shall be returned to their original condition and placement promptly upon the completion of such Other Events and/or (y) promote, advertise or market the products or services in the Categories of a Person that is a sponsor of such Other Events in connection with promoting, and during, such Other Events.

(b) For the avoidance of doubt, regular season, play-in and other in-season tournament and/or playoff home games of the Team or any Additional Teams shall not be considered Other Events.

(c) The Team Parties agree to use commercially reasonable efforts to provide reasonable prior notice to Sponsor with respect to any Other Event sponsored by a Person whose general corporate identity is primarily associated with such Person’s products and services in the Categories.

Section 4.3 Additional Teams. The Parties acknowledge and agree that the rights and benefits granted to Sponsor hereunder will not apply, and will not be provided by the Team Parties to Sponsor, with respect to any Additional Team that may, from time to time, play its home games in the Arena; provided, however, that the Team Parties shall use commercially reasonable efforts to make introductions and facilitate discussions between such Additional Team and Sponsor regarding sponsorship opportunities with such Additional Team.

ARTICLE V

TERM

Section 5.1 Term. The term of this Agreement (the “Term”) will, subject to Section 15.16(a), commence effective as of the Execution Date, and, unless earlier terminated pursuant to the provisions hereof, will expire as of the conclusion of the [***] Contract Year (i.e., the later of June 30, [***] and the day after the last Team home game for the [***] NBA season).

ARTICLE VI

CONSIDERATION

Section 6.1 Rights Fees.

(a) Subject to Sections 2.2, 2.3 and 2.4, for each Contract Year during the Term, Sponsor shall pay Team Owner the following fees as outlined below (“Rights Fees”).

Contract Year(s)	Rights Fee
[***]	[***]

(b) Notwithstanding the foregoing in Section 6.1(a), if Sponsor is not granted the right to be the exclusive sponsor of the [***] as of the first day of the third and any subsequent Contract Year, then, as Sponsor’s sole remedy therefor, the Rights Fee for such Contract Year shall remain at $[***] rather than the Rights Fee set forth in Section 6.1(a) for such Contract Year; provided, that in the event that Sponsor is granted the right to be the exclusive sponsor of the [***] during the applicable Contract Year, the Rights Fee for such Contract Year shall be determined by applying the prorated Rights Fee of $[***] for the portion of the Contract Year prior to the date upon which Sponsor received the right to be the exclusive sponsor of the [***] and the prorated Rights Fee set forth in Section 6.1(a) for the remaining portion of such Contract Year. By way of example only, if Sponsor shall be granted the right to be the exclusive sponsor of the [***] on January 1, [***] (and such date shall be after the first (1st) regular season home game of the Team during the [***] NBA season), then the Rights Fee for the [***] Contract Year shall be $[***] (((184/365)*$[***]) + ((181/365)*$[***])). For the avoidance of doubt, this Section 6.1(a) shall not be applicable in the event the [***] Period expires in accordance with Sections 2.2, 2.3 or 2.4 or due to League Circumstance.

(c) In addition to the foregoing Rights Fees described above in this Section 6.1, Sponsor shall pay Team Owner $[***] for any NBA season during the Term in which the Team wins the NBA championship. Such amount shall be payable in one lump sum within thirty (30) days after the final game of such NBA season.

Section 6.2 Payment Terms.

(a) All amounts payable by Sponsor hereunder (including the Rights Fees) shall be paid by Sponsor by wire transfer of immediately available funds to such account(s) as designated by Team Owner.

(b) The Rights Fees for each Contract Year shall be payable in two (2) equal installments on October 1st and January 1st of such Contract Year; provided, that, the Rights Fees for the first Contract Year shall be payable in two (2) equal installments on the Execution Date and January 1st of such Contract Year. In addition to all other rights and remedies at law, in equity or hereunder, a late payment charge of one percent (1.0%) per month may be applied by Team Owner to all Rights Fees or other amounts payable by Sponsor hereunder that are not paid on the due date therefor, with such late payment charge not to exceed one-twelfth (1/12) of the maximum annual percentage allowed to be charged under state usury law. Any failure to impose a late payment charge shall not prejudice Team Owner’s right to do so should the default continue or should a subsequent payment not be made when due.

(c) Subject to the final paragraph of Section 6.1 and this Section 6.2 and for the avoidance of doubt not including any amounts payable by Sponsor pursuant to the Suite License Agreement, no additional Rights Fees shall be payable to the Team Parties with respect to any Arena Events for the rights and benefits provided to Sponsor hereunder.

ARTICLE VII

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 7.1 Representations, and Warranties and Covenants of the Team Parties. The Team Parties hereby represent, warrant and covenant to Sponsor that:

(a) Arena Owner is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and qualified to do business in the State of California and Team Owner is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and qualified to do business in the State of California and has all requisite power and authority to conduct its business as currently conducted.

(b) Each Team Party has the requisite right and legal authority to execute, deliver and fully perform its obligations under, and in accordance with, this Agreement, including the right to market and sell advertising, sponsorship, promotional and hospitality rights associated with the Arena and the Team pursuant to the terms herein (subject to NBA Rules and Regulations).

(c) Each Team Party has taken all necessary action to authorize its execution, delivery and performance of this Agreement. This Agreement, when executed and delivered by each Team Party, shall constitute a legal, valid and binding obligation of such Team Party, enforceable against such Team Party in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally or by general principles of equity.

(d) The execution, delivery and performance (including the grant of naming of the Arena) in accordance with the terms herein of this Agreement by each Team Party (1) does not and will not constitute a violation or a breach of, or constitute a default under (w) the organizational documents of such Team Party, (x) federal, state and local laws, rules, statutes, enactments, orders and regulations applicable to the Team Parties in performing their obligations hereunder, (y) any material agreements to which such Team Party is a party, or (z) NBA Rules and Regulations and (2) does not require approval or other action by any governmental authority or agency (except as expressly set forth herein).

(e) There is no pending or, to Team Parties’ knowledge, threatened, objection or claim being asserted against Team Owner in any administrative or judicial proceeding or by any Person with respect to the ownership, validity, registerability, enforceability or use of any of the Team Marks, Arena Marks or challenging or questioning the validity or effectiveness of any such ownership or license and, to Team Parties’ respective knowledge, there is no basis for any such objection or claim.

(f) The Team Parties will, at no cost or expense to Sponsor (except to the extent expressly set forth herein and subject to Force Majeure Events), keep the Arena (or cause it to be kept) in a good, clean and safe condition fit for the hosting of Arena Events and be responsible for the Arena’s compliance with the obligations of the Team Parties under this Agreement and with all applicable laws, rules and regulations and NBA Rules and Regulations.

(g) Commencing on the Arena Opening Date (or if a Team home game is not scheduled on the Arena Opening Date, then on the date thereafter of the Team’s first home game at the Arena (“Team Opening Date”)) and continuing throughout each NBA season during the Term and subject to Section 3.5(b), Team Owner shall cause the Team to play all of its regular season, play-in and other in-season tournament and playoff home games in the Arena (except that, subject to the immediately following sentence, nothing herein shall prevent the Team from (i) relocating in accordance with NBA Rules and Regulations, (ii) playing at an alternate site (x) regular season home games if so scheduled pursuant to NBA Rules and Regulations so long as the Team plays no more than five (5) regular season home games at an alternate site during any NBA season during the Term pursuant to this clause (ii) and (y) play-in and other in-season tournament and playoff home games if so scheduled pursuant to NBA Rules and Regulations, and/or (iii) playing any home game at an alternate site due to a Force Majeure Event or other event rendering the Arena unfit or unavailable for hosting such home game). In the event that, prior to the Team Opening Date, the Team plays any regular season or play-in or other in-season tournament or playoff home games at a site other than the STAPLES Center (other than pursuant to NBA Rules and Regulations), Team Owner shall use commercially reasonable efforts to cause to be provided to Sponsor at such alternate site the other rights and benefits hereunder regarding the Team that Sponsor has the right to receive under this Agreement with respect to such home games had they been played at the STAPLES Center (including ticket allotments, STAPLES Center Suite, etc.). In the event that, after the Team Opening Date, the Team plays any regular season or play-in or other in-season tournament or playoff home games at a site other than Arena (other than pursuant to NBA Rules and Regulations), Team Owner shall use commercially reasonable efforts to cause to be provided to Sponsor at such alternate site the other rights and benefits hereunder regarding the Team that Sponsor has the right to receive under this Agreement with respect to such home games had they been played at the Arena (including ticket allotments, Suite, etc.). Subject to Section 3.5 and Article X, so long as Team Owner complies with this Section 7.1(g), it shall not be deemed in breach of this Agreement or be required to provide Sponsor any Make Goods due to the failure to provide Sponsor any of the rights and benefits set forth herein due to the Team playing any home games at an alternate site.

(h) There are no claims, demands, actions or proceedings pending or, to each Team Party’s knowledge, threatened against such Team Party that could either individually or in the aggregate reasonably be expected to have a material adverse effect on such Team Party’s ability to perform its obligations hereunder.

(i) Team Parties will work in good faith with Sponsor to identify potential opportunities for Sponsor to work with the Initial Naming Rights Sponsor on various initiatives (provided, that Sponsor acknowledges that Initial Naming Rights Sponsor is not currently obligated to pursue any such opportunities with Sponsor).

(j) Team Parties will meet and discuss in good faith with Sponsor regarding potential opportunities for Sponsor to receive data related to the Team Parties’ customers (which data may include, by way of example only, data pertaining to attendees of Events). Sponsor acknowledges that any opportunity to receive such data will be subject to compliance with applicable laws (including applicable privacy laws), NBA Rules and Regulations and the Team Parties’ contractual obligations to third parties.

Section 7.2 Representations and Warranties of Sponsor. Sponsor hereby represents and warrants to the Team Parties that:

(a) Sponsor is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware and Sponsor has all requisite power and authority to conduct its business as presently conducted.

(b) Sponsor has the requisite right and legal authority to execute, deliver and fully perform its obligations under, and in accordance with, this Agreement, including to grant the rights and licenses set forth in Article IX.

(c) Sponsor has taken all necessary action to authorize its execution, delivery and performance of this Agreement. This Agreement, when executed and delivered by it, shall constitute a legal, valid and binding obligation of Sponsor, enforceable against it in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally or by general principles of equity.

(d) The execution, delivery and performance in accordance with the terms herein of this Agreement by Sponsor (1) does not and will not constitute a violation or a breach of, or constitute a default under (x) its organizational documents, (y) any applicable law, rule or regulation of a governmental authority binding upon or applicable to it, or (z) any material agreements to which it is a party and (2) does not require approval or other action by any governmental authority or agency.

(e) There is no pending or, to Sponsor’s knowledge, threatened objection or claim being asserted against it in any administrative or judicial proceeding or by any Person with respect to the ownership, validity, registerability, enforceability or use of any of Sponsor Marks or challenging or questioning the validity or effectiveness of any such ownership or license and, to Sponsor’s knowledge, there is no basis for any such objection or claim.

(f) There are no claims, demands, actions or proceedings pending or, to Sponsor’s knowledge, threatened against Sponsor that could either individually or in the aggregate reasonably be expected to have a material adverse effect on its ability to perform its obligations hereunder.

(g) Sponsor’s performance of its obligations under this Agreement (including its payment of the Rights Fees) will not render Sponsor or any of its Affiliates insolvent or unable to pay its respective obligations as they mature. Sponsor will, throughout the Term, have sufficient immediately available funds, in cash, to pay the Rights Fees as and when due and payable pursuant to Sections 6.1 and 6.2.

(h) Sponsor will provide prompt written notice of any violation by Sponsor or any of its Affiliates, or their respective officers, directors, managers, representatives or agents of banking or securities laws or any investigation thereof, in each case that could reasonably be expected to have a material adverse effect on Sponsor’s ability to perform its obligations under this Agreement (including Sponsor’s ability to pay the Rights Fees and/or any other amounts payable by Sponsor hereunder when due).

(i) Sponsor acknowledges that neither Team Party has made or is making any representations, warranties or covenants of any nature whatsoever regarding (i) the present or future performance or success of the Team, the identity or playing ability or availability for any given home game of any of the present or future players of the Team, or the attendance at home games of the Team, (ii) the identity of any performers who may participate in, or perform at, any other Arena Events or the attendance at any such other Arena Events, (iii) the failure of an Additional Team to play games at the Arena, (iv) the number of Arena Events or Arena Campus Events that will be held or (v) any other similar or related matters regarding the performance, operations or management of the Team or the Arena. Sponsor further acknowledges that by agreeing to pay fixed amounts hereunder, it is knowingly taking and accepting the risk that future management decisions by owners and other members of management of the Team and Arena may adversely affect the Team’s performance and success and attendance levels at home games of the Team and other Arena Events.

(j) With respect to each Contract Year in which the [***] will be displayed on the Team’s official game jerseys, Sponsor shall spend at least the Required Purchase Amount (as such term is defined below) to purchase media during NBA games on ABC/ESPN and/or TNT. For the purposes of this Agreement, for any applicable Contract Year, the “Required Purchase Amount” shall equal the total amount Sponsor spent on purchasing media in NBA games from ABC/ESPN and TNT during the NBA Season immediately prior to the initial NBA season in which the [***] will be displayed (including the preseason, regular season and post-season of such prior NBA season) increased each Contract Year by 5% for each such Contract Year in which the [***] is displayed (e.g., the Required Purchase Amount for the [***] NBA season shall be 105% of the total amount Sponsor spent to purchase media in NBA games from ABC/ESPN and TNT during the [***] NBA season).

ARTICLE VIII

WORK STOPPAGES

Section 8.1 Work Stoppages. If as the result of a player or referee strike or management lockout of players (a “Work Stoppage”), the Team fails to play an aggregate of at least thirty-six (36) regular season, play-in and other in-season tournament and playoff games at (i) the STAPLES Center during any NBA season during the Term occurring entirely prior to the Team Opening Date, (ii) the Arena during any NBA season during the Term occurring entirely after the Team Opening Date or (iii) the STAPLES Center and the Arena, in the aggregate, during any NBA season during the Term occurring in part prior to the Team Opening Date and in part after the Team Opening Date, then Team Owner shall offer Sponsor Make Goods for the game-related rights and benefits hereunder that Sponsor cannot and does not receive as a result thereof and the Parties shall attempt in good faith to agree upon such Make Goods. If the Parties, despite such good faith efforts, do not agree upon such Make Goods within thirty (30) days after being offered such Make Goods, designated senior executives for Team Owner and Sponsor shall discuss, in good faith, such Make Goods and try to reach a mutually agreeable resolution. Should the matter not be resolved within thirty (30) days of such discussion, either Party may submit the dispute regarding such Make Goods to binding arbitration pursuant to Section 15.18, whereby the arbitrator, in accordance therewith, shall determine whether the aggregate value of the Make Goods for the applicable Contract Year being offered by Team Owner to Sponsor pursuant to this Section 8.1 is at least equal to the value of the game-related rights or benefits Sponsor does not receive due to the Work Stoppage. If the arbitrator determines that the aggregate value of the Make Goods for the applicable Contract Year being offered by Team Owner to Sponsor pursuant to this Section 8.1 is at least equal to the game-related rights and benefits Sponsor does not receive as a result of the Work Stoppage, Team Owner shall not be deemed in breach of this Agreement due to the failure to provide Sponsor with any such game-related rights and benefits for the reasons set forth in this Section 8.1 so long as Team Owner otherwise complies with this Section 8.1. If the arbitrator determines that the aggregate value of the Make Goods for the applicable Contract Year is less than the value of the game-related rights and benefits Sponsor does not receive as a result of the Work Stoppage, Team Owner shall be required to offer additional Make Goods to Sponsor to the extent necessary for Team Owner to have provided to Sponsor Make Goods with an aggregate value equal to the value of the game-related rights and benefits Sponsor does not receive as a result of the Work Stoppage and such revised offer of Make Goods by Team Owner shall be subject to the provisions of this Section 8.1. Notwithstanding the foregoing, in the event Make Goods are owed as a result of Work Stoppage in the final Contract Year of the Term, then Sponsor shall be entitled to a cash refund reflecting the value of any such Make Goods. For the avoidance of doubt, (1) so long as Team Owner complies with this Article VIII, it shall not be deemed in breach of this

Agreement due to the failure to provide Sponsor any of the rights and benefits set forth herein due to a Work Stoppage and (2) if the Team plays an aggregate of at least thirty-six (36) regular season, play-in and other in-season tournament and playoff games at (i) the STAPLES Center during any NBA season during the Term occurring entirely prior to the Team Opening Date, (ii) the Arena during any NBA season during the Term occurring entirely after the Team Opening Date or (iii) the STAPLES Center and the Arena, in the aggregate, during any NBA season during the Term occurring in part prior to the Team Opening Date and in part after the Team Opening Date, then Team Owner shall not be obligated to provide Sponsor any Make Goods or cash refund with respect to any Team home game (in the case of the immediately foregoing clauses (i) or (iii), as applicable) or Arena Events (in the case of the immediately foregoing clauses (ii) or (iii), as applicable) for which such rights are not provided due to a Work Stoppage.

ARTICLE IX

USE OF MARKS

Section 9.1 Recognition of Each Party’s Intellectual Property Rights.

(a) Sponsor recognizes and acknowledges the exclusive right of the Team Parties to the Team Marks, the Arena Marks and the Official Designations and acknowledges that the Team Marks, the Arena Marks and the Official Designations, and the goodwill attached thereto, belong exclusively to Team Owner, Arena Owner or the applicable NBA Entity, as applicable. Sponsor also acknowledges (i) the great value of the goodwill associated with the Team Marks and the Arena Marks, (ii) that the Team Marks and the Arena Marks are famous and distinctive, and (iii) that such Team Marks and Arena Marks have acquired secondary meaning in the minds of the public. Sponsor agrees that all uses by Sponsor of the Team Marks and the Arena Marks shall inure to the benefit of Team Owner, Arena Owner or the applicable NBA Entity, as applicable, and any right that may accrue to Sponsor related thereto and any goodwill associated therewith are hereby granted and assigned to Team Owner, Arena Owner the applicable NBA Entity or its designee upon the request of Team Owner, Arena Owner or such NBA Entity, as applicable. Sponsor shall not, during the Term or thereafter, challenge (w) the rights of Team Owner, Arena Owner or the NBA Entities in and to any of the Team Marks or Arena Marks or the validity of the Team Marks or Arena Marks, (x) Team Owner’s, Arena Owner’s or the NBA Entities’ rights to grant rights and licenses relating to the Team Marks or Arena Marks or (y) the validity, legality, or enforceability of this Agreement. Except as expressly permitted by this Agreement, Sponsor shall not, without Team Owner’s or Arena Owner’s or the applicable NBA Entity’s, as applicable prior written consent, use, during or after the Term, any of the Team Marks, any of the Arena Marks or any Mark or other material that is confusingly similar to the Team Marks or Arena Marks and/or that relate or refer to Team Owner and/o Arena Owner, or any event or activity involving Team Owner, Arena Owner, the Team, the Team games, the NBA or Other Events or the Arena. All use of Team Marks and Arena Marks by Sponsor permitted hereunder shall be accompanied by the appropriate trademark notice ® or TM. Except as specifically agreed upon by the Parties, absolutely no rights for contests or sweepstakes involving the Team, the Arena, Team games or other events at the Arena, with or without the use of any Team Marks or Arena Marks, are conveyed by this Agreement to Sponsor, and Sponsor agrees not to engage in any such activities without authorization from Team Owner and, to the extent required by NBA Rules and Regulations, the NBA Entities. The Parties shall use reasonable efforts to develop mutually agreed upon protocol to obtain NBA Entity approval when required. Sponsor shall not be deemed in breach of this Agreement due to any use of Team Marks or Arena Marks by Sponsor hereunder that is approved by the Team Parties if NBA Entity approval is required for such use but not obtained because Team Owner has incorrectly informed Sponsor that such NBA Entity approval is not required. Sponsor acknowledges and agrees that Sponsor is not receiving, and the Team Parties are not granting, any rights or license with respect to the Marks of the STAPLES Center.

(b) Notwithstanding anything to the contrary in this Agreement (including the provisions of Section 9.1(a)), but subject always to NBA Rules and Regulations, any right of Sponsor to use any of the Team Marks and, to the extent required by NBA Rules and Regulations, the Arena Marks, is subject to Sponsor obtaining a license from, and prior written approval of, the NBA Entities and Sponsor’s adherence to the use restrictions imposed by the NBA Entities, including any local, geographic, or other territorial restriction and the Parties acknowledge that the NBA Entities are not a party to, or subject to, the terms of this Agreement. The Parties further acknowledge that NBA Properties, Inc. (“NBAP”) has the exclusive right to license NBA trademarks, statistics, logos, game-action photographs, video and audio (the “NBA Content”) nationally and internationally. Notwithstanding the foregoing in this Section 9.1(b), the Team has been authorized by NBAP to license to Sponsor the use of certain NBA Content online so long as: (i) this Agreement and all of the rights hereunder are subject to the NBA Rules and Regulations; (ii) this Agreement (and any amendment hereto) is submitted to NBAP within ten (10) days after execution and is expressly approved by NBAP; and (iii) the inclusion of NBA Content on the website of Sponsor, and the Team’s affiliation or association with the website of Sponsor, are not promoted or advertised outside the Territory. The following notice shall be visibly displayed on any screen on the website of Sponsor that displays or refers to NBA Content or other NBA intellectual property: “NBA and NBA member team trademarks, logos, identifications, statistics and game action photographs, video and audio are the exclusive property of NBA Properties, Inc. and the member teams and may not be used without the prior written consent of NBA Properties, Inc. © [Year] NBA Properties, Inc. All rights reserved.”

(c) The Team Parties recognize and acknowledge the exclusive right of Sponsor to the Sponsor Marks and acknowledge that the Sponsor Marks, and the goodwill attached thereto, belong exclusively to Sponsor. Except as set forth in Section 9.4, nothing in this Agreement serves to assign, convey or transfer any right in any of the Sponsor Marks to the Team Parties. The Team Parties also acknowledge (i) the great value of the goodwill associated with the Sponsor Marks, (ii) that the Sponsor Marks are famous and distinctive, and (iii) that such Sponsor Marks have acquired secondary meaning in the minds of the public. The Team Parties agree that all uses by the Team Parties of the Sponsor Marks shall inure to the benefit of Sponsor, and any right that may accrue to the Team Parties related thereof and any goodwill associated therewith are hereby granted and assigned to Sponsor or its designee upon the request of Sponsor. The Team Parties shall not, during the Term or thereafter, challenge (w) the rights of Sponsor in and to any of the Sponsor Marks, (x) the validity of the Sponsor Marks, (y) Sponsor’s right to grant rights and licenses relating to the Sponsor Marks or (z) the validity, legality, or enforceability of this Agreement. Except as expressly permitted by this Agreement, the Team Parties shall not, without Sponsor’s prior written consent, use, during or after the Term, any of the Sponsor Marks or any Mark or other material that is confusingly similar to the Sponsor Marks and/or that relate or refer to any of the Sponsor Marks. The Team Parties shall not sublicense any of the Sponsor Marks without the prior written consent of Sponsor.

Section 9.2 Assignment of Rights.

(a) In the event that, through performance of this Agreement, Sponsor has or acquires any interest in any Team home game at the Arena, the Arena, any Team Mark or any Arena Mark, or any adaptations or derivative works created from one or more of the foregoing or produced pursuant to this Agreement, Sponsor hereby grants and assigns to Team Owner (or designee of Team Owner) or Arena Owner (or designee of Arena Owner), as applicable, any and all of the rights of Sponsor in and to the foregoing, including copyright and trademark rights, any goodwill associated therewith and all causes of action, accrued or accruing, known or unknown, for infringement or otherwise, relating thereto. Sponsor shall cooperate with Team Owner and Arena Owner, during and after the Term, to grant and assign any such interest to Team Owner (or such designee) or Arena Owner (or such designee), as applicable, including the prompt execution of all necessary instruments to vest full title of, and all rights in and to, such interest in Team Owner (or such designee) or Arena Owner (or such designee), as applicable.

(b) In the event that, through performance of this Agreement, the Team Parties have or acquire any interest in the Sponsor Marks or any adaptations or derivative works created from any Sponsor Mark or produced pursuant to this Agreement, the Team Parties hereby grant and assign to Sponsor (or permitted designee of Sponsor) any and all of the rights of the Team Parties in and to the foregoing, including copyright and trademark rights, any goodwill associated therewith and all causes of action, accrued or accruing, known or unknown, for infringement or otherwise, relating thereto. The Team Parties shall cooperate with Sponsor during and after the Term, to grant and assign any such interest to Sponsor (or such designee), including the prompt execution of all necessary instruments to vest full title of, and all rights in and to, such interest in Sponsor (or such designee).

Section 9.3 Ownership and Registration of Team Marks, Arena Marks and Sponsor Marks. Notwithstanding anything to the contrary contained in this Agreement, Team Owner, the applicable NBA Entity or Arena Owner (or its designee), as applicable, shall respectively own and control all copyrights and trademarks that include the Team Marks and/or the Arena Marks and all copyrights, intellectual property and other rights pertaining to the Team, the Arena, and any Team game and Sponsor shall own and control all copyrights and trademarks that include the Sponsor Marks. Nothing in this Agreement serves to assign, convey or transfer any ownership right (a) to Sponsor in any Team Mark or any Arena Mark or any copyright, intellectual property or other right pertaining to the Team, the Arena or any Team game or other Event, or (b) to any Team Party in any Sponsor Marks. No copyright or trademark involving or making use of any Team Mark and/or any Arena Mark may be procured or claimed by Sponsor without the prior written permission of Team Parties and, to the extent required by NBA Rules and Regulations, the NBA Entities, and any such copyright or trademark shall be owned by and registered in the name of the applicable Team Party or another entity designated by such Team Party. No copyright or trademark involving or making use of any Sponsor Mark may be procured or claimed by the Team Parties without the prior written permission of Sponsor, and any such copyright or trademark shall be owned by and registered in the name of Sponsor or another entity designated by Sponsor. Sponsor shall cause to appear on all materials used in promotions or otherwise used or created in the exercise of the rights granted to it under this Agreement appropriate copyright and/or trademark notices in the name of Team Parties or an NBA Entity, as designated by Team Owner, including the form, location, and content of such notices.

Section 9.4 Grant of Licenses to the Team Parties. Subject to the terms of this Agreement, Sponsor hereby grants to each of the Team Parties the following licenses:

(a) During and after the Term, a non-exclusive, royalty-free, fully paid-up license to use the Sponsor Marks, for Historical Use.

(b) During the Term, a non-exclusive, royalty free, fully paid-up license to use the Sponsor Marks in connection with the provision of the rights and benefits to Sponsor hereunder, to identify Sponsor as a sponsor of the Arena and the Team, and for related business purposes applicable to this Agreement (including the [***]). Without limiting the foregoing or any other rights Team Owner or the NBA Entities may have, and notwithstanding anything to the contrary elsewhere in this Agreement, Sponsor hereby grants the Team Parties the non-exclusive right and license to use, and to license others to use, the Sponsor Marks for the Team Parties to deliver the benefits contemplated by this Agreement and in accordance with NBA Rules and Regulations. Without limiting the foregoing or any other rights the Team Parties or the NBA Entities may have, and notwithstanding anything to the contrary elsewhere, Sponsor hereby acknowledges and agrees that each of the Team Parties, the NBA Entities and each of their respective affiliated entities shall have the perpetual worldwide, irrevocable, royalty-free right to exhibit, reproduce, manufacture, distribute, sell, advertise and license to sponsors, media partners, licensees and other third parties, without any additional approval required from, or consideration due to, Sponsor or any other party or entity, footage, photos and other depictions or renderings of NBA games and other NBA-related events and activities (e.g., practice footage and interviews) and NBA and Team-branded apparel and products (e.g., jerseys, trading cards, videogames) (collectively, “NBA Imagery and Products”) for any purpose, including, without limitation, NBA Imagery and Products that depict Sponsor Marks on the [***].

(c) The Team Parties acknowledge the high standards and reputation for quality symbolized by the Sponsor Marks, and the Team Parties shall use the Sponsor Marks in a manner substantially consistent with such quality standards and reputation, and not in any manner that is offensive or derogatory of, or would be reasonably likely to harm the reputation of Sponsor or its products and services. The Team Parties shall comply in all material respects with all applicable marking requirements under applicable law, and to the extent reasonably practicable shall display such legends and notices as may be set forth in specified in writing by Sponsor, in each case as reasonably necessary to maintain the Sponsor Marks under applicable law and provide notice of Sponsor’s rights therein. Sponsor shall have the right to exercise quality control over use of or in connection with the Sponsor Marks solely to the extent reasonably necessary under applicable law, including by requesting prior written approval of any use under this Section 9.4, to maintain the validity of the Sponsor Marks and protect the goodwill associated therewith. Notwithstanding anything to the contrary in the foregoing, the Team Parties shall not be deemed in breach of this Agreement or otherwise having failed to deliver any rights or benefits to Sponsor described herein due to its failure to use or display Sponsor Marks to the extent such failure to use or display Sponsor Marks arises from Sponsor’s failure to provide prior written approval thereof.

(d) In the event that Sponsor notifies the Team Parties that, in the exercise of its reasonable discretion, it has determined that any use of the Sponsor Marks by the Team Parties pursuant to Sections 9.4(a), 9.4(b), 9.4(c), 9.4(d) or 9.4(e) is offensive or derogatory to, or in any material respect damages (including by materially damaging the reputation of) Sponsor or its products and services in the Categories, the Team Parties will halt such offensive or derogatory usage within twenty-four (24) hours.

(e) For the avoidance of doubt, nothing in this Agreement shall prohibit, restrict or limit in any way Sponsor’s right to use the Sponsor Marks in connection with its products, services and business to the extent such use is unrelated to the Arena Marks, Team Marks, the Team Parties and their Affiliates, the Team, the Arena and is not otherwise governed by the terms and conditions set forth in this Agreement.

Section 9.5 Responsibilities and Cooperation. Except as otherwise provided in this Agreement, each Party shall have the sole right and shall be responsible for seeking and maintaining registrations, if any, and any other form of protection for, and for enforcing its rights in, its respective Marks in its own name and at its own expense and in its own discretion. Each Party shall provide to the other all information and cooperation reasonably requested by (and at the expense of) the other Party to assist in the protection and enforcement of the respective Marks.

Section 9.6 Suits Against Infringers. If any Party at any time shall become aware or receive notice of any unauthorized use or other infringement of any Arena Marks, Sponsor Marks, Team Marks, or Official Designations, then such Party shall promptly give written notice thereof to the other Party setting forth all information in such Party’s possession regarding such infringement.

(a) The right to redress infringement, the responsibility therefor, the obligation to keep the other Party reasonably informed as to the progress thereof, and the right to sole control over the progress and settlement of any litigation as to the Arena Marks, Official Designations, Sponsor Marks and Team Marks shall be as follows: if the unauthorized use or other infringement relates solely to (x) the Team Marks or the Arena Marks, Team Owner shall be responsible for the costs, expenses and control of any legal action or (y) the Sponsor Marks, Sponsor shall be responsible for the costs, expenses and control of any legal action.

(b) Any amount awarded or paid as a result of such legal action shall be allocated first to reimbursement of any costs and expenses incurred in pursuing such action and then to the Parties in proportion to their respective damages.

Section 9.7 Sponsor’s Photograph Rights. During the Term, Sponsor shall have the right to use photographs or other visual depictions of the Arena in Sponsor’s advertising, brochures and publications in connection with the promotion, advertising or marketing of Sponsor’s products and services in the Categories and Sponsor’s general corporate identity (so long as such general corporate identity is primarily associated with Sponsor’s products and services in the Categories), subject to the prior written approval of Team Owner, not to be unreasonably withheld, conditioned or delayed, and the other provisions of this Agreement; provided, that such use does not include any photographs or other visual depictions of any photographs or other visual depictions of any performance in the Arena (including any Team game or other Event at the Arena), unless (1) such performance is depicted in an ancillary and background manner in such photograph, and (2) such photographs or other visual depictions are not sold by Sponsor.

ARTICLE X

FORCE MAJEURE

Section 10.1 Force Majeure. In the event that any Party hereunder is unable to perform or is precluded from performing its obligations under this Agreement due to any circumstances beyond the reasonable control of such Party (whether foreseeable or unforeseeable), including any present or future applicable law (whether legislative, executive or judicial), act of government or governmental instrumentality (whether federal, state or local), fire, earthquake, explosion or other casualty, the elements, mob, riot or civil commotion, national or local emergency (including health emergencies), labor disputes, calamity, epidemic, pandemic (including COVID-19 and related variants and mutations), civil disturbance, terrorism, war or armed conflict (whether or not there has been an official declaration of war or official statement as to the existence of a state of war), invasion, occupation, intervention of military forces, act of public enemy, embargo, delay of a common carrier, failure in whole or in part of third party technical facilities (e.g., an Internet hosting company), inability to obtain sufficient material, labor, transportation, power or other essential commodity required in the conduct of its business, act of God or any other cause beyond the reasonable control of said Party, but not including a Work Stoppage or a League Circumstance (a “Force Majeure Event”), then such inability to perform shall not be deemed to be a Sponsor Default or Team Party Default hereunder, as the case may be; provided, however, that (i) such Party shall make all reasonable efforts to continue to meet its obligations throughout the duration of the Force Majeure Event and the suspension of any obligations of such Party shall only last during the time the Force Majeure Event continues (and such reasonable time thereafter to allow such Party to respond to such condition) and (ii) for the avoidance of doubt, all payment obligations of Sponsor shall continue during a Force

Majeure Event. Notwithstanding the foregoing in this Section 10.1 and subject to Section 3.5(b), if due to a Force Majeure Event, the Team fails to play an aggregate of at least thirty-six (36) regular season, play-in and other in-season tournament and playoff games at (i) the STAPLES Center during any NBA season during the Term occurring entirely prior to the Team Opening Date, (ii) the Arena during any NBA season during the Term occurring entirely after the Team Opening Date or (iii) the STAPLES Center and the Arena, in the aggregate, during any NBA season during the Term occurring in part prior to the Team Opening Date and in part after the Team Opening Date, then Team Owner shall, subject to the second to last sentence of Section 7.1(g), offer Sponsor Make Goods for the game-related rights and benefits hereunder that Sponsor does not receive as a result thereof and the Parties shall attempt in good faith to agree upon such Make Goods. If the Parties, despite such good faith efforts, do not agree upon such Make Goods within thirty (30) days after being offered such Make Goods, then designated senior executives for Team Owner and Sponsor shall discuss, in good faith, such Make Goods and try to reach a mutually agreeable resolution. Should the matter not be resolved within thirty (30) days of such discussion, either Party may submit the dispute regarding such Make Goods to binding arbitration pursuant to Section 15.18, whereby the arbitrator, in accordance therewith, shall determine whether the aggregate value of the Make Goods for the applicable Contract Year being offered by Team Owner to Sponsor pursuant to this Section 10.1 is at least equal to the value of the game-related rights or benefits Sponsor does not receive due to the Force Majeure Event. If the arbitrator determines that the aggregate value of the Make Goods for the applicable Contract Year being offered by Team Owner to Sponsor pursuant to this Section 10.1 is at least equal to the game-related rights and benefits Sponsor does not receive as a result of the Force Majeure Event, Team Owner shall not be deemed in breach of this Agreement due to the failure to provide Sponsor with any such game-related rights and benefits for the reasons set forth in this Section 10.1 so long as Team Owner otherwise complies with this Section 10.1. If the arbitrator determines that the aggregate value of the Make Goods for the applicable Contract Year is less than the value of the game-related rights and benefits Sponsor does not receive as a result of the Force Majeure Event, Team Owner shall be required to offer additional Make Goods to Sponsor to the extent necessary for Team Owner to have provided to Sponsor Make Goods with an aggregate value equal to the value of the game-related rights and benefits Sponsor does not receive as a result of the Force Majeure Event and such revised offer of Make Goods by Team Owner shall be subject to the provisions of this Section 10.1. Notwithstanding the foregoing, in the event Make Goods are owed as a result of a Force Majeure Event in the final Contract Year of the Term, then Sponsor shall be entitled to a cash refund reflecting the value of any such Make Goods. So long as Team Owner complies with this Article X, it shall not be deemed in breach of this Agreement due to the failure to provide Sponsor any of the rights and benefits set forth herein due to a Force Majeure Event. For the avoidance of doubt, if the Team plays an aggregate of at least thirty-six (36) regular season, play-in and other in-season tournament and playoff games at (i) the STAPLES Center during any NBA season during the Term occurring entirely prior to the Team Opening Date, (ii) the Arena during any NBA season during the Term occurring entirely after the Team Opening Date or (iii) the STAPLES Center and the Arena, in the aggregate, during any NBA season during the Term occurring in part prior to the Team Opening Date and in part after the Team Opening Date, then Team Owner shall not be obligated to provide Sponsor any Make Goods or cash refund with respect to any Team home game (in the case of the immediately foregoing clauses (i) or (iii), as applicable) or Arena Events (in the case of the immediately foregoing clauses (ii) or (iii), as applicable) for which such rights are not provided due to a Force Majeure Event. For the avoidance of doubt, this Section 10.1 shall be subject to Section 3.5(b) such that if a remedy is provided therein for the failure to provide Sponsor rights and benefits for the reasons set forth therein, this Section 10.1 shall not also apply with respect to the failure to provide Sponsor rights and benefits for the reasons set forth in this Section 10.1 (i.e., there shall be no “double dipping” with respect to any applicable Make Goods or any applicable cash refund).

ARTICLE XI

INDEMNIFICATION

Section 11.1 Indemnification by the Team Parties. The Team Parties shall, jointly and severally, defend, indemnify and hold harmless Sponsor, its Affiliates, officers, directors, managers, owners, agents and employees of the foregoing (“Sponsor Indemnitees”) from and against any and all claims, damages, demands, suits, actions, complaints, liabilities, judgments, losses, costs and expenses, of any nature whatsoever, including reasonable attorneys’ fees and all costs of investigation (collectively, “Claims”), to the extent caused by (i) any breach by any Team Party of its respective covenants or obligations hereunder, (ii) any inaccuracy of the respective representations and warranties of any Team Party hereunder, (iii) any infringing use, or allegation of such use, by Sponsor of Team Marks and/or Arena Marks and/or any copyright claim for materials created or distributed by or on behalf of one or more the Team Parties that include any Team Mark and/or Arena Mark (provided that Sponsor’s use of Team Marks and/or Arena Marks, as applicable, is in accordance with and as permitted under the terms of this Agreement), (iv) any unfair or fraudulent advertising charges or claims related to advertisements of any Team Party, (v) any gross negligence or willful misconduct by the Team Parties or their respective officers, directors, managers, owners, agents and employees relating to the rights and benefits granted hereunder to Sponsor, (vi) an Event or (vii) any personal injury (including death) or property damage suffered at the Arena, except, in each case, to the extent attributable to the negligence or willful misconduct of any Sponsor Indemnitee; provided, however, that Sponsor Indemnitees shall promptly notify each Team Party of any Claim to which the indemnification set forth in this Section 11.1 applies (it being understood that the failure to so notify shall not excuse any Team Party from its obligations under this Section 11.1 except to the extent that such failure increases the liability of the indemnifying Party hereunder) and shall tender to the Team Parties the defense thereof. If a Team Party promptly assumes the defense of a Claim covered by this Section 11.1, no Sponsor Indemnitee may settle or compromise such Claim without the prior written approval of the appropriate Team Party(ies). If no Team Party assumes the defense of such Claim, the Sponsor Indemnitees may settle or compromise such Claim on such terms as the Sponsor Indemnitees may reasonably deem appropriate, and the Team Parties shall reimburse the Sponsor Indemnitees for the cost of such settlement, in addition to the Team Parties’ other obligations hereunder.

Section 11.2 Indemnification by Sponsor. Sponsor shall defend, indemnify and hold harmless the Team Parties, the NBA Entities, their respective Affiliates and the respective officers, directors, managers, owners, agents and employees of the foregoing (“Team Party Indemnitees”) from and against any and all Claims to the extent caused by (i) any breach by Sponsor or its Affiliates of Sponsor’s covenants or obligations hereunder, (ii) any inaccuracy of the representations and warranties of Sponsor hereunder (without giving effect to the knowledge qualifiers in Section 7.2), (iii) any infringing use, or allegation of such use, by the Team Parties of Sponsor Marks (provided that the Team Parties’ use of Sponsor Marks is in accordance with and as permitted under the terms of this Agreement) and/or any copyright claim for Advertising Copy created or distributed by or on behalf of Sponsor, (iv) the content of any Advertising Copy, including unfair or fraudulent advertising charges or claims related thereto, (v) any product or service marketed, advertised, promoted or provided by Sponsor hereunder, (vi) any promotional or other event or program conducted by Sponsor hereunder or (vii) any gross negligence and willful misconduct by Sponsor or any of its officers, directors, managers, owners, agents and employees relating to the exercise or utilization by Sponsor of the rights granted hereunder, except, in each case, to the extent attributable to the negligence or willful misconduct of the Team Party Indemnitee; provided, however, that Team Party Indemnitees shall promptly notify Sponsor of any Claim to which the indemnification set forth in this Section 11.2 applies (it being understood that the failure to so notify shall not excuse Sponsor from its obligations under this Section 11.2 except to the extent that such failure increases the liability of Sponsor hereunder) and shall tender to Sponsor the defense thereof. If Sponsor promptly assumes the defense of a Claim covered by this Section 11.2, no Team Party Indemnitee may settle or compromise such Claim without the prior written approval of Sponsor. If Sponsor fails to assume the defense of such Claim, the Team Party Indemnitees may settle or compromise such Claim on such terms as the Team Party Indemnitees may reasonably deem appropriate, and Sponsor shall reimburse the Team Party Indemnitees for the cost of such settlement, in addition to Sponsor’s other obligations hereunder.

Section 11.3 Cooperation. With respect to the indemnitees enumerated in Sections 11.1 and 11.2, the indemnifying party(ies) shall, upon request by the indemnitee(s), allow the indemnitee(s), at its (their) own expense, to cooperate in the defense of any such Claim.

Section 11.4 Third Party Recovery. An indemnifying party’s duty to pay any Claim hereunder shall, in each instance, be reduced by the amount the indemnitee recovers from any third party in connection therewith, including as a result of, at its discretion, exercising its rights as a third party beneficiary under another contract or pursuing and receiving insurance proceeds in connection with such Claim. The intent of this provision is that the indemnitee be made as whole as possible and not receive a windfall.

Section 11.5 Limitation of Damages. NO PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS OR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES BY REASON OF ANY BREACH OF THE TERMS OF THIS AGREEMENT; PROVIDED, HOWEVER, THE FOREGOING LIMITATION SHALL NOT APPLY TO INDEMNIFICATION FOR A THIRD-PARTY CLAIM UNDER THIS ARTICLE XI, BREACH OF CONFIDENTIALITY UNDER SECTION 15.7, A PARTY’S MISAPPROPRIATION OR MISUSE OF THE INTELLECTUAL PROPERTY OF ANOTHER PARTY OR WILLFUL MISCONDUCT.

ARTICLE XII

INSURANCE

Section 12.1 Team Parties Insurance. During the Term, the Team Parties shall maintain the following insurance coverage with insurers having an AM “Best” rating of A-VIII or better: (i) commercial general liability insurance, including coverage for bodily injury, property damage, personal and advertising injury, products/completed operations and contractual liability with a minimum amount of Ten Million Dollars ($10,000,000.00) for each occurrence, and (ii) property insurance for damage to the Arena having a limit of not less than the replacement cost of the Arena. Such commercial general liability insurance shall name Sponsor as an additional insured and shall be designated as primary with respect to claims of bodily injury or property damage which arise from Team Parties’ negligent acts or omissions in connection with its operations under this contract. The Team Parties shall furnish Sponsor with a certificate of insurance or provide Sponsor with access to web-based documents evidencing such insurance coverage, which shall further contain a provision that the policy or policies evidenced thereby shall not be canceled without thirty (30) days’ advance written notice to Sponsor.

Section 12.2 Sponsor Insurance. During the Term, Sponsor shall maintain the following insurance coverage with insurers having an AM “Best” rating of A-VIII or better: (i) commercial general liability insurance, including coverage for bodily injury, property damage, personal and advertising injury, products/completed operations and contractual liability with a minimum amount of Ten Million Dollars ($10,000,000.00) for each occurrence, (ii) workers compensation insurance with a minimum amount for each occurrence equal to the statutory minimum in the State of California and (iii) automobile liability insurance with a minimum amount of One Million Dollars ($1,000,000.00) for each occurrence. Such insurance shall name the Team Party Indemnitees as additional insureds as their interests may appear and shall be designated as primary with respect to claims of bodily injury or property damage which arise from Sponsor’s negligent acts or omissions in connection with its operations under this contract. Such insurance shall further be endorsed to provide a waiver of subrogation in favor of the Team Party Indemnitees as additional insureds. Sponsor shall furnish the Team Parties with (x) policy endorsements evidencing the addition of the Team Party Indemnitees as additional insureds on such insurance coverage and (y) a certificate of insurance or provide the Team Parties with access to web-based documents evidencing such insurance coverage, which shall further contain a provision that the policy or policies evidenced thereby shall not be canceled without thirty (30) days’ advance written notice to the Team Parties.

Section 12.3 No Modification. The insurance requirements set forth in this Article XII will in no way modify, reduce, or limit the indemnification herein made by either Party. Receipt of a certificate of insurance, endorsement or policy of insurance which is more restrictive than the contracted for insurance shall not be construed as a waiver or modification of the insurance requirements above or an implied agreement to modify same, nor is any verbal agreement to modify same permissible or binding.

ARTICLE XIII

SUBORDINATION AND PROTECTION OF SPONSOR RIGHTS

Section 13.1 Subordination and Protection of Sponsor Rights. With respect to an Arena Lender for which liens or rights with respect to the Arena, as applicable, are created after the Execution Date, Sponsor shall execute subordination, non-disturbance and attornment agreements with such Arena Lenders, if requested by such Arena Lenders, in a commercially reasonable form that expressly memorializes subordinating this Agreement to such liens and expressly provides that Sponsor’s rights under this Agreement shall not be disturbed by such Arena Lender, as applicable, so long as there is no Sponsor Default, and that Sponsor shall (subject to Sponsor’s right to exercise any termination rights pursuant to Section 14.4) attorn to such Arena Lender or any subsequent operator of the Arena, following a foreclosure (or delivery of a deed-in-lieu-of-foreclosure) or other similar process in connection with such Arena Lender exercising its rights and remedies with respect to its liens.

ARTICLE XIV

DEFAULT; TERMINATION

Section 14.1 Default by Sponsor.

(a) The occurrence of one or more of the following matters shall constitute a default by Sponsor (a “Sponsor Default”):

(i) Sponsor’s failure to pay any of the Rights Fees or other amounts payable to the Team Parties hereunder when due.

(ii) Sponsor’s material breach of any other material term or condition of this Agreement, including of any representation or warranty made herein, and such breach continues for a period of sixty (60) days after written notice by Team Owner to Sponsor, specifying the breach and demanding that it be corrected.

(iii) Sponsor (I) applies for or consents to the appointment of a custodian of any kind, whether in bankruptcy, common law or equity proceedings, with respect to all or any substantial portion of its assets, (II) becomes insolvent or is unable, or admits in writing its inability, to pay its debts generally as they become due, (III) makes a general assignment for the benefit of its creditors, or (IV) (x) files a petition seeking relief under the United States Bankruptcy Code or (y) if such a petition is filed by any of its creditors, such petition is approved by a court of competent jurisdiction and such approval is not vacated within one hundred and twenty (120) days.

(b) Upon the occurrence of a Sponsor Default, the Team Parties shall have the right to do any one or more of the following: (i) enforce the specific remedies provided for herein; (ii) recover all damages provided by law or in equity (which Sponsor acknowledges shall include all costs to the Team Parties in fulfilling their obligations to deliver the rights and benefits to Sponsor set forth herein); (iii) exercise any other right or remedy at law or in equity, including seeking an injunction or order of specific performance and (iv) terminate this Agreement in accordance with Section 14.5.

Section 14.2 Default by the Team Parties.

(a) The occurrence of one or more of the following events shall constitute a default by Team Owner (an “Team Party Default”):

(i) The Team Parties’ failure to pay any amounts when due to Sponsor hereunder, if such failure shall continue for a period of ten (10) days after written notice by Sponsor specifying the failure and demanding that it be cured.

(ii) A Team Party’s material breach of any other material term or condition of this Agreement, including of any representation or warranty made herein, and such breach continues for a period of sixty (60) days after written notice by Sponsor to the Team Party, specifying the breach and demanding that it be cured.

(iii) If either Team Party (I) applies for or consents to the appointment of a custodian of any kind, whether in bankruptcy, common law or equity proceedings, with respect to all or any substantial portion of its assets, (II) becomes insolvent or is unable, or admits in writing its inability, to pay its debts generally as they become due, (III) makes a general assignment for the benefit of its creditors, or (IV) (x) files a petition seeking relief under the United States Bankruptcy Code or (y) if such a petition is filed by any of its creditors, such petition is approved by a court of competent jurisdiction and such approval is not vacated within one hundred twenty (120) days.

(b) Upon the occurrence of a Team Party Default, Sponsor shall have the right to do any one or more of the following: (i) enforce the specific remedies provided for herein; (ii) recover all damages provided by law or in equity; (iii) exercise any other right or remedy at law or in equity, including seeking an injunction or order of specific performance and (iv) terminate this Agreement in accordance with Section 14.4(d).

Section 14.3 Cumulative Rights and Remedies. Except as expressly set forth herein, all rights and remedies of the Parties herein specified are cumulative and are in addition to, and not in limitation of, any rights and remedies the Parties may have at law, in equity or otherwise, and all such rights and remedies may be exercised singularly or concurrently.

Section 14.4 Sponsor’s Termination Rights. Sponsor may terminate this Agreement by providing written notice thereof to Team Owner if (a) the Team is relocated under NBA Rules and Regulations such that the Arena is no longer its home venue after the Team Opening Date (provided that written notice of such termination must be provided to Team Owner within thirty (30) days after such relocation); (b) the Arena Opening Date shall not have occurred on or before the first (1st) regular season home game of the Team during the [***] NBA season (provided that written notice of such termination must be provided to Team Owner within thirty (30) days after such date (or, to the extent the Arena Opening Date shall not have occurred on or before the first (1st) regular season home game of the Team during any subsequent NBA season, within thirty (30) days after the first (1st) regular season home game of the Team during such calendar year)) but in any event prior to the Arena Opening Date; (c) Team loses its NBA franchise (provided that written notice of such termination must be provided to Team Owner within thirty (30) days after the loss thereof); (d) if Sponsor (or the Affiliate thereof who is party to the Master Services Agreement) terminates the Master Services Agreement due to a material breach of a material term thereof by the Team Parties or (e) any Team Party Default occurs (provided that written notice of such termination must be provided to Team Owner within thirty (30) days after such Team Party Default). Upon termination by Sponsor of this Agreement in accordance with any of Sections 14.4(a), (c), (d), or (e), Sponsor shall be entitled to a refund of a portion of the Rights Fee previously paid by Sponsor for the Contract Year in which the termination occurs. Such refund shall be equal to such Rights Fee paid for such Contract Year multiplied by a fraction, of which (i) the numerator is the number of remaining days in such Contract Year after the effective termination date had this Agreement not been terminated, and (ii) the denominator is the total number of days in such Contract Year had this Agreement not been terminated. Such refund shall be paid by Team Owner within thirty (30) days after such termination of this Agreement.

Section 14.5 The Team Parties’ Termination Rights. The Team Parties may terminate this Agreement by providing written notice thereof, if (a) a Sponsor Default occurs (provided that written notice of such termination must be provided to Team Owner within thirty (30) days after such Sponsor Default), (b) despite Arena Owner’s good faith efforts to substantially complete the Arena, the Arena Opening Date shall not have occurred by the first regular season home game of the Team during the [***] NBA season and is not reasonably anticipated to occur within one hundred eighty (180) days after delivery of such written notice or (c) either of the Team Parties terminates the Master Services Agreement due to a material breach of a material term thereof by Sponsor (or the Affiliate thereof who is party thereto). Team Owner may, at the NBA’s direction in its sole discretion, terminate this Agreement by written notice given to Sponsor at any time in the event that Sponsor (including the other Sponsor Indemnitees, but only to the extent such other Sponsor Indemnitee’s involvement is related to Sponsor) becomes involved in any controversy or scandal that has or may have a negative effect on the business, reputation or the public’s perception of Team Owner or the NBA, as determined in the NBA’s sole good faith discretion.

ARTICLE XV

MISCELLANEOUS

Section 15.1 Independent Contractor. Each of the Parties is an independent contractor and no Party is empowered to bind another with respect to any contracts, arrangements or understandings with any outside party.

Section 15.2 Headings; Interpretation. The descriptive heading of the Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. Unless the context requires otherwise, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified. Whenever required by the context, any pronoun used in this Agreement will be deemed to include the corresponding masculine, feminine or neuter forms and the singular form of nouns, pronouns and verbs will be deemed to include the plural and vice versa. The use of the word “including” in this Agreement will be deemed to be by way of example rather than by limitation. The words “or,” “either,” and “any” will be deemed to be not exclusive. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will be deemed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “day” means calendar day unless otherwise specified. Whenever an event or action is to be performed by a particular date or a period ends on a particular date, and the date in questions falls on a day which is not a business day, the event or action will be deemed to be performed, or the period will be deemed to end, on the next succeeding business day. Any reference in this Agreement to “$”, “dollars” or “funds” will be deemed to refer to U.S. dollars.

Section 15.3 Entire Agreement; Amendment. This Agreement, including the schedules and exhibits attached hereto, which are incorporated herein, constitutes the entire agreement between and among the Parties, and supersedes any previous oral or written agreements, representations and covenants, regarding the subject matter hereof and shall become a binding and enforceable Agreement between and among the Parties and their respective successors and permitted assigns upon the full and complete execution and unconditional delivery of this Agreement by all Parties. This Agreement may not be amended, modified or supplemented unless executed by Team Owner and Sponsor.

Section 15.4 Assignment. This Agreement and the rights and obligations of any Party may not be assigned, sold, transferred, encumbered or otherwise conveyed, directly or indirectly, by law or by contract, without the prior written consent of the other Party, except that (a) no Party shall be required to obtain the written consent of (but shall provide written notice to) the other Party for any assignment (i) in connection with a merger, consolidation or sale or other transfer of all or substantially all of such transferor’s assets or (ii) to any Affiliate in connection with any tax planning or other similar corporate restructuring, so long as, in the case of clause (i) above and clause (ii) above, as applicable, the surviving entity or transferee, as applicable, is a creditworthy party that has the financial and other resources to fulfill the relevant Party’s obligations under this Agreement (including, in the case of Sponsor, payment of the Rights Fees) and (b) no Team Party shall be required to obtain the written consent of Sponsor for (i) any collateral assignment or pledge by a Team Party of its rights and obligations hereunder to any lender, including an Arena Lender or (ii) any assignment of this Agreement or a Team Party’s rights and obligations regarding the Arena or the Arena Campus Areas hereunder by Team Owner to Arena Owner or to any party that owns or operates the applicable portion of the Arena or Arena Campus Areas. For the avoidance of doubt, a sale of any direct or indirect equity interest in a Party, including a change of control of such Party by way of corporate restructuring, reorganization, divestiture, recapitalization, combination, exchange of shares, spin-off, or sale of such Party’s outstanding voting securities, shall not be deemed an assignment of this Agreement by, or the rights and obligations of, such Party hereunder, and therefore shall not require the prior written consent of the other Party, for purposes of this Section 15.4. Subject to the foregoing in this Section 15.4, this Agreement (including with respect to Sponsor’s grant of rights to the Sponsor Marks) shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Any nonconsensual assignment, sublicense or encumbrance of this Agreement by Sponsor shall be invalid and of no force and effect.

Section 15.5 Notices. All notices and other communications hereunder will be in writing and will be deemed to be given upon receipt if delivered personally, by registered or certified mail (return receipt requested) or by overnight courier to the Parties at the following addresses (or at such other address for a Party as will be specified by like notice):

If to Sponsor, to:

Aspiration Partners, Inc.

4551 Glencoe Avenue

Marina del Rey, CA 90292

Attention: Andrei Cherny – CEO (acherny@aspiration.com)

with a copy to:

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, NY 10036

Attention: Irwin P. Raij

If to Team Owner, to:

LA Clippers LLC

1212 S. Flower Street, 5th Floor

Los Angeles, CA 90015

Attention: Chief Global Partnerships Officer

with a copy to:

LA Clippers LLC

1212 S. Flower Street, 5th Floor

Los Angeles, CA 90015

Attention: Chief Legal Officer

Section 15.6 Governing Law. This Agreement will be governed by, and construed and enforced in accordance with, and subject to, the laws of the State of California without giving effect to the choice or conflict of law principles thereof.

Section 15.7 Confidentiality. The terms of this Agreement, including the financial terms and the duration of this Agreement, shall be deemed confidential, and shall not be disclosed by either Party without the other’s prior written consent and any information learned or received by one Party (the “Receiving Party”) about the other Party (the “Disclosing Party”) in the performance of this Agreement shall not be disclosed by the Receiving Party to any third party without the Disclosing Party’s prior written consent, except, in each case, (i) where such disclosure is appropriate in order to protect its respective rights in the event of a default or breach by the other Party, (ii) to the extent that either Party is required to make such disclosure by law, by legal process (including via deposition, interrogatories, requests for information, subpoena, civil investigative demand or other similar process) or by the rules and regulations of the Securities Exchange Commission or any national securities exchange (including in a Current Report on Form 8-K describing this Agreement and/or filing this Agreement as an exhibit thereto); provided, that, any such disclosure by Sponsor that is required by the rules and regulations of the Securities Exchange Commission or any national securities exchange shall be subject to the Team Parties’ prior written approval, not to be unreasonably withheld, conditioned or delayed (taking into account the Team Parties’ business interest in maintaining as confidential (1) until the commencement of the [***] Period, Sponsor’s right, subject to the terms and conditions set forth in this Agreement, to be the exclusive sponsor of the [***] during the [***] Period and (2) the economic and other material terms and conditions set forth in this Agreement), (iii) disclosure may be made by the Receiving Party to its board members, senior executive officers, counsel, financial advisors and consultants, in each case that have a need to know such information and provided such Person (other than counsel) has agreed in writing to maintain the confidentiality of the same, (iv) disclosure may be made by the Team Parties to their lenders, including the Arena Lenders, the NBA and, in connection with the Team Parties fulfilling their obligations under Section 4.3, Additional Teams, (v) disclosure may be made by the Team Parties to the indirect owners of the Team Parties, who require such information to advise the Team Parties in connection with this Agreement and the transactions contemplated thereby and (vi) disclosure may be made by the Team Parties to third parties regarding when the Term is scheduled to expire or terminates and any rights Sponsor has with respect thereto. For the avoidance of doubt, the Team Parties’ disclosure of this Agreement to any professional league having jurisdiction over the subject matter shall not constitute a breach of this Agreement, and nothing contained in this Agreement (except as provided in clause (ii) of this Section 15.7) will restrict either Party’s ability to disclose the other Party’s confidential information or the terms of this Agreement to regulatory or governmental bodies asserting jurisdiction over the Party that requires such disclosure or its Affiliates; provided however, that a Party making such required disclosure will use all commercially reasonable efforts to redact, or otherwise receive confidential treatment for, financial terms and any other sensitive information. In the event that a Party is requested or required to disclose the terms of this Agreement or any of the confidential information of the other Party pursuant to clause (ii) of this Section 15.7, such Party shall provide the other Party with prompt written notice of any such request or requirement so that the other Party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section 15.7. If, in the absence of a protective order or other remedy or the receipt of a waiver by the other Party, the requesting or required Party is nonetheless legally compelled to disclose confidential information to any tribunal or else stand liable for contempt or suffer other censure or penalty, such Party may, without liability hereunder, disclose to such tribunal only that portion of the confidential information which such counsel advises such Party is legally required to be disclosed, provided that such Party exercises commercially reasonable efforts to preserve the confidentiality of the confidential information, including by cooperating with the other Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the confidential information by such tribunal. All press releases, if any, relating to the execution of this Agreement shall be subject to the Parties’ prior mutual and written approval, not to be unreasonably withheld, conditioned or delayed (taking into account the Team Parties’ business interest in maintaining as confidential (1) Sponsor’s right, subject to the terms and conditions set forth in this Agreement, to be the exclusive sponsor of the [***] during the [***] Period until the commencement of the [***] Period of the [***], and (2) the economic and other material terms and conditions set forth in this Agreement). Except as expressly permitted herein, the Parties agree that no Party shall make a public statement with respect to Sponsor being, or having the right to be in the future, the sponsor of the [***] unless and until the earlier of July 1, [***] and the date on which [***] is no longer being the sponsor of the [***]. The confidentiality obligations set forth herein shall survive the expiration or earlier termination of this Agreement.

Section 15.8 Choice of Venue. Except as set forth in Section 15.18, any and all disputes arising under this Agreement shall be initiated and adjudicated exclusively in federal courts located in the Los Angeles County. Each Party waives any objection it has to venue based on forum non conveniens or similar grounds with respect to an action brought in such jurisdiction.

Section 15.9 Waiver of Jury Trial. The Parties agree that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and the Parties hereby irrevocably and unconditionally waive any right they may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (i) each Party understands and has considered the implication of this waiver, (ii) each Party makes this waiver voluntarily and (iii) each Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

Section 15.10 Expenses. Each Party shall bear its own expenses in connection with this Agreement, and (except as set forth herein) the transactions contemplated hereby. Without limiting the generality of the foregoing, Sponsor shall be solely responsible for any commissions owing to third parties (e.g., advertising agencies) in connection with the rights and benefits obtained by Sponsor hereunder as a result of any brokers or finders procured by it and the Team Parties shall be solely responsible for any commissions owing to third parties (e.g., advertising agencies) in connection with the rights and benefits granted by the Team Parties hereunder as a result of any brokers or finders procured by them.

Section 15.11 Drafting. Each Party warrants, represents, and agrees that in executing and delivering this Agreement it does so freely and voluntarily, that such Party has consulted with or has had the opportunity to consult with independent counsel of such Party’s own choice concerning this Agreement, and that each Party has read and understands this Agreement, is fully aware of its legal effect and has entered into it freely based on such Party’s own judgment. Hence, this Agreement shall not be construed against any Party on the basis that such Party was the drafter.

Section 15.12 No Third-Party Beneficiaries. Arena Owner shall be a beneficiary of this Agreement with respect to, and therefore shall be entitled to directly enforce, the rights of Team Owner and Team Parties and obligations of Sponsor hereunder that relate to advertising, sponsorship, promotional and hospitality rights associated with the Arena and held by Arena Owner that are granted herein, as if Arena Owner had directly executed this Agreement on its own behalf. Arena Owner may collaterally assign such rights to a lender. Except as set forth in Article XI with respect to indemnitees and this Section 15.12, this Agreement is not intended, and shall not be construed, to create any interests or rights for any third-party beneficiaries.

Section 15.13 Severability. If any term, covenant, condition or restriction hereof is held invalid or unenforceable by any court of competent jurisdiction, such provision shall be deemed severed from this Agreement to the extent of such invalidity or unenforceability, and the remainder of the terms, covenants, conditions and restrictions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 15.14 Waiver. No waiver of any right, obligation or default shall be implied, but must be in writing, signed by the Party against whom the waiver is sought to be enforced. Any particular waiver of any right, obligation or default shall not be construed as a waiver of any subsequent or other right, obligation or default.

Section 15.15 Counterparts. This Agreement may be executed in two or more counterparts all of which together shall constitute one and the same agreement. Delivery of a copy of this Agreement by facsimile transmission, by electronic mail in “portable document format” (“pdf”) form or by any other electronic means that preserves the original graphic and pictorial appearance of a document shall have the same effect as physical delivery of the paper document bearing the original signature.

Section 15.16 NBA Rules and Regulations; Special Remedy for Adverse Change in NBA Rules and Regulations.

(a) This Agreement and all of Sponsor’s rights and the Team Parties’ obligations herein are subject to NBA Rules and Regulations. This Agreement (and any amendment hereto) must be submitted prior to its execution for NBA’s approval and shall not be effective or enforceable until it is expressly approved by the NBA. If an Additional Team plays its home games at the Arena, then the term “NBA Rules and Regulations” when used herein (except when used in Section 15.16(b)) shall also include all of the rules, regulations and agreements of the applicable league or governing body of such Additional Team that are applicable to the Parties’ rights and obligations with respect to the Additional Team, including its home games at the Arena.

(b) Anything herein to the contrary notwithstanding, the NBA shall be regarded for all purposes, including for purposes of federal copyright law, as the sole holder of all rights in and to all broadcast or rebroadcast of all or any portion of any Team games, as to which Sponsor participates hereunder, together with all rights and obligations resulting therefrom, and the NBA, or Team Owner with the permission of the NBA, shall have the exclusive right to authorize, consent and control any and all replaying, re-broadcasting or other use of such broadcasts. Such authorization or consent of Team Owner and/or the NBA, which may be withheld for any reason or no reason, shall be in writing.

(c) In the event of, during the Term, (i) any change in (including adoption of additional) NBA Rules and Regulations (including any change in the regular season schedule by the NBA that results in a reduction in the number of regular season games played by the Team in an NBA season during the Term after the Team Opening Date, other than due to a Force Majeure Event or Work Stoppage, such that the Team fails to play an aggregate of at least thirty-six (36) regular season, play-in and other in-season tournament and playoff games at the Arena during such NBA season), (ii) any new implementation or application of NBA Rules and Regulations, or (iii) if an Additional Team plays its home games at the Arena, the application of any currently existing or new rules, regulations and agreements of the applicable league or governing body of such Additional Team that are applicable to the Parties’ rights and obligations with respect to the Additional Team, which application is different than the application of the NBA Rules and Regulations as of the Execution Date, the effect of which (in the case of clause (i) above, clause (ii) above or clause (iii) above) would be to materially limit or prevent the Team Parties from providing Sponsor the rights and benefits set forth herein, which in turn has the effect of materially reducing the value of the rights and benefits provided to Sponsor hereunder (a “League Circumstance”), then the Team Parties shall notify Sponsor within ten (10) Business Days after learning of such League Circumstance and offer Sponsor Make Goods for the value of the rights and benefits hereunder that Sponsor does not receive as a result thereof and the Parties shall attempt in good faith to agree upon such Make Goods. If the Parties, despite such good faith efforts, do not agree upon such Make Goods within thirty (30) days after being offered such Make Goods, the Parties agree that senior executives of each Party shall negotiate in good faith for resolution of the dispute of for a period of not less than two (2) weeks and if such negotiations do not reach resolution then either Party may submit the dispute to binding arbitration pursuant to Section 15.18, whereby the arbitrator, in accordance therewith, shall determine whether the aggregate value of the Make Goods for the applicable Contract Year being offered by Team Owner to Sponsor pursuant to this Section 15.16(c) is at least equal to the value of the rights or benefits Sponsor does not receive due to the League Circumstance. If the arbitrator determines that the aggregate value of the Make Goods for the applicable Contract Year being offered by Team Owner to Sponsor pursuant to this Section 15.16(c) is at least equal to the rights and benefits Sponsor does not receive as a result of the League Circumstance, Team Owner shall not be deemed in breach of this Agreement due to the failure to provide Sponsor with any such rights and benefits for the reasons set forth in this Section 15.16(c) so long as Team Owner otherwise complies with this Section 15.16(c). If the arbitrator determines that the aggregate value of the Make Goods for the applicable Contract Year is less than the value of the rights and benefits Sponsor does not receive as a result of the League Circumstance, Team Owner shall be required to offer additional Make Goods to Sponsor to the extent necessary for Team Owner to have provided to Sponsor Make Goods with an aggregate value equal to the value of the rights and benefits Sponsor does not receive as a result of the League Circumstance and such revised offer of Make Goods by Team

Owner shall be subject to the provisions of this Section 15.16(c). In the event that, as a result of a League Circumstance, Make Goods are provided and, thereafter during the Term, such League Circumstance is no longer effective or otherwise ceases to exist, then such Make Goods shall automatically no longer be required and be of no further force and effect thereafter. So long as Team Owner complies with this Section 15.16(c), it shall not be deemed in breach of this Agreement due to failure to provide Sponsor any of the rights and benefits set forth herein due to a League Circumstance. The Team Parties agree that, to the extent reasonably practicable and permissible under NBA Rules and Regulations, they will provide notice to Sponsor of any changes to NBA Rules and Regulations of which they are aware that could reasonably be expected to augment Sponsor’s rights and benefits hereunder.

Section 15.17 Survival. Sections 3.7, 9.1, 9.4, 9.6, Article VIII, Article X, Article XI, Article XIII, Article XIV and this Article XV shall survive the expiration or earlier termination of this Agreement, together with any other provision which by its terms or nature is intended to survive such expiration or termination.

Section 15.18 Arbitration.

(a) The Team Parties and Sponsor agree to resolve any dispute arising out of, or under, the Make Good provisions of Section 3.5(a), Section 3.5(b), Section 7.1(g), Section 15.16(c) or Article VIII or X, by arbitration in accordance with the terms of this Agreement. Any dispute, other than those described in the previous sentence, shall not be subject to arbitration. A dispute may be referred to arbitration only by written notice to the other Party (a “Notice of Arbitration”), with a copy to the American Arbitration Association (the “AAA”). The Notice of Arbitration shall provide a sufficient explanation of the dispute. The arbitration shall be conducted in accordance with the procedures in this Agreement and the Commercial Arbitration Rules of the AAA (“Rules”). In the event of a conflict between this Agreement and the Rules, the provisions of this Agreement shall control. The applicable Team Party and Sponsor shall bear the costs for the arbitration equally, but each shall pay for its own legal expenses.

(b) The arbitration shall be conducted in Los Angeles, California before a single arbitrator having at least ten (10) years’ experience in the business of professional sports teams and/or arenas and stadiums. The applicable Team Party and Sponsor shall agree on the arbitrator to hear any dispute in accordance with the Rules no later than ten (10) Business Days from the date the Notice of Arbitration is received. If the applicable Team Party and Sponsor do not agree on the arbitrator within the specified time period, then the AAA shall select an arbitrator meeting the above specified qualifications as soon as possible in accordance with the AAA’s procedures for selecting arbitrators.

(c) Any issue concerning the extent to which any dispute between the Parties is subject to arbitration, or concerning the applicability, interpretation, or enforceability of these procedures, including any contention that all or part of these procedures are invalid or unenforceable, shall be governed by the Federal Arbitration Act and resolved by the arbitrator. No potential arbitrator may serve as the arbitrator unless he or she has agreed in writing to abide and be bound by these procedures.

(d) Within thirty (30) days after the selection of the arbitrator, each of The applicable Team Party and Sponsor shall submit a written position statement describing such Party’s requested relief to the arbitrator for his/her consideration. The arbitrator shall be permitted to hold a hearing at which each Party is asked questions, witnesses may be asked questions and each Party is given the opportunity to make a presentation regarding its written position statement. The arbitrator’s award shall be in writing and shall be limited by the scope of the dispute (e.g., if the Parties cannot agree upon Make Goods under Section 3.5(a), Section 3.5(b), Section 7.1(g), Section 15.16(c) or Article VIII or X, the remedy to be awarded by the arbitrator shall be a determination as to whether the aggregate value of the Make Goods being offered by the Team Parties to Sponsor in connection with such dispute is at least equal to the applicable rights or benefits not received (and the arbitrator cannot terminate the Agreement or award a Rights Fee rebate)).

(e) All aspects of the arbitration shall be subject to the confidentiality provisions of Section 15.7.

(f) The arbitrator will use his/her best efforts to render an award within thirty (30) days after the arbitrator receives the written position statements of both Team Owner and Sponsor. The arbitration award shall be final and binding on the Parties and judgment upon the arbitrator’s award may be entered in, and shall be enforceable by, any court of competent jurisdiction. The award may not be vacated, modified or corrected by the court other than on the grounds specified in Section 10 or Section 11 of the Federal Arbitration Act. Notwithstanding anything to the contrary in this Section 15.18, a Party may file an action in any court of competent jurisdiction to obtain provisional injunctive or equitable relief to prevent immediate and irreparable harm and to ensure that the relief sought by the aggrieved Party is not rendered ineffectual pending the arbitration to the extent otherwise permitted pursuant to the terms hereof.

Section 15.19 Order of Precedence. If a term in any of the Exhibits hereto conflicts with a term in this Agreement, the terms of this Agreement will prevail unless such Exhibit specifically states otherwise.

Section 15.20 Relationship of the Parties. Nothing contained herein shall imply any partnership, joint venture or agency relationship between Sponsor, on the one hand, and either Team Party, on the other hand.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Parties have duly executed this Agreement as of the Execution Date.

SPONSOR:

ASPIRATION PARTNERS, INC.

By:
Name:
Title:

TEAM OWNER:

LA CLIPPERS LLC

(on its own behalf and as marketing and servicing agent for, and on behalf of, Murphy’s Bowl LLC)

By:
Name:
Title:

[Signature Page to Naming Rights Agreement]

ACKNOWLEDGEMENT

The undersigned, as the entity that will own, manage and operate the Arena, hereby joins in the execution of this Agreement for purposes of (i) acknowledging and joining in the representations, warranties and covenants regarding the Team Parties and Arena Owner set forth herein and (ii) confirming that (x) Team Owner has the right to license to Sponsor the advertising, sponsorship, promotional and hospitality rights associated with the Arena set forth in this Agreement without any approvals from Arena Owner or any other parties that have not already been obtained (other than the NBA Entities’ specific approval requirements set forth in this Agreement) and (y) to the extent this Agreement places obligations on the Team Parties or Arena Owner, the undersigned agrees that it is bound hereby and will comply herewith.

ARENA OWNER:

MURPHY’S BOWL LLC

By:
Name:
Title:

Exhibit A

PRE-OPENING ADVERTISING/SPONSORSHIP RIGHTS AND BENEFITS

(Capitalized terms are as defined in the Agreement)

Subject to the terms and conditions set forth in the Agreement, Sponsor shall receive the following rights and benefits prior to the Arena Opening Date:

[***]

Subject to NBA Rules and Regulations, solely to the extent that this Agreement has not been earlier terminated, Sponsor will be the exclusive sponsor of the [***] during the [***] Period. The [***] will (a) be [***] or such other content as may be mutually agreed upon between Sponsor and Team Owner and approved by the NBA, and (d) be subject to NBA Rules and Regulations. Subject to initial production time, [***] will be available for sale or distribution through Team Owner-controlled retail channels (i.e., Team store locations at the Arena and the Team Web Site team store) during the [***] Period. The initial [***] shall be produced by Team Owner at its sole expense; provided, that if the [***] design is not finalized by January 1 of the relevant Contract Year due to Sponsor delay, Sponsor shall bear all costs associated with producing such [***] and [***]. Sponsor acknowledges and agrees that only one (1) [***] design shall be utilized during each NBA season. Sponsor acknowledges that in conjunction with certain NBA-organized or special events (e.g., the NBA All-Star Game), the NBA may require that a [***] other than the [***], or no [***], be utilized [***], and such instances shall not be a breach by Team Owner of, and shall not be a basis to terminate or receive any Make Good or reduction in Rights Fees under, this Agreement.

PRESS EVENTS

•

Prominent integration of the sponsor relationship between the Team Parties and Sponsor at a minimum of four (4) mutually agreed upon press event announcing the partnership between Sponsor and Team Parties; provided that the foregoing shall be subject to the final sentence of Section 15.7.

•

Team Parties will make reasonable efforts to include Sponsor in announcements related to the Arena’s sustainability plans, with the timing, substance and frequency of any such inclusion subject to determination by the Team Parties in their sole discretion.

SALES CENTER BRANDING

•

Sponsor will receive branding within the sales center located at 1212 S. Flower St., Los Angeles, CA 90015 (the “Sales Center”) which branding will integrate the story of the Arena and the Parties’ shared environmental vision for the Arena (e.g., in connection with the Arena’s sustainability goals, including with respect to achieving carbon neutrality). Team Parties will provide opportunities to visitors of the Sales Center to support this vision.

TV-VISIBLE SIGNAGE

•

Subject to NBA Rules and Regulations, during all regular season home games of the Team at the STAPLES Center, Sponsor will receive (at times and in locations as determined by Team Owner in its sole discretion): (i) [***] of exposure (of Sponsor’s logo that it provides to Team Owner) on the courtside signage positioned at the front of the floor press table located courtside, adjacent to the players’ benches (other than during national broadcasts of such games) and (ii) [***] of exposure on the LED arm stanchions located on each basket (other than during national broadcasts of such games).

COURTSIDE SEAT BRANDING

•

Subject to NBA Rules and Regulations, during all regular season home games of the Team at the STAPLES Center, Sponsor will receive (in locations as determined by Team Owner in its sole discretion) branding on the seatbacks of each courtside seat in Rows 1-3 of the STAPLES Center (other than during national broadcasts of such games). Each Contract Year, Sponsor will have the opportunity to provide attendees sitting in such seats with gifts during [***] Team home games. The dates of such Team home games will be selected from a list provided to Sponsor by Team Owner (as determined in its sole discretion). All such gifts will be subject to Team Owner’s approval in its sole discretion and will be produced and supplied by Sponsor at its cost. Team Owner will manage distribution of such gifts to the applicable attendees.

IN-ARENA ACTIVATIONS

•

Subject to NBA Rules and Regulations, during all regular season home games of the Team at the STAPLES Center, Sponsor will receive (at times and in locations as determined by Team Owner in its sole discretion) [***] of exposure on the LED dual rings, which consist of [***] that run simultaneously during Team home games at the STAPLES Center.

•

Each Contract Year, and subject to NBA Rules and Regulations, Sponsor will be the sole sponsor of promotional giveaway items at [***] regular season home [***] of the Team at the STAPLES Center (“STAPLES Center Gameday Takeover”). Team Owner will produce and supply the promotional giveaway items, which will carry the logo of Sponsor (and/or its products and services in the Categories) and Team Owner will determine the number of such promotional giveaway items in its sole discretion. The [***] of such STAPLES Center Gameday [***] and the items to be used as promotional giveaway items at such STAPLES Center Gameday [***] will be selected from a list provided to Sponsor by Team Owner (as determined in its sole discretion). Each STAPLES Center Gameday Takeover will be supported by Team Owner with marketing support, including digital and social media visibility across Team Owner controlled platforms (i.e., website, mobile application and Team pages on social media platforms), the scope, substance and timing of which will be determined in Team Owner’s sole discretion and subject to availability.

•

Each Contract Year, Sponsor will be the sponsor of [***] mutually agreed upon on-court promotions at regular season home games of the Team at the STAPLES Center, with the dates of each such Team regular season home game at the STAPLES Center selected from a list provided to Sponsor by Team Owner (as determined in its sole discretion). Such on-court promotions will include Sponsor branding on the STAPLES Center videoboard and certain LED signage and a corresponding PA announcement. Applicable prizing associated with such on-court promotions will be mutually agreed upon by Sponsor and Team Owner.

ACTIVATION PROGRAMS AND EVENTS

•

Each Contract Year, and subject to NBA Rules and Regulations, Sponsor will serve as the “Presenting Sponsor” of the Clipper Nation MVP Program. As Presenting Sponsor, Sponsor will receive the following benefits, in each case subject to NBA Rules and Regulations:

•

Sponsor’s logo that it provides to Team Owner will be integrated into the Clipper Nation MVP logo in certain Clipper Nation MVP Program applications (in a manner determined by Team Owner in its sole discretion) and Sponsor will have the opportunity to provide its own gifts to members of the Clipper Nation MVP Program (e.g., full-season and partial-season ticketholders to Team home games at the STAPLES Center), subject in each case to Team Owner approval as determined in its sole discretion. All such gifts will be produced and supplied by Sponsor at its cost. Team Owner will manage distribution of such gifts to the applicable members of the Clipper Nation MVP Program.

•	Sponsor will receive the following exposure with respect to each regular season home game of the Team at the STAPLES Center:

•	MVP Game Ball Delivery Presenting Sponsor

•	MVP Captain Presenting Sponsor

•	MVP of the Game Presenting Sponsor

•

During each of the above activations, the applicable participant will receive a Team and Sponsor co-branded item (e.g., a tote bag or a wearable item) with such co-branded item to be approved by Team Owner (in its sole discretion) and produced and supplied by Sponsor at its cost. Team Owner will manage distribution of such co-branded gift to the applicable attendees.

•

Each Contract Year, and subject to NBA Rules and Regulations, Sponsor will serve as the “Presenting Sponsor” of the annual Clippers VIP BBQ or similar event. As Presenting Sponsor of the event, Sponsor will receive, in each case subject to NBA Rules and Regulations:

•	Inclusion in promotional email messaging to participants in such event, with the content, timing and frequency of such messaging subject to Team Owner’s approval in its sole discretion.

•	Sponsor branded signage at such event.

•	Opportunity set up Sponsor branded tables at such event.

•

Opportunity to provide a Team and Sponsor co-branded gift to all attendees of such event, with such co-branded gift to be approved by Team Owner (in its sole discretion) and produced and supplied by Sponsor at its cost. Team Owner will manage distribution of such co-branded gift to the applicable attendees.

•	Opportunity to have [***] guests attend such event.

•

Each Contract Year, and subject to NBA Rules and Regulations, Sponsor will also become the “Presenting Sponsor” of the Meet the Player Event Series, which will be comprised of [***] post-Team home game events in which the Team invites up Clipper Nation MVP members to an event attended by certain Team players (which players shall be determined by the Team Owner in its sole discretion), or similar events. Sponsor will receive, in each case subject to NBA Rules and Regulations:

•	Inclusion in promotional email messaging to participants in such event, with the content, timing and frequency of such messaging subject to Team Owner’s approval in its sole discretion.

•	Sponsor branded signage at such event.

•

Opportunity to provide a Team and Sponsor co-branded gift to all attendees of such event, with such co-branded gift to be approved by Team Owner (in its sole discretion) and produced and supplied by Sponsor at its cost. Team Owner will manage distribution of such co-branded gift to the applicable attendees.

•	[***] additional tickets to the Team home game immediately preceding each such event.

HOSPITALITY

•

Tickets and Parking: Each Contract Year, Sponsor will receive (i) [***] seat season tickets for each regular season, play-in tournament and playoff home game of the Team at the STAPLES Center and all other events at the STAPLES Center for which Team Owner controls the ticketing in the best available lower-level (including courtside locations where possible) locations as determined by Team Owner in its sole discretion and (ii) [***] VIP parking passes for each regular season, play-in tournament and playoff home game of the Team at the STAPLES Center each Contract Year.

•

Fantasy Days: Sponsor will receive one [***] per Contract Year to be held for up to [***] Sponsor guests, including the opportunity to scrimmage pre-game on the STAPLES Center court, game tickets (in addition to Sponsor’s tickets referenced in the “Tickets and Parking” paragraph above on this Exhibit A), replica Team jerseys for each guest and additional elements provided by the Team Owner in its sole discretion. The date, time and day of such fantasy [***] will be selected from a list provided to Sponsor by Team Owner (as determined in its sole discretion) and the other details will be determined by Team Owner in its sole discretion.

•

Suite Night Enhancement: For [***] regular season Team home games at the STAPLES Center each Contract Year, Sponsor will receive a “Suite Night Enhancement” which will include a visit from members of the Clippers Spirit Dance Team (with the timing and length of such visit to be determined by Team Owner in its sole discretion) and Team branded giveaway items for each attendee (with the particular Team-branded giveaway items to be determined by Team Owner in its sole discretion). The dates of such Team home games will be selected from a list provided to Sponsor by Team Owner (as determined in its sole discretion).

•

All-Access Reception: Each Contract Year, Sponsor will receive [***] “All-Access Reception” at the STAPLES Center for up to [***] guests, which includes [***] chalk talk prior to such Team home game at the STAPLES Center for each guest, including game tickets (in addition to Sponsor’s tickets referenced in the “Tickets and Parking” paragraph above on this Exhibit A), a pre-game reception with food and beverages, “meet and greet” session and discussion with a Team personality (e.g., former player, broadcaster, front office executive, with the specific individual to be determined by the Team Owner in its sole discretion). The date of such reception and chalk talk will be selected from a list provided to Sponsor by Team Owner (as determined in its sole discretion) and the other details will be determined by Team Owner in its sole discretion.

•

VIP Nights: Each Contract Year, Sponsor will receive [***] VIP Nights for up to [***] guests per VIP Night, which will include lower-level game tickets to a Team home game at the STAPLES Center for each guest (with the locations of such tickets to be determined by the Team Owner in its sole discretion and subject to availability), which tickets shall be in addition to Sponsor’s tickets referenced in the “Tickets and Parking” paragraph above on this Exhibit A), roundtrip car service to/from the STAPLES Center and an all-inclusive pre-game dinner in the Season Ticket Club at the STAPLES Center. The date of each such VIP Night will be selected from a list provided to Sponsor by Team Owner (as determined in its sole discretion) and the other details will be determined by Team Owner in its sole discretion.

•

Clippers Road Trip: [***] Sponsor guests may attend a Team road trip each Contract Year, including roundtrip airfare to/from a US-based major airport, hotel accommodations in the host city and game tickets. The dates of such road trips will be selected from a list provided to Sponsor by Team Owner (as determined in its sole discretion) and the other details will be determined by Team Owner in its sole discretion.

DIGITAL

•

Instagram & Facebook Story Takeovers: Sponsor will receive an Instagram & Facebook Story Takeover during [***] regular season home games of the Team each Contract Year. Sponsor will also receive a “handshake” tag on all such advertisement placements. Sponsor and Team Owner agree that the [***] total advertisement placements each Contract Year will be distributed across Sponsor brands in the Categories and, if practicable, will promote a different initiative and/or feature different creative assets for purposes of maximizing engagement. The dates of such Instagram & Facebook Story Takeovers will be selected from a list provided to Sponsor by Team Owner (as determined in its sole discretion).

•

Social Media Series: Each Contract Year, Sponsor will be the presenting sponsor for [***] Team-related social media series, the subject and content of which will be determined in Team Owner’s sole discretion, which will air during the regular season of the Team. An example of a potential social media series is “Aspire to Be Great”.

•

Digital Content Series: Each Contract Year, Sponsor will be the presenting sponsor for [***] part Team-related digital content series, the subject and content of which will be determined in Team Owner’s sole discretion, for the purposes of driving the shared sustainability values of the Team and Sponsor. An example of a potential digital content series is “Do Well Do Good”.

•

Newsletters: Each Contract Year, Sponsor will be featured in [***] email newsletters sent to the Team database. Sponsor will provide the Advertising Copy for Team Owner to send on its behalf at least five (5) days prior to the sending date provided by Team Owner.

COMMUNITY

•

Environmental Responsibility Business Platform: Team Parties and Sponsor will collaborate in good faith on a mutually agreed upon initiative intended to highlight (i) businesses in the Inglewood, California and/or Los Angeles, California community that are working towards sustainable development and/or (ii) other mutually agreed upon causes (e.g., Sustainable Business of the Month Spotlight). The Team Parties and Sponsor will mutually agree on promotional support for this program, including through Team Owner controlled platforms (i.e., website, mobile application and Team pages on social media platforms).

•

Community Activation Fund: Each Contract Year, Sponsor will receive an activation fund of $[***] (which amount will be adjusted annually thereafter by the percentage increase from the prior year in the annual National Consumer Price Index for all Wage Earners & Clerical Workers, U.S. City Average (All items: 1982-84=100) issued by the U.S. Department of Labor, Bureau of Labor Statistics or any successor agency of the United States that shall issue indices or data of similar type; provided, however, that no such annual increase shall be less than [***] or greater than [***] (such annual increase, the “CPI Adjustment”)) to support programming such as a financial literacy program for students or programming for Inglewood, California small business owners, the form and operation of which will be determined by the mutual agreement of Sponsor and Team Owner. Any funds not used by for such purposes in any Contract Year will expire and will not roll over into the next Contract Year.

•

Team Front Office Financial Planning Workshop: Each Contract Year, Sponsor will have the right to hold [***] financial planning [***] at the STAPLES Center on [***] for purposes of providing a financial planning presentation to the members of the Team’s front office. Sponsor will be responsible for planning and implementing all substantive programming for such financial planning presentation (subject to Team Parties’ approval in its sole discretion) and the Team Parties will provide reasonable support on such day to make reasonable and customary use of such areas. For the avoidance of doubt, reasonable support will include the provision of a reasonable number (as determined in the Team Parties’ sole discretion) of security, service and clean-up personnel and the cost of any reasonable utility use and will not include the purchase of any additional assets or materials (e.g., digital equipment or technology), any extraordinary services (e.g., set up of concert stage) or the hiring of additional personnel. The date of such Sponsor event will be selected from a list provided to Sponsor by Team Owner (as determined in its sole discretion) and will be held in a location mutually agreed upon by Sponsor and the Team Owner. No fee will be charged for event space use (e.g., a rental fee); provided, however, Sponsor will promptly pay all bills for all reasonable preparation and clean-up charges and for all other services approved, and rendered to, Sponsor, if any, in connection with use of the STAPLES Center. Sponsor agrees and acknowledges that it will be solely responsible for the costs and expenses of any food or beverage included as part of any Sponsor event and Sponsor will reimburse the Team Parties for any destruction of, or damage to, the STAPLES Center or for any loss or destruction of, or damage to, any Team Party property caused by Sponsor. Sponsor agrees to pay to the Team Parties any bill(s) for such reimbursement, within thirty (30) days of Sponsor’s receipt thereof.

•

Sponsor will serve as a mentorship partner of the Clippers Mentorship Assist Zone, a program that provides underserved youth in the Los Angeles, California with exposure to career opportunities. As a mentorship partner, Sponsor will receive the opportunity to host [***] custom events each Contract Year for purposes of showcasing careers in finance, data and analytics, engineering, customer service etc., with the timing and content of each such event subject to approval of Team Owner in its sole discretion. Additionally, Sponsor employees will be reasonably integrated into other year-round mentorship programming hosted by or affiliated with the Clippers Mentorship Assist Zone, such as roundtable discussions with young adults from throughout the Los Angeles, California area.

OTHER PLAY-IN TOURNAMENT/PLAYOFF RIGHTS AND BENEFITS

IN-ARENA

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In-Arena Signage: Subject to NBA Rules and Regulations, each play-in tournament and playoff home game of the Team at the STAPLES Center, Sponsor will receive (at times and in locations as determined by Team Owner in its sole discretion) [***] of exposure on the LED dual rings, which consist of [***] that run simultaneously during Team home games at the STAPLES Center.

•

Playoff Giveaway Item: Each Contract Year (to the extent applicable), and subject to NBA Rules and Regulations, Sponsor will be the sponsor (along with up to two other additional sponsors of the Team); provided, that Team Owner shall ensure that such other sponsors of the Team are not promoting products or services in categories that could reasonably be viewed as conflicting with Sponsor’s mission of facilitating carbon footprint reduction (e.g., a sponsor that promotes oil and gas related products) of a promotional giveaway item at [***] playoff home [***] of the Team at the STAPLES Center each round of the NBA playoffs in which the Team participates. The [***] of such playoff home [***] will be subject to Team Owner’s approval in its sole discretion. The Team Parties will produce and supply the promotional giveaway items, which will carry the logo of Sponsor (and/or its products and services in the Categories), and the Team Parties will determine the type and number of such promotional giveaway items in their sole discretion.

•

Playoff On-Court Promotion: Each Contract Year (to the extent applicable), Sponsor will be the sponsor of a mutually agreed upon on-court promotion at [***] playoff home [***] at the STAPLES Center each round of the NBA playoffs in which the Team participates. The [***] of such playoff home [***] will be subject to Team Owner’s approval in its sole discretion. Such on-court promotion will include Sponsor branding on the STAPLES Center videoboard and certain LED signage and a corresponding public address announcement. Applicable prizing associated with such on-court promotion will be mutually agreed upon by Sponsor and Team Owner.

•

Courtside Gifting: Each Contract Year (to the extent applicable), Sponsor will have the opportunity to provide attendees sitting in Rows 1-3 of the STAPLES Center with gifts during [***] playoff home [***] at the STAPLES Center each round of the NBA playoffs in which the Team participates. The date of such playoff home [***] will be subject to Team Owner’s approval in its sole discretion. All such gifts will be subject to Team Owner’s approval in its sole discretion and will be produced and supplied by Sponsor at its cost. Team Owner will manage distribution of such gifts to the applicable attendees.

DIGITAL

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Playoff Instagram & Facebook Story Integration: During [***] playoff [***] each round of the NBA playoffs in which the Team participates, Sponsor will receive [***] interstitial ad placement between game content on Instagram & Facebook Stories. Sponsor will also receive a “handshake” tag on such advertisement placement. The [***] of such playoff home [***] will be subject to Team Owner’s approval in its sole discretion.

•

Playoff Newsletter: Each Contract Year (to the extent applicable), Sponsor will be featured in [***] full-court press email newsletter sent to the Team database each round of the NBA playoffs in which the Team participates. Sponsor will provide the Advertising Copy for Team Owner to send on its behalf at least five (5) days prior to the sending date provided by Team Owner.

Exhibit B

POST-OPENING ADVERTISING/SPONSORSHIP RIGHTS AND BENEFITS

(Capitalized terms are as defined in the Agreement)

Subject to the terms and conditions set forth in the Agreement, Sponsor shall receive the following rights and benefits during the Term after the Arena Opening Date (except that the rights and benefits set forth below or otherwise provided in the Agreement that are to be provided with respect to Team home games at the Arena, shall be provided after the Team Opening Date):

[***]

Subject to NBA Rules and Regulations, solely to the extent that this Agreement has not been earlier terminated, Sponsor will be the exclusive sponsor of the [***] during the [***] Period. The [***] will (a) be [***], (c) feature Sponsor’s logo as supplied by Sponsor and approved by Team Owner and the NBA, or such other content as may be mutually agreed upon between Sponsor and Team Owner and approved by the NBA, and (d) be subject to NBA Rules and Regulations. Subject to initial production time, [***] will be available for sale or distribution through Team Owner-controlled retail channels (i.e., Team store locations at the Arena and the Team Web Site team store) during the [***] Period. The initial [***] shall be produced by Team Owner at its sole expense; provided, that if the [***] design is not finalized by January 1 of the relevant Contract Year due to Sponsor delay, Sponsor shall bear all costs associated with producing such [***] and affixing [***]. Sponsor acknowledges and agrees that only one (1) [***] design shall be utilized during each NBA season. Sponsor acknowledges that in conjunction with certain NBA-organized or special events (e.g., the NBA All-Star Game), the NBA may require that a [***] other than the [***], or no [***], be utilized [***], and such instances shall not be a breach by Team Owner of, and shall not be a basis to terminate or receive any Make Good or reduction in Rights Fees under, this Agreement.

ARENA DISPLAYS

In at least [***] on each of the Arena’s primary concourses, the Team Parties will install branded digital displays which shall be used exclusively by Sponsor to promote Sponsor and its Official Designations and its goods and services in the Categories, with the costs of installation and maintenance to be allocated in accordance with Section 3.3(b). These displays will be designed by Sponsor, with the content and location of such displays subject to Team Parties’ approval in their sole discretion in each instance. Sample messages may include educating fans at Arena Events about how Sponsor is assisting the Team Parties and the Arena to achieve carbon neutrality via reforestation efforts and other sustainability initiatives, such as with:

•	A live tally of the total number of trees planted due to Arena construction, Arena operations, ticket purchases, etc.

•	A visual display showing the amount of water that has been preserved because of the Arena’s water usage strategies.

•	A visual display showing the amount of plastic recycled because of the Arena’s recycling program.

For the avoidance of doubt, all such displays shall be displayed at all times during all Arena Events except for Other Events and any other events for which the promoter or organizer thereof requires control of such digital displays as a requirement for the hosting of such other events.

SPONSOR BRANDING

Event Day Branding: Subject to NBA Rules and Regulations, during all regular season home games of the Team at the Arena, Sponsor will receive (at times and in locations as determined by Team Owner in its sole discretion): (i) digital branding on the Arena marquee and in the Arena concourse, (ii) [***] minutes of exposure on the LED arm stanchions located on each basket (other than during national broadcasts of such games), (iii) [***] minutes of exposure (of Sponsor’s logo that it provides to Team Owner) on the courtside signage positioned at the front of the floor press table located courtside, adjacent to the players’ benches (other than during national broadcasts of such games) and (iv) [***] minutes of exclusivity across the in-Arena LED signage, including the LED ribbon board and vomitory tunnel LEDs (other than during national broadcasts of such games to the extent such vomitory tunnel LEDs are camera visible) (exposure also includes branding on the videoboard (i.e., Halo scoreboard) for the duration of the exposure). Additionally, subject to NBA Rules and Regulations, Sponsor will receive (at times and in locations as determined by Team Owner in its sole discretion) rotating exposure of Sponsor’s logo on press conference backdrop for Team home games at the Arena (Sponsor to be rotated with other “Founding Partners” of the Team, as determined ).

Videoboard Features: Subject to NBA Rules and Regulations, during all regular season home games of the Team at the Arena, Sponsor will be the presenting sponsor for [***] videoboard [***]. Sponsor will also receive exposure on the LED ribbon board during such features. The subject, content and timing of such videos will be determined in Team Owner’s sole discretion. Examples of such features are ‘Halftime Stats’, ‘First Half Highlights’ and impact player of the game.

Arena Gameday Takeover: Each Contract Year, and subject to NBA Rules and Regulations, Sponsor will be the sole sponsor of promotional giveaway items at [***] regular season home [***] of the Team at the Arena (“Arena Gameday Takeover”). Team Owner will produce and supply the promotional giveaway items, which will carry the logo of Sponsor (and/or its products and services in the Categories) and Team Owner will determine the number of such promotional giveaway items in its sole discretion. The [***] of such Arena Gameday [***] and the promotional giveaway items will be selected from a list provided to Sponsor by Team Owner (as determined in its sole discretion). Each Arena Gameday Takeover will be supported by Team Owner with marketing support, including digital and social media visibility across Team Owner controlled platforms (i.e., website, mobile application and Team pages on social media platforms), the scope, substance and timing of which will be determined in Team Owner’s sole discretion and subject to availability.

On-Court Promotions: Each Contract Year, Sponsor will be the sponsor of [***] mutually agreed upon on-court promotions at Team regular season home games at the Arena, with the dates of each such Team regular season home game at the Arena selected from a list provided to Sponsor by Team Owner (as determined in its sole discretion). Such on-court promotions will include Sponsor branding on the Arena videoboard and certain LED signage and a corresponding PA announcement. Applicable prizing associated with such on-court promotions will be mutually agreed upon by Sponsor and Team Owner.

SUSTAINABILITY INITIATIVES:

Inglewood Tree Planting Program: Team Parties and Sponsor to co-create and develop a mutually agreed upon initiative to plant a minimum of 1,000 trees in and around Inglewood, California. Team Parties and Sponsor to collaborate in good faith on this initiative and media strategy in connection therewith.

Environmental Responsibility Business Platform: Team Parties and Sponsor will collaborate in good faith on a mutually agreed upon initiative intended to highlight (i) businesses in the Inglewood, California and/or Los Angeles, California community that are working towards sustainable development and/or (ii) other mutually agreed upon causes (e.g., Sustainable Business of the Month Spotlight). The Team Parties and Sponsor will mutually agree on promotional support for this program, including through Team Owner controlled platforms (i.e., website, mobile application and Team pages on social media platforms).

Sustainability Educational Programming Activation Fund: Each Contract Year, Sponsor will receive an activation fund of $[***] (which amount will be adjusted annually by the CPI Adjustment) which may be used by Sponsor for co-branded sustainability efforts, such as an innovation challenge with Inglewood, California high school students on ways to improve sustainability in the Inglewood community, recycling programs at Inglewood, California elementary schools, and for incentive-based prizes in connection with such efforts and/or for the promotion of such efforts. Any funds not used by Sponsor in any Contract Year will expire and will not roll over into the next Contract Year.

IN-MARKET ACTIVATIONS

Customer Incentive Programming Activation Fund: Each Contract Year, Sponsor will receive an activation fund of $[***] (which amount will be adjusted annually by the CPI Adjustment) which may be used for various customer incentive programs. Team Parties and Sponsor will work together in good faith to identify mutually agreed upon customer incentive programs to encourage Team fans to open accounts with Sponsor and use products at the Arena. By way of example only, the Team Parties and Sponsor could determine to double (up to $[***] in the aggregate for the first Contract Year) all contributions made to the “Plant Your Change” initiative for spending at the Arena. Any funds not used by Sponsor in any Contract Year will expire and will not roll over into the next Contract Year.

ACTIVATION PROGRAMS AND EVENTS

•

Each Contract Year, and subject to NBA Rules and Regulations, Sponsor will serve as the “Presenting Sponsor” of the Clipper Nation MVP Program. As Presenting Sponsor, Sponsor will receive the following benefits, in each case subject to NBA Rules and Regulations:

•

Sponsor’s logo that it provides to Team Owner will be integrated into the Clipper Nation MVP logo in certain Clipper Nation MVP Program applications (in a manner determined by Team Owner in its sole discretion) and Sponsor will have the opportunity to provide its own gifts to members of the Clipper Nation MVP Program (e.g., full-season and partial-season ticketholders to Team home games at the Arena), subject in each case to Team Owner approval as determined in its sole discretion. All such gifts will be produced and supplied by Sponsor at its cost. Team Owner will manage distribution of such gifts to the applicable members of the Clipper Nation MVP Program.

•	Sponsor will receive the following exposure with respect to each regular season home game of the Team at the Arena:

•	MVP Game Ball Delivery Presenting Sponsor

•	MVP Captain Presenting Sponsor

•	MVP of the Game Presenting Sponsor

•

During each of the above activations, the applicable participant will receive a Team and Sponsor co-branded item (e.g., a tote bag or a wearable item) with such co-branded item to be approved by Team Owner (in its sole discretion) and produced and supplied by Sponsor at its cost. Team Owner will manage distribution of such co-branded gift to the applicable attendees.

•

Each Contract Year, and subject to NBA Rules and Regulations, Sponsor will serve as the “Presenting Sponsor” of the annual Clippers VIP BBQ or similar event. As Presenting Sponsor of the event, Sponsor will receive, in each case subject to NBA Rules and Regulations:

•	Inclusion in promotional email messaging to participants in such event, with the content, timing and frequency of such messaging subject to Team Owner’s approval in its sole discretion.

•	Sponsor branded signage at such event.

•	Opportunity set up Sponsor branded tables at such event.

•

Opportunity to provide a Team and Sponsor co-branded gift to all attendees of such event, with such co-branded gift to be approved by Team Owner (in its sole discretion) and produced and supplied by Sponsor at its cost. Team Owner will manage distribution of such co-branded gift to the applicable attendees.

•	Opportunity to have [***] guests attend such event.

•

Each Contract Year, and subject to NBA Rules and Regulations, Sponsor will also become the “Presenting Sponsor” of the Meet the Player Event Series, which will be comprised of [***] post-Team home game events in which the Team invites up Clipper Nation MVP members to an event attended by certain Team players (which players shall be determined by the Team Owner in its sole discretion), or similar events. Sponsor will receive, in each case subject to NBA Rules and Regulations:

•	Inclusion in promotional email messaging to participants in such event, with the content, timing and frequency of such messaging subject to Team Owner’s approval in its sole discretion.

•	Sponsor branded signage at such event.

•

Opportunity to provide a Team and Sponsor co-branded gift to all attendees of such event, with such co-branded gift to be approved by Team Owner (in its sole discretion) and produced and supplied by Sponsor at its cost. Team Owner will manage distribution of such co-branded gift to the applicable attendees.

•	[***] additional tickets to the Team home game immediately preceding each such event.

COURTSIDE SEAT BRANDING

Subject to NBA Rules and Regulations, during all regular season home games of the Team at the Arena, Sponsor will receive (in locations as determined by Team Owner in its sole discretion) branding on the seatbacks of each courtside seat in Rows 1-3 of the Arena (other than during national broadcasts of such games). Each Contract Year, Sponsor will have the opportunity to provide attendees sitting in such seats with gifts during [***] Team home games. The dates of such Team home games will be selected from a list provided to Sponsor by Team Owner (as determined in its sole discretion). All such gifts will be subject to Team Owner’s approval in its sole discretion and will be produced and supplied by Sponsor at its cost. Team Owner will manage distribution of such gifts to the applicable attendees.

HOSPITALITY

Tickets: Each Contract Year, Sponsor will receive [***] courtside (or best available, for events other than Team games) season tickets for all Team pre-season, regular season, play-in and other in-season tournament and playoff home games and all other events in the Arena, except for Other Events and any other events for which the promoter or organizer thereof controls the ticketing as a requirement for the hosting of such other events, and otherwise, subject to the same terms and conditions as made available to the other holders of similar ticket plans. The exact locations of the seats is at Team Owner’s sole discretion and subject to availability.

Suite Night Enhancement: For [***] regular season Team home games at the Arena each Contract Year, Sponsor will receive a “Suite Night Enhancement” which will include a visit from members of the Clippers Spirit Dance Team (with the timing and length of such visit to be determined by Team Owner in its sole discretion) and Team branded giveaway items for each attendee (with the particular Team-branded giveaway items to be determined by Team Owner in its sole discretion). The dates of such Team home games will be selected from a list provided to Sponsor by Team Owner (as determined in its sole discretion).

Fantasy Days: Sponsor will receive [***] fantasy [***] per Contract Year to be held for up to [***] Sponsor guests, including the opportunity to scrimmage pre-game on the Arena court, game tickets, replica Team jerseys for each guest and additional elements provided by the Team Owner in its sole discretion. The date, time and day of such fantasy day will be selected from a list provided to Sponsor by Team Owner (as determined in its sole discretion) and the other details will be determined by Team Owner in its sole discretion.

Chalk Talks: Sponsor will receive [***] chalk [***] per Contract Year to be held for up to [***] Sponsor guests, including game tickets, a pre-game reception with food and beverages, “meet and greet” session and discussion with a Team personality (e.g., former player, broadcaster, front office executive, with the specific individual to be determined by the Team Owner in its sole discretion). The [***] of such chalk [***] will be selected from a list provided to Sponsor by Team Owner (as determined in its sole discretion) and the other details will be determined by Team Owner in its sole discretion.

Clippers Road Trip: [***] Sponsor guests may attend a Team road trip each Contract Year, including roundtrip airfare to/from a US-based major airport, hotel accommodations in the host city and game tickets. The dates of such road trips will be selected from a list provided to Sponsor by Team Owner (as determined in its sole discretion) and the other details will be determined by Team Owner in its sole discretion.

Player/Artist Appearances: Sponsor will receive a [***] meet-and-greets per Contract Year with Team players and/or other music artists. The dates of such meet-and-greets will be selected from a list provided to Sponsor by Team Owner (as determined in its sole discretion) and the other details will be determined by Team Owner in its sole discretion.

VIP Nights: Each Contract Year, Sponsor will receive [***] VIP Nights for up to [***] guests per VIP Night, which will include lower-level game tickets to a Team home game at the Arena for each guest (with the locations of such tickets to be determined by the Team Owner in its sole discretion and subject to availability), which tickets shall be in addition to Sponsor’s tickets referenced in the “Tickets and Parking” paragraph above on this Exhibit B), roundtrip car service to/from the Arena and an all-inclusive pre-game dinner at the Arena. The date of each such VIP Night will be selected from a list provided to Sponsor by Team Owner (as determined in its sole discretion) and the other details will be determined by Team Owner in its sole discretion.

Hospitality Activation Fund: Each Contract Year, Sponsor will receive an activation fund of $[***] (which amount will be adjusted annually by the CPI Adjustment) which may be used by Sponsor for sweepstakes initiatives, events, VIP experiences and/or tickets for Arena Events. The available events, experiences and tickets will be selected from a list provided to Sponsor by Team Owner (as determined in its sole discretion) and subject to availability. Any funds not used by Sponsor in any Contract Year will expire and will not roll over into the next Contract Year.

Arena Usage:

Each Contract Year, Sponsor will have the right to hold [***] events (“Sponsor Events”) at the Arena or in the Arena Campus Areas on certain non-Event days and the Team Parties will provide reasonable support on such days to make reasonable and customary use of such areas functional, safe, and operational. For the avoidance of doubt, reasonable support will include the provision of a reasonable number (as determined in the Team Parties’ sole discretion) of security, service and clean-up personnel and the cost of any reasonable utility use and will not include the purchase of any additional assets or materials (e.g., digital equipment or technology), any extraordinary services (e.g., set up of concert stage) or the hiring of additional personnel. The dates of such Sponsor Events will be selected from a list provided to Sponsor by Team Owner (as determined in its sole discretion) and will be held in locations mutually agreed upon by Sponsor and the Team Parties (e.g., Arena bowl, the Plaza court & stage area, the indoor promotions court and premium clubs within the Arena). No fee will be charged for event space use (e.g., a rental fee); provided, however, Sponsor will promptly pay all bills for all reasonable preparation and clean-up charges and for all other services approved, and rendered to, Sponsor, if any, in connection with use of the Arena. Sponsor agrees and acknowledges that it will be solely responsible for the costs and expenses of any food or beverage included as part of any Sponsor Event and Sponsor will reimburse the Team Parties for any destruction of, or damage to, the Arena or for any loss or destruction of, or damage to, any Team Party property caused by Sponsor or any other guests of a Sponsor. Sponsor agrees to pay to the Team Parties any bill(s) for such reimbursement, within thirty (30) days of Sponsor’s receipt thereof.

Additionally, each Contract Year, Sponsor will have the right to use the Arena and/or Arena Campus Areas on [***] non-Event days for filming or recording commercials and/or promotional videos (“Sponsor Video Days”) and the Team Parties will provide reasonable support on such days to make reasonable and customary use of such areas functional, safe, and operational. For the avoidance of doubt, reasonable support will include the provision of a reasonable number (as determined in the Team Parties’ sole discretion) of security, service and clean-up personnel and the cost of any reasonable utility use and will not include the purchase of any additional assets or materials (e.g., digital equipment or technology), any extraordinary services (e.g., set up of concert stage) or the hiring of additional personnel. The dates of such Sponsor Video Days will be selected from a list provided to Sponsor by Team Owner (as determined in its sole discretion) and will be held in locations mutually agreed upon by Sponsor and the Team Parties (e.g., Arena bowl, the Plaza court & stage area, the indoor promotions court and premium clubs within the Arena). No fee will be charged for such use (e.g., a rental fee); provided, however, Sponsor will promptly pay all bills for all reasonable preparation and clean-up charges and for all other services approved, and rendered to, Sponsor, if any, in connection with use of the Arena and/or the Arena Campus Areas. Sponsor agrees and acknowledges that it will be solely responsible for the costs and expenses of any food or beverage included as part of any Sponsor Video Day and Sponsor will reimburse the Team Parties for any destruction of, or damage to, the Arena or for any loss or destruction of, or damage to, any Team Party property caused by Sponsor or any other guests of a Sponsor. Sponsor agrees to pay to the Team Parties any bill(s) for such reimbursement, within thirty (30) days of Sponsor’s receipt thereof.

DIGITAL

Broadcast Media Fund: Each Contract Year, Sponsor will receive a broadcast media fund of $[***] which may be used by Sponsor for commercial spots within the audio or visual broadcast of Team games and ancillary Team programming, with the number, timing and content of all such commercial spots subject to the prior approval by the Team Owner in its sole discretion.

Any funds not used by Sponsor in any Contract Year will expire and will not roll over into the next Contract Year.

Digital Content Series: Each Contract Year, Sponsor will be the presenting sponsor for [***] Team-related digital content series, the subject and content of which will be determined in Team Owner’s sole discretion, for the purposes of driving the shared sustainability values of the Team and Sponsor. An example of a potential digital content series is “Do Well Do Good”.

Content to Support Co-Branded Initiatives: Each Contract Year, the Team Parties will capture videos and photos from co-branded initiatives with Sponsor (e.g., Inglewood Tree Planting Program) and use reasonable efforts to distribute such videos and photos across Team pages on social media platforms.

Social Media Series: Each Contract Year, Sponsor will be the presenting sponsor for [***] Team-related social media series, the subject and content of which will be determined in Team Owner’s sole discretion, which will air during the regular season and post-season of the Team, if applicable. An example of a potential social media series is “Aspire to Be Great”.

Instagram & Facebook Story Takeovers: Sponsor will receive [***] interstitial advertisement placements which will be exhibited on each of the Team’s official Instagram and Facebook stories (one before tip-off, one at halftime and one immediately following such game), which may include a “swipe up” feature to redirect to Sponsor’s website (each, an “Instagram & Facebook Story Takeover”) during [***] regular season home games of the Team each Contract Year. Sponsor will also receive a “handshake” tag on all such advertisement placements. Sponsor and Team Owner agree that the [***] total advertisement placements each Contract Year will be distributed across Sponsor brands in the Categories and, if practicable, will promote a different initiative and/or feature different creative assets for purposes of maximizing engagement. The dates of such Instagram & Facebook Story Takeovers will be selected from a list provided to Sponsor by Team Owner (as determined in its sole discretion).

Newsletters: Each Contract Year, Sponsor will be featured in [***] email newsletters sent to the Team database. Sponsor will provide the Advertising Copy for Team Owner to send on its behalf at least five (5) days prior to the sending date provided by Team Owner.

Team Website Homepage Takeover: Subject to NBA Rules and Regulations, Sponsor will receive expandable “pencil” advertisement placements compatible on the desktop, tablet and mobile formats of the homepage of the Team Website for twenty-four (24) consecutive hours (each a “Homepage Takeover”) on [***] days each Contract Year. Such Homepage Takeover will also include “wing” advertisement placements on the desktop format of the Team Website homepage for the duration of the takeover. The dates of each such Homepage Takeover will be selected from a list provided to Sponsor by Team Owner (as determined in its sole discretion).

Other Website and Mobile Application Benefits: During each NBA season, Sponsor will receive banner impressions on the Team Website, the Arena Website and Team Party controlled mobile applications on a “run-of-site” basis.

COMMUNITY / FINANCIAL LITERACY

Community Activation Fund: Each Contract Year, Sponsor will receive an activation fund of $[***] (which amount will be adjusted annually by the CPI Adjustment) to support programming such as a financial literacy program for students or programming for Inglewood, California small business owners, the form and operation of which will be determined by the mutual agreement of Sponsor and Team Owner. Any funds not used by for such purposes in any Contract Year will expire and will not roll over into the next Contract Year.

Team Front Office Financial Planning Workshop: Each Contract Year, Sponsor will have the right to hold [***] financial planning [***] at the Arena or in the Arena Campus Areas on [***] non-Event [***] for purposes of providing a financial planning presentation to the members of the Team’s front office. The Team Parties will provide reasonable support on such [***] to make reasonable and customary use of such areas. For the avoidance of doubt, reasonable support will include the provision of a reasonable number (as determined in the Team Parties’ sole discretion) of security, service and clean-up personnel and the cost of any reasonable utility use and will not include the purchase of any additional assets or materials (e.g., digital equipment or technology), any extraordinary services (e.g., set up of concert stage) or the hiring of additional personnel. The [***] of such Sponsor [***] will be selected from a list provided to Sponsor by Team Owner (as determined in its sole discretion) and will be held in a location mutually agreed upon by Sponsor and the Team Owner. No fee will be charged for event space use (e.g., a rental fee); provided, however, Sponsor will promptly pay all bills for all reasonable preparation and clean-up charges and for all other services approved, and rendered to, Sponsor, if any, in connection with use of the Arena. Sponsor agrees and acknowledges that it will be solely responsible for the costs and expenses of any food or beverage included as part of any Sponsor event and Sponsor will reimburse the Team Parties for any destruction of, or damage to, the Arena or for any loss or destruction of, or damage to, any Team Party property caused by Sponsor. Sponsor agrees to pay to the Team Parties any bill(s) for such reimbursement, within thirty (30) days of Sponsor’s receipt thereof.

Mentorship Program: Sponsor will serve as a mentorship partner of the Clippers Mentorship Assist Zone, a program that provides underserved youth in the Los Angeles, California with exposure to career opportunities. As a mentorship partner, Sponsor will receive the opportunity to host [***] custom events each Contract Year for purposes of showcasing careers in finance, data and analytics, engineering, customer service etc., with the timing and content of each such event subject to approval of Team Owner in its sole discretion. Additionally, Sponsor employees will be reasonably integrated into other year-round mentorship programming hosted by or affiliated with the Clippers Mentorship Assist Zone, such as roundtable discussions with young adults from throughout the Los Angeles, California area.

OTHER PLAY-IN TOURNAMENT/PLAYOFF RIGHTS AND BENEFITS

Playoff LED Exposure: Subject to NBA Rules and Regulations, during each play-in tournament and playoff home game of the Team at the Arena, Sponsor will receive [***] minutes of exclusivity across the in-Arena LED signage, including the LED ribbon board and vomitory tunnel LEDs (exposure also includes branding on the videoboard (i.e., Halo scoreboard) for the duration of the exposure).

Playoff Giveaway Item: Each Contract Year (to the extent applicable), and subject to NBA Rules and Regulations, (along with up to two other additional sponsors of the Team); provided, that Team Owner shall ensure that such other sponsors of the Team are not promoting products or services in categories that could reasonably be viewed as conflicting with Sponsor’s mission of facilitating carbon footprint reduction (e.g., a sponsor that promotes oil and gas related products) of a promotional giveaway item at [***] playoff home [***] of the Team at the STAPLES Center each round of the NBA playoffs in which the Team participates. The [***] of such playoff home [***] will be subject to Team Owner’s approval in its sole discretion. The Team Parties will produce and supply the promotional giveaway items, which will carry the logo of Sponsor (and/or its products and services in the Categories), and the Team Parties will determine the type and number of such promotional giveaway items in their sole discretion.

Courtside Gifting: Each Contract Year (to the extent applicable), Sponsor will have the opportunity to provide attendees sitting in Rows 1-3 of the Arena with gifts during [***] playoff home [***] at the Arena each round of the NBA playoffs in which the Team participates. The [***] of such playoff home [***] will be subject to Team Owner’s approval in its sole discretion. All such gifts will be subject to Team Owner’s approval in its sole discretion and will be produced and supplied by Sponsor at its cost. Team Owner will manage distribution of such gifts to the applicable attendees.

Playoff On-Court Promotion: Each Contract Year (to the extent applicable), Sponsor will be the sponsor of a mutually agreed upon on-court promotion at [***] playoff home game at the Arena each round of the NBA playoffs in which the Team participates. The [***] of such playoff home [***] will be subject to Team Owner’s approval in its sole discretion. Such on-court promotion will include Sponsor branding on the Arena videoboard and certain LED signage and a corresponding public address announcement. Applicable prizing associated with such on-court promotion will be mutually agreed upon by Sponsor and Team Owner.

Playoff Instagram & Facebook Story Integration: During [***] playoff game each round of the NBA playoffs in which the Team participates, Sponsor will receive [***] interstitial ad [***] between game content on Instagram & Facebook Stories. Sponsor will also receive a “handshake” tag on such advertisement placement. The [***] of such playoff home [***] will be subject to Team Owner’s approval in its sole discretion.

Playoff Newsletter: Each Contract Year (to the extent applicable), Sponsor will be featured in [***] full-court press email [***] sent to the Team database each round of the NBA playoffs in which the Team participates. Sponsor will provide the Advertising Copy for Team Owner to send on its behalf at least five (5) days prior to the sending [***] provided by Team Owner.

EXHIBIT C

SUSTAINABILITY MASTER SERVICES AGREEMENT

Attached.

SUSTAINABILITY MASTER SERVICES AGREEMENT

THIS SUSTAINABILITY MASTER SERVICES AGREEMENT (the “Agreement”) is made as of September 13, 2021 (the “Effective Date”) by and between Aspiration Sustainability Impact Services, LLC (“Aspiration”), a Delaware company and wholly owned direct subsidiary of Aspiration Partners, Inc., a Delaware Corporation (“Aspiration Parent”), and LA Clippers LLC, a Delaware limited liability company (“Team Owner”) as the owner of the Los Angeles Clippers (“Team”), and Murphy’s Bowl LLC, a Delaware limited liability company (“Arena Owner”; each of Team Owner and Arena Owner collectively referred to herein as “Company”) as the owner and operator of the new arena in Inglewood, California that it intends to construct (the “Arena”). Aspiration and Company are each also a “Party,” collectively, the “Parties.”

RECITALS

WHEREAS, Aspiration is a worldwide proprietor of enterprise and consumer-facing sustainability solutions, including, without limitation, the Aspiration Sustainable Impact Services (collectively, the “ASIS”);

WHEREAS, Aspiration Parent and Team Owner, on behalf of itself and as marketing and servicing agent for, and on behalf of, Arena Owner, are simultaneously herewith entering into a Founding Sponsorship Agreement dated as of the date hereof (the “Partnership Agreement”), which is material to the consideration for the Parties to enter into this Agreement;

WHEREAS, Aspiration offers the ASIS to help companies to define and achieve their sustainability goals, as well as to empower their customers and employees to take action by leveraging Aspiration’s white-label sustainability solutions; and

WHEREAS, Company desires to procure certain ASIS (such ASIS specified in an SOW, together with any other services specified in an SOW, collectively, the “Services”) as further detailed below for the Arena, and Aspiration wishes to provide such Services to Company.

NOW, THEREFORE, the Parties intend to be legally bound as follows:

Subject to the terms and conditions of this Agreement, Aspiration agrees to provide Company with the Services, and the scope, timing, and details of each project or campaign related thereto shall be set forth in amendments to this Agreement that will establish the statement(s) of work in a form substantially similar to the first statement of work attached hereto and incorporated herein by this reference as Exhibit A (each a “SOW”). All Services provided to Company by Aspiration on or after the date hereof shall be subject to the terms and conditions of this Agreement unless the Parties expressly agree otherwise in writing.

1.	Definitions

1.1 Aspiration Marks. The term “Aspiration Marks” shall mean the Aspiration brand and sustainability business model and every part thereof, including the portion thereof related to the ASIS and Aspiration’s financial products and initiatives, and all intangible rights of Aspiration, including all copyrights, patents, trademarks, trade names, trade secrets, service marks, trade dress, domain names, logos, designs, moral rights, rights of association, sponsorship, and/or endorsement, and other intellectual property owned, controlled or licensed by Aspiration or Aspiration Parent, existing as of the time Company engages Aspiration to provide Services or later acquired, as well as all registrations, applications, renewals, and extensions of the foregoing now or hereafter in force with respect thereto.

1.2 Company Marks. The term “Company Marks” shall mean all trademarks, trade names, service marks, trade dress, domain names, logos, designs, moral rights, rights of association, sponsorship, and/or endorsement, and other intellectual property rights owned, controlled, or licensed by Company (such as the Arena naming rights), existing at the time Company engages Aspiration for the Services or later acquired by Company, as well as all registrations, applications, renewals, and extensions of the foregoing now or hereafter in force with respect thereto.

1.3 Confidential Information. The term “Confidential Information” shall mean and include all information and materials (of whatever kind and in whatever form or medium) disclosed by or on behalf of a Party (the “Disclosing Party”) to the other Party (or its designee) (the “Receiving Party”) in connection with this Agreement, whether prior to or during the Term and whether provided orally, electronically, visually, or in writing, that is either marked as confidential or is of such a nature that the Receiving Party should reasonably recognize that it is confidential.

1.4 NBA and NBA Entities. The term “NBA” shall mean the National Basketball Association and the term “NBA Entities” shall mean, collectively, the NBA, NBA Properties, Inc., NBA Media Ventures, LLC, NBA Development League Holdings, LLC, NBA Store, LLC, Planet Insurance Ltd., NBA China, L.P., NBA 2K League LLC, and any other entity formed generally by the NBA teams after the date hereof, and any subsidiary or affiliate of any of the foregoing.

1.5 Personnel. The term “Personnel” shall mean each Party’s agents, affiliates, representatives, employees, vendors, contractors, and subcontractors.

1.6 Third Party Materials. The term “Third Party Materials” means any material developed or provided by a third party and included in the Services.

2.	Party Property

2.1 Aspiration Property. Aspiration will retain ownership of Aspiration Marks, and any proprietary information, software, products, prototypes, systems, tools, technology, know-how and other intellectual property that are developed by or behalf of Aspiration or that Company receives arising from the performance of the Services in the SOWs by Aspiration, or are embodied in any such Services, including, but not limited to, the Aspiration proprietary reforestation program (the foregoing, together with any other intellectual property currently owned by Aspiration, collectively the “Aspiration IP”). Except as otherwise expressly provided in each SOW, Company understands and agrees that Company has no right, title, interest, license, or permission to use the Aspiration IP, in whole or in part. In addition, Company also acknowledges (i) the great value of the goodwill associated with the Aspiration Marks, (ii) that the Aspiration Marks are famous and distinctive, and (iii) that Aspiration Marks have acquired secondary meaning in the minds of the public. Company agrees that all uses by Company of the Aspiration Marks shall inure to the benefit of Aspiration, and any right that may accrue to Company related thereto and any goodwill associated therewith are hereby granted and assigned to Aspiration. Company shall not, during the Term or thereafter, challenge (w) the rights of Aspiration in and to any of the Aspiration Marks or the validity of the Aspiration Marks, (x) Aspiration’s rights to grant rights and licenses relating to the Aspiration Marks or (y) the validity, legality, or enforceability of the Aspiration Marks. Except as expressly permitted by this Agreement or the Partnership Agreement, Company shall not, without Aspiration’s prior written consent, use, during or after the Term, any of the Aspiration Marks, other material that is confusingly similar to the Aspiration Marks and/or that relate or refer to Aspiration, or any event or activity involving Aspiration. All use of the Aspiration Marks that are trademarks by Company permitted hereunder shall be accompanied by the appropriate trademark notice ® or TM.

2.2 Company Property. Company, Company’s licensors, and/or the NBA, as applicable, will retain ownership of all Company Marks, and the goodwill and rights associated therewith. Aspiration also acknowledges (i) the great value of the goodwill associated with the Company Marks, (ii) that the Company Marks are famous and distinctive, and (iii) that such Company Marks have acquired secondary meaning in the minds of the public. Aspiration agrees that all uses by Aspiration of the Company Marks shall inure to the benefit of Team Owner, Arena Owner or the applicable NBA Entity, as applicable, and any right that may accrue to Aspiration related thereto and any goodwill associated therewith are hereby granted and assigned to Team Owner, Arena Owner or the applicable NBA Entity or its designee upon the request of Team Owner, Arena Owner or such NBA Entity, as applicable. Aspiration shall not, during the Term or thereafter, challenge (w) the rights of Team Owner, Arena Owner, their licensors or the NBA Entities in and to any of the Company Marks or the validity of the Company Marks, (x) Team Owner’s, Arena Owner’s or the NBA Entities’ rights to grant rights and licenses relating to the Company Marks or (y) the validity, legality, or enforceability of the Company Marks. Except as expressly permitted by this Agreement or the Partnership Agreement, Aspiration shall not, without Team Owner’s or Arena Owner’s or the applicable NBA Entity’s, as applicable prior written consent, use, during or after the Term, any of the Company Marks other material that is confusingly similar to the Company Marks and/or that relate or refer to Team Owner and/or Arena Owner, or any event or activity involving Team Owner, Arena Owner, the Team, the Games, the NBA or the Arena. All use of Company Marks by Aspiration permitted hereunder shall be accompanied by the appropriate trademark notice ® or TM.

3. Confidentiality. The terms of this Agreement and any SOW associated herewith, including the financial terms and the duration of this Agreement, shall be deemed confidential, and shall not be disclosed by either Party without the other’s prior written consent and any Confidential Information shall not be disclosed by the Receiving Party to any third party without the Disclosing Party’s prior written consent, except, in each case, (i) where such disclosure is appropriate in order to protect its respective rights in the event of a default or breach by the other Party, (ii) to the extent that either Party is required to make such disclosure by law, by legal process (including via deposition, interrogatories, requests for information, subpoena, civil investigative demand or other similar process) or by the rules and regulations of the Securities Exchange Commission or any national securities exchange (including in a Current Report on Form 8-K describing this Agreement and/or filing this Agreement as an exhibit thereto); provided, that, any such disclosure by Aspiration or Aspiration Parent that is required by the rules and regulations of the Securities Exchange Commission or any national securities exchange shall be subject to the Company’s prior written approval, not to be unreasonably withheld, conditioned or delayed (taking into account the Company’s business interest in maintaining as confidential (1) the terms and conditions set forth in this Agreement and the Partnership Agreement for Aspiration Parent to be a sponsor of Team and the Arena and (2) the economic and other material terms and conditions set forth in this Agreement and the Partnership Agreement), (iii) disclosure may be made by the Receiving Party to its board members, senior executive officers, lenders (including, with respect to the Company, any Arena lenders), the NBA, counsel, financial advisors, consultants with a need to know, and for implementation of the Agreement and/or any associated SOW, information related to Services will be distributed only as necessary to implement the Agreement and/or associated SOW, and provided they (other than the NBA or counsel) have agreed in writing to maintain the confidentiality of the same; (iv) disclosure may be made by Aspiration to its lenders, and its counsel, financial advisors and consultants with a need to know provided they have agreed in writing to maintain the confidentiality of the same; (v) disclosure may be made by the Company to the indirect owners of the Company, who require such information to advise the Company in connection with this Agreement and the transactions contemplated thereby provided they have agreed in writing to maintain the confidentiality of the same; and (vi) disclosure may be made by either Party to third parties regarding when the Term is scheduled to expire or terminates and any rights Aspiration or Company has with respect thereto (but such disclosure shall not include the financial terms of this Agreement or any Confidential Information of the Disclosing Party). In addition, the Receiving Party shall only use the Disclosing Party’s Confidential Information to the extent necessary to perform obligations under this Agreement and for no other purpose. For the avoidance of doubt, the Company’s disclosure of this Agreement to any professional league having jurisdiction over the subject matter shall not constitute a breach of this Agreement, and nothing contained in this Agreement will restrict either Party’s ability to disclose the other Party’s Confidential Information or the terms of this Agreement to regulatory or governmental bodies asserting jurisdiction over the Party that requires such disclosure or its affiliates, provided however, that a Party making such required disclosure will use all commercially reasonable efforts to redact or otherwise receive confidential treatment for, financial terms and any other sensitive information. In the event that a Party is requested or required to disclose the terms of this Agreement or any of the other Party’s Confidential Information pursuant to clause (ii) of this Section 3, that Party shall provide the other Party with prompt written notice of any such request or requirement so that the other Party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section 3. If, in the absence of a protective order or other remedy or the receipt of a waiver by the other Party, such Party is nonetheless legally compelled to disclose Confidential Information to any tribunal or else stand liable for contempt or suffer other censure or penalty, such Party may, without liability hereunder, disclose to such tribunal only that portion of the Confidential Information which such counsel advises such Party is legally required to be disclosed, provided that such Party exercises commercially reasonable efforts to preserve the confidentiality of the Confidential Information, including by cooperating with the other Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information by such tribunal. All press releases, if any, relating to the execution of this Agreement shall be subject to the Parties’ prior mutual approval. The Receiving Party shall use the same care to prevent disclosure of the Disclosing Party’s Confidential Information as it uses to prevent disclosure of its own information of a similar nature, but in no event less than a reasonable degree of care. The confidentiality obligations set forth herein shall survive the expiration or earlier termination of this Agreement.

4.	Representations, Warranties and Covenants

4.1 Mutual Representations and Warranties.

4.1.1 Each Party represents and warrants that: (i) it is a corporation or limited liability company duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation or formation; (ii) it has the right, power and authority to execute, deliver, and perform this Agreement; (iii) this Agreement, when executed and delivered by such Party in accordance with the provisions hereof, shall be a legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally or by general principles of equity, (iv) such Party’s execution, delivery, and performance of this Agreement shall not constitute a violation, breach, or default under any contract, instrument, obligation, or agreement to which it is a Party or by which it is bound, and will not conflict with or violate any applicable law, judgment, order, or decree of any governmental authority having jurisdiction over it or its assets or property; (v) it shall comply with applicable material laws and regulations in its performance of this Agreement as further provided in Section 4.1.2; and (vi) it has and shall maintain in effect all material permits, licenses, and other forms of clearance from governmental authorities as are necessary for the conduct of its activities hereunder, including to grant Company the rights granted herein pursuant to any SOW, or any limitations with respect to any Third Party Materials which Aspiration has notified Company in writing.

4.1.2 Each Party shall comply, and shall ensure that its Personnel comply, in all material respects with all material applicable laws of the United States and all other jurisdictions where such Party or its Personnel are located or its activities are to be performed under this Agreement and any associated SOW, including all labor, tax, and environmental laws and all laws and regulations regarding the ineligibility of vendors, contractors, and suppliers of services for reasons of fraud, corruption, or terrorist activity.

4.2 By Company. Company further represents, warrants, and covenants that all Company Marks are the property of Company, Company’s licensors, and/or the NBA, as applicable and that it has the right to license use of the Company Marks as set forth in this Agreement.

4.3 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN OR ANY SOW ASSOCIATED HEREWITH, NEITHER PARTY MAKES, AND EACH PARTY HEREBY DISCLAIMS, ANY AND ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY ASSOCIATED SOW, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR NON-INFRINGEMENT.

5.	Indemnification

5.1 By Company. Company shall, jointly and severally, defend, indemnify and hold harmless Aspiration, its affiliates, officers, directors, managers, owners, agents and employees of the foregoing (“Aspiration Indemnitees”) from and against any and all claims, damages, demands, suits, actions, complaints, liabilities, judgments, losses, costs and expenses, of any nature whatsoever, including reasonable attorneys’ fees and all costs of investigation (collectively, “Claims”), to the extent caused by (i) any breach by Company of its covenants or obligations hereunder, (ii) any inaccuracy of the representations and warranties of Company hereunder, (iii) any infringing use, or allegation of such use, by Aspiration of Company Marks and/or any copyright claim for materials created or distributed by or on behalf of Company that includes, and which Claim is based on, any Company Mark (provided that Aspiration’s use of Company Marks, as applicable, is in accordance with and as permitted under the terms of this Agreement), (iv) any unfair or fraudulent advertising charges or claims related to advertisements of Company, and (v) any negligence or willful misconduct by Company or their respective officers, directors, managers, owners, agents and employees relating to the rights and benefits granted hereunder to Aspiration; provided, however, that Aspiration Indemnitees shall promptly notify Company of any Claim to which the indemnification set forth in this Section 5.1 applies (it being understood that the failure to so notify shall not excuse Company from its obligations under this Section 5.1 except to the extent that such failure increases the liability of Company hereunder) and shall tender to Company the defense thereof. If Company promptly assumes the defense of a Claim covered by this Section 5.1, no Aspiration Indemnitee may settle or compromise such Claim without the prior written approval of Company. If Company fails to assume the defense of such Claim, the Aspiration Indemnitees may settle or compromise such Claim on such terms as the Aspiration Indemnitees may reasonably deem appropriate, and Company shall reimburse the Aspiration Indemnitees for the cost of such settlement, in addition to Company’s other obligations hereunder.

5.2 By Aspiration. Aspiration shall defend, indemnify and hold harmless Company, the NBA Entities, their respective affiliates and the respective officers, directors, managers, owners, agents and employees of the foregoing (“Company Indemnitees”) from and against any and all Claims to the extent caused by (i) any breach by Aspiration or its affiliates of Aspiration’s covenants or obligations hereunder, (ii) any inaccuracy of the representations and warranties of Aspiration hereunder, (iii) any infringing use, or allegation of such use, by Company of Aspiration Marks (provided that Company’s use of Aspiration Marks is in accordance with and as permitted under the terms of this Agreement) and/or any copyright claim for, and which Claim is based on, words, slogans, logos, designs, visual and audio content or comparable creative effort with respect to the advertising, marketing and promotion of Aspiration’s products and services (“Advertising Copy”) created or distributed by or on behalf of Aspiration, (iv) the content of any Advertising Copy, including unfair or fraudulent advertising charges or claims related thereto, (v) any product or service marketed, advertised, promoted or provided by Aspiration hereunder, (vi) any promotional or other event or program conducted by Aspiration or (vii) any negligence and willful misconduct by Aspiration or any of its officers, directors, managers, owners, agents and employees relating to the exercise or utilization by Aspiration of the rights granted hereunder, except, in each case, to the extent attributable to the negligence or willful misconduct of the Company Indemnitee; provided, however, that Company Indemnitees shall promptly notify Aspiration of any Claim to which the indemnification set forth in this Section 5.2 applies (it being understood that the failure to so notify shall not excuse Aspiration from its obligations under this Section 5.2 except to the extent that such failure increases the liability of Aspiration hereunder) and shall tender to Aspiration the defense thereof. If Aspiration promptly assumes the defense of a Claim covered by this Section 5.2, no Company Indemnitee may settle or compromise such Claim without the prior written approval of Aspiration. If Aspiration fails to assume the defense of such Claim, the Company Indemnitees may settle or compromise such Claim on such terms as the Company Indemnitees may reasonably deem appropriate, and Aspiration shall reimburse the Company Indemnitees for the cost of such settlement, in addition to Aspiration’s other obligations hereunder.

6. Limitations on Liability. EXCEPT WITH RESPECT TO LIABILITY ARISING FROM A PARTY’S INDEMNIFICATION OBLIGATIONS FOR THIRD PARTY CLAIMS HEREUNDER, BREACH OF SECTION 2 RELATING TO EACH PARTY’S MARKS, BREACH OF THE CONFIDENTIALITY OBLIGATIONS IN SECTION 3, CLAIMS BY ASPIRATION FOR FEES AND PAYMENT OWED UNDER THIS AGREEMENT (WHICH ARE CAPPED AT THE ACTUAL FEES OWED OR PAYABLE BY COMPANY), AND EXCEPT FOR A PARTY’S GROSS NEGLIGENCE OR WILLFUL OR INTENTIONAL MISCONDUCT, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW: (A) IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, OR FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, OR LOSS OF INFORMATION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY SOW OR THE ACTIVITIES CONTEMPLATED HEREUNDER OR IN ANY SOW, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; AND (B) EACH PARTY’S AGGREGATE LIABILITY HEREUNDER SHALL NOT EXCEED THE AMOUNT OF FEES PAID BY COMPANY (IN THE CASE OF ASPIRATION’S LIABILITY) OR PAYABLE BY COMPANY (IN THE CASE OF COMPANY’S LIABILITY) HEREUNDER IN THE YEAR PRECEDING THE ASSERTION OF THE CLAIM.

7.	Term and Termination

7.1 Term. The term of this Agreement shall commence on the Effective Date and shall remain in effect until the earlier of (i) the later of June 30, [***] and the day after the last Team home game for the [***] NBA season, (ii) termination or expiration of the Partnership Agreement, or (iii) with respect to an SOW, completion of all Services specified in such SOW, unless terminated as set forth below (the “Term”).

7.2 Termination. The Parties may terminate this Agreement or any SOW by giving notice effective immediately if the other Party (or its affiliate) has materially breached a material provision of this Agreement or such SOW or the Partnership Agreement, and such material breach remains uncured for 30 days. For avoidance of doubt, Company’s failure to pay fees under this Agreement or any SOW when due shall be deemed a material breach of this Agreement.

7.3 Obligations Upon Termination or Expiration. Subject to above, upon termination or expiration of this Agreement and request by a Party, the Parties shall as soon as practical return to the other, all copies of the other Party’s Confidential Information in each’s possession or control, and unless otherwise mutually agreed, each Party shall cease using the other Party’s Marks and Confidential Information and shall remove all uses on its owned and controlled platforms within a commercially reasonable period not to exceed 60 days unless otherwise mutually agreed. In addition, upon termination or expiration of this Agreement, provided that Company agrees to pay Aspiration commercially reasonable compensation for such work (as mutually agreed upon), Aspiration will use commercially reasonable efforts to assist Company in the transition of the work and services provided by Aspiration under all then-current SOW’s, to ensure a comprehensive continuation of Company’s carbon footprint reduction goals.

7.4 Survival. Any provision that by its nature provides for rights, obligations, or remedies extending beyond such expiration or termination shall survive termination, including, but not limited to, intellectual property ownership and use limitations, confidentiality, representations and warranties, and indemnification.

8.	General

8.1 Aspiration’s Continuing Business. Company acknowledges and agrees that this is a non-exclusive relationship and that Aspiration is in the business of, among other things, offering ASIS and similar Services for clients. As such, Company agrees that, notwithstanding anything in this Agreement to the contrary or the termination of this Agreement, Aspiration shall be entitled, on behalf of its other and future clients, to use, disclose and otherwise employ any ideas, concepts, know-how and skills that Aspiration may have developed in the course of performing Services under this Agreement, subject to Company’s rights in Company Confidential Information and Company Marks, and Company shall not assert against Aspiration any prohibition or restraint under this Agreement against doing so.

8.2 Severability. If any provision of the Agreement is found by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect and the invalid, illegal, or unenforceable provision shall be replaced by a valid, legal, and enforceable provision that comes closest to the Parties’ intent underlying the invalid, illegal, or unenforceable provision.

8.3 No Waiver. Either Party’s failure to exercise, delay in exercising, or partial exercise of a right or remedy provided by this Agreement or applicable law shall not constitute a waiver of such right or remedy, a waiver of other rights or remedies, or a waiver of the further exercise of the right or remedy.

8.4 Assignment. This Agreement and the rights and obligations of any Party may not be assigned, sold, transferred, encumbered or otherwise conveyed, directly or indirectly, by law or by contract, without the prior written consent of the other Party, except that (a) no Party shall be required to obtain the written consent of (but shall provide written notice to) the other Party for any assignment (i) in connection with a merger, consolidation or sale or other transfer of all or substantially all of such transferor’s assets or (ii) to any affiliate in connection with any tax planning or other similar corporate restructuring, so long as, in the case of clause (i) above and clause (ii) above, as applicable, the surviving entity or transferee, as applicable, is a creditworthy party that has the financial and other resources to fulfill the relevant Party’s obligations under this Agreement and (b) Company shall not be required to obtain the written consent of Aspiration for any collateral assignment or pledge by Company of its rights and obligations hereunder to any lender, including an Arena lender. For the avoidance of doubt, a sale of any direct or indirect equity interest in a Party, including a change of control of such Party by way of corporate restructuring, reorganization, divestiture, recapitalization, combination, exchange of shares, spin-off, or sale of such Party’s outstanding voting securities, shall not be deemed an assignment of this Agreement by, or the rights and obligations of, such Party hereunder, and therefore shall not require the prior written consent of the other Party, for purposes of this Section 8.4. Any nonconsensual assignment, sublicense or encumbrance of this Agreement by Aspiration shall be invalid and of no force and effect.

8.5 Notices. All notices and other communications relating to this Agreement or any associated SOW, must be in writing and will be deemed given upon hand delivery or upon receipt if sent by an overnight courier delivery service of general commercial use and acceptance (e.g., DHL, FedEx or UPS), or by email (with acknowledgement of receipt or proof of delivery) to the following addresses or such other address as may be later designated by notice given by such Party:

If to Aspiration:

Andrei Cherny – CEO (acherny@aspiration.com)

Mike Shuckerow – Legal (mshuckerow@aspiration.com)

Tate Mill – Business Development (tmill@aspiration.com)

Aspiration Sustainability Impact Service, LLC

4551 Glencoe Avenue

Marina del Rey, CA 90292

If to Company:

LA Clippers LLC

1212 S. Flower Street, 5th Floor

Los Angeles, CA 90015

Attention: Chief Global Partnerships Officer

With a copy to:

LA Clippers LLC

1212 S. Flower Street, 5th Floor

Los Angeles, CA 90015

Attention: Chief Legal Officer

8.6 Entire Agreement. This Agreement, including all SOWs, schedules, and appendices hereto, all of the foregoing of which are hereby incorporated herein by reference, contains the complete and exclusive statement of the Agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, and representations, written or oral, between the Parties with respect to the subject matter hereof. The terms and conditions of this Agreement shall prevail over any conflicting terms submitted by Company or Aspiration. Except as expressly provided for in this Agreement, no amendment or modification of this Agreement or any SOW shall be made except by a writing signed by both Parties.

8.7 Counterparts. This Agreement may be executed in one or more counterparts and by electronic transmission (including via email in “portable document format”), each of which shall be deemed an original, but all of which shall constitute the same instrument

8.8 Governing Law and Dispute Resolution. This Agreement and all related SOWs, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, are governed by, and construed in accordance with, the laws of the United States of America and the State of California, without regard to its conflict of laws principles. Any dispute arising out of or relating to this Agreement, including but not limited to the enforceability and applicability of this agreement to arbitrate, shall be resolved by arbitration.

8.8.1 A dispute may be referred to arbitration only by written notice to the other Party (a “Notice of Arbitration”), with a copy to the American Arbitration Association (the “AAA”). The Notice of Arbitration shall provide a sufficient explanation of the dispute. The arbitration shall be conducted in accordance with the procedures in this Agreement and the Commercial Arbitration Rules of the AAA (“Rules”). In the event of a conflict between this Agreement and the Rules, the provisions of this Agreement shall control. Company and Aspiration shall bear the costs for the arbitration equally, but each shall pay for its own legal expenses.

8.8.2 The arbitration shall be conducted in Los Angeles, California before a single arbitrator having at least ten (10) years’ experience in the business of professional sports teams, arenas and stadiums, or agreements involving services similar to the Services under this Agreement. Company and Aspiration shall agree on the arbitrator to hear any dispute in accordance with the Rules no later than ten (10) Business Days from the date the Notice of Arbitration is received. If Company and Aspiration do not agree on the arbitrator within the specified time period, then the AAA shall select an arbitrator meeting the above specified qualifications as soon as possible in accordance with the AAA’s procedures for selecting arbitrators.

8.8.3 Any issue concerning the extent to which any dispute between the Parties is subject to arbitration, or concerning the applicability, interpretation, or enforceability of these procedures, including any contention that all or part of these procedures are invalid or unenforceable, shall be governed by the Federal Arbitration Act and resolved by the arbitrator. No potential arbitrator may serve as the arbitrator unless he or she has agreed in writing to abide and be bound by these procedures.

8.8.4 Within thirty (30) days after the selection of the arbitrator, each of Company and Aspiration shall submit a written position statement describing such Party’s requested relief to the arbitrator for his/her consideration. The arbitrator shall be permitted to hold a hearing at which each Party is asked questions, witnesses may be asked questions and each Party is given the opportunity to make a presentation regarding its written position statement. The arbitrator’s award shall be in writing and shall be limited by the scope of the dispute.

8.8.5 All aspects of the arbitration shall be subject to the confidentiality provisions of Section 3.

8.8.6 The arbitrator will use his/her best efforts to render an award within thirty (30) days after the arbitrator receives the written position statements of both Team Owner and Aspiration. The arbitration award shall be final and binding on the Parties and judgment upon the arbitrator’s award may be entered in, and shall be enforceable by, any court of competent jurisdiction. The award may not be vacated, modified or corrected by the court other than on the grounds specified in Section 10 or Section 11 of the Federal Arbitration Act. Notwithstanding anything to the contrary in this Section 8.8, a Party may file an action in any court of competent jurisdiction to obtain provisional injunctive or equitable relief to prevent immediate and irreparable harm and to ensure that the relief sought by the aggrieved Party is not rendered ineffectual pending the arbitration to the extent otherwise permitted pursuant to the terms hereof.

[Signatures immediately follow.]

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Date regardless of the actual date of execution and delivery.

AGREED AND ACCEPTED	AGREED AND ACCEPTED

ASPIRATION SUSTAINABILITY	MURPHY’S BOWL LLC
IMPACT SERVICES, LLC

By:	By:

Its: Authorized Signatory	Its: Authorized Signatory

AGREED AND ACCEPTED

LA CLIPPERS LLC

By:

Its: Authorized Signatory

Exhibit A

Scope of Work - Murphy’s Bowl 1

This Scope of Work – Murphy’s Bowl 1 (“SOW-1”), effective as of September 13, 2021 (the “Effective Date”), is between Aspiration Sustainability Impact Services, LLC (“Aspiration”) and LA Clippers LLC, a Delaware limited liability company (“Team Owner”), and Murphy’s Bowl LLC, a Delaware limited liability company that is an affiliate of Team Owner (“Arena Owner”; each of Team Owner and Arena Owner collectively referred to herein as “Company”). This SOW-1 is incorporated into, forms a part of, and is in all respects subject to the terms of the Sustainability Master Services Agreement between Aspiration and Company dated as of September 13, 2021 (the “Agreement”). All capitalized terms that are not defined in this SOW-1 will have the meanings assigned to those terms in the Agreement.

1. Term: Unless terminated by either Party pursuant to the Agreement, the term of this SOW-1 shall commence upon the Effective Date of the Agreement and shall remain in effect until the termination or expiration of the Agreement. For the avoidance of doubt, in the event that the Partnership Agreement is terminated for any reason, the Agreement and this SOW-1 shall also terminate on the same day.

2. Fees and Payments: Company hereby agrees to make the following payments to Aspiration in consideration for (i) the Services (as defined below) to be provided by Aspiration to Company, and (ii) as payment for programs and initiatives selected by Company to reduce its emissions of Greenhouse Gas (“GHG”) and pursue its goal of a net-negative carbon footprint.

2.1 Implementation Fee. The Company will pay a $[***] one-time sustainability consumer implementation fee (the “Implementation Fee”) to Aspiration, due on December 15, 2021, to cover the upfront Implementation (as defined below) work by Aspiration for the months of October, November and December of 2021.

2.2 Company Annual Fee. Throughout the Term, Company will pay an annual payment of $[***] to Aspiration (the “Sustainability Fee”). The Sustainability Fee will be used for implementation of Company’s Emissions Reduction Initiatives, as determined by Company after consultation with Aspiration. The Sustainability Fee will be in 4 equal payments of $[***] (“Quarterly Payments”) due and payable on March 31, June 30, September 30 and December 31, with the first payment due on March 31, 2022 (unless delayed while the Roadmap SOW is being completed).

2.2.1 Company may elect, from time to time, to earmark some or all of the Sustainability Fee to be used for additional or revised Planning Work (as define below).

2.2.2 The Parties agree that the Sustainability Fee will be used to reach Company’s goal of net-zero or net-negative emissions impacts for Scope 1, 2, and 3 as those terms are defined by the Environmental Protection Agency, and that Company will have the final decision on what categories are included in its Implementation.

3. Planet Protection Contribution. Subject to further study and coordination and the terms and conditions of this Section 3, Team Owner shall implement a per-ticket fee (“Planet Protection Contribution”) for all Sold Tickets to Team home pre-season, regular season, play-in and other in-season tournaments and playoff home games (“Games”) played at Staples Center and/or in the Arena, at an amount to be mutually agreed upon by the Parties in the Roadmap SOW, with each Party using reasonable best efforts to agree following consultation. The Planet Protection Contribution, to the extent implemented pursuant to the foregoing sentence, will be instituted for all Games no later than the beginning of the 2022-2023 NBA season, provided that Parties shall use reasonable efforts to implement the Planet Protection Contribution for individual sales of Sold Tickets for Games for the 2021-2022 Team season; provided however that the Parties acknowledge that Team has already sold Sold Tickets for the 2021-2022 NBA season and the Planet Protection Contribution cannot be added to such already sold Sold Tickets. The purpose of the Planet Protection Contribution is to fund carbon reduction and offset the impacts of fan travel to the Arena for Games. In addition to Games, and where permitted by the promotor or host and for which Arena Owner controls ticketing, Arena Owner shall implement the Planet Protection Contribution for all Sold Tickets to all other such events in the Arena (“Non-Basketball Events”).

3.1 Implementation of the Planet Protection Contribution will be subject to all applicable law and NBA Rules and Regulations.

3.2 The Planet Protection Contribution will be implemented in compliance with applicable law and NBA Rules and Regulations as they may change from time to time, and the extent to which the Planet Protection Contribution is implemented and the form and manner thereof, shall be determined by Company in its sole discretion and in consideration of patron and guest feedback, other similar programs (if any), and Company’s targeted net-zero emissions goals.

3.3 The Planet Protection Contribution will apply to all Sold Tickets only. “Sold Tickets” means all tickets issued for Games and Non-Basketball Events except for complimentary tickets, any donation tickets, any trade tickets, any wholesale or discounted tickets, any resale tickets in the secondary ticketing market, any other ticket to Games or Non-Basketball Events where Company earns no revenue, or for tickets to any suite in the Arena. For the avoidance of doubt, the Planet Protection Contribution will not apply to, and Company will not collect any fund for the Planet Protection Contribution, tickets that are not Sold Tickets.

3.4 The Parties will, in the Roadmap SOW, mutually agree on the uses of the Planet Protection Contribution with the understanding that Aspiration hereby covenants that for [***] earned via the Planet Protection Contribution, Aspiration will plant or cause to be planted at least one (1) tree through its Reforestation Program. The Parties will provide for an accounting and tracking methodology for the use of the Planet Protection Funds in the Roadmap SOW.

3.5 Company will remit to Aspiration all Planet Protection Contributions collected by the Company thirty (30) days after the end of each quarter (i.e. each September 30th, December 31st, March 31st and June 30th) along with a detailed statement of all amounts collected as Planet Protection Contributions during such quarter (the “Planet Protection Contribution Revenue”). Such statements will be certified by Company as true and complete in all respects.

3.6 For the avoidance of doubt, the failure by Company to apply and collect a Planet Protection Contribution for Games and Non-Basketball Events, when permissible under applicable law and NBA Rules and Regulations and to the extent the Planet Contributions is implemented as set forth in Section 3.2, shall be deemed a breach of the Agreement. Likewise, failure of Company to remit to Aspiration the Planet Protection Contribution Revenue pursuant Section 3.5 shall be deemed a breach of the Agreement. Notwithstanding the provisions of this Section 3.6, Company is not responsible for any payment to Aspiration for purchasers of Sold Tickets who opt out of the Plant Protection Contribution, and such opt-outs will not create liability on the part of Company. It will not be deemed a breach under the Agreement should charging consumers for the Plant Protection Contribution be deemed to be or become prohibited by applicable law or the NBA Rules and Regulations, and in such instance Company will have no liability to Aspiration.

4. Description of Services: During the Term of this SOW, Aspiration will provide the following services (“Services”) to Company.

4.1 Planning Work. The Parties will, beginning on the Effective Date, undertake the following initial work to identify the nature and extent of the Arena’s carbon footprint and its unmitigated GHG emissions (the “Planning Work”).

4.1.1 Aspiration will, with assistance from Company and its consultants, Collect GHG emissions data for the Company for Scopes 1, 2 and 3 as those terms are defined by the Environmental Protection Agency, and create a carbon footprint for the Company. The Parties acknowledge and agree that Company is already undertaking certain Scope 1 and Scope 2 mitigation measures in conjunction with the construction of the Arena, and all Planning Work and Implementation of the Roadwork SOW will exclude and not duplicate such measures unless expressly approved by Company.

4.1.2 Develop a mutually agreed upon GHG footprint aligned with the GHG Protocol Corporate Standard.

4.1.3 Set sustainability targets aligned with major climate initiatives (e.g., Science Based Target initiative, RE100) which are selected by Company after consultation with Aspiration.

4.1.4 Mutually create a planned current and future carbon footprint reduction plan to reach a net-negative impact (the “Target Plan”). The Target Plan will identify emissions reduction measures and programs as well as an implementation plan for such measures and programs. The Parties acknowledge and agree that Company’s target is net-zero or net-negative impact, but that Company will review the full scope of emissions reduction measures and programs and select the most appropriate measures to meet its goals.

4.1.5 Utilizing the Target Plan, develop a mutually agreed upon strategic roadmap to achieve Company’s emission reduction targets, which will be memorialized in an SOW to the Agreement (the “Roadmap SOW”). The Roadmap SOW will address the Scope 1, Scope 2 and Scope 3 categories that will be identified by the Target Plan, the roles and responsibilities of the Parties to implement the Target Plan, the funding for all Implementation, and other relevant matters.

4.2 Implementation. Following execution of and in accordance with the Roadmap SOW, the Parties will begin implementation of the Target Plan (“Implementation”) in accordance with the roles and responsibilities identified in the Roadmap SOW, in order to achieve Company’s climate goals in the most cost effective manner. The Implementation will include, but not be limited to, Aspiration securing carbon offsets in favor of Company to address Company’s identified Scope 3 categories via qualified climate projects such as Aspiration’s proprietary reforestation program. The Implementation may change from time to time at the direction of Company after consultation with Aspiration.

4.2.1 Following execution of the Roadmap SOW, the Parties will meet no less frequently than quarterly to discuss and agree upon the Implementation of the Target Plan, including addressing specific targets, initiatives and measures including those recommended and developed by Aspiration.

4.2.2 The Parties understand and acknowledge that targets, initiatives and measures used for Implementation of the Target Plan may change during the Term based on changing standards, requirements and initiatives. The Parties will, therefore, meet at least once annually to discuss the Implementation and the Target Plan, and modify the Roadmap SOW as needed to address such changing standard, requirements, and initiatives.

5. Cooperation. Company understands and agrees that the delivery of Services is reliant on Company’s cooperation, providing information in a timely manner and adhering to the Target Plan and Implementation.

[Signatures immediately follow.]

IN WITNESS WHEREOF, the Parties have executed this SOW to be effective as of the Effective Date regardless of the actual date of execution and delivery.

AGREED AND ACCEPTED	AGREED AND ACCEPTED

ASPIRATION SUSTAINABILITY	MURPHY’S BOWL LLC
IMPACT SERVICES, LLC

By: ____________________	By: ____________________

Its: Authorized Signatory	Its: Authorized Signatory

AGREED AND ACCEPTED

LA CLIPPERS LLC

By: ____________________

Its: Authorized Signatory